CERTIFICATE OF INCORPORATION
                                       OF
                       ADELPHIA COMMUNICATIONS CORPORATION

         FIRST:   The name of the corporation is Adelphia Communications
Corporation.

         SECOND: The address of the corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent. The name of its registered agent at such address is the Prentice-Hall Corporation System, Inc.

         THIRD:   The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The aggregate number of shares of capital stock which the Corporation shall have the authority to issue shall be 230,000,000 shares which shall be classified into three classes as follows:

         5,000,000 shares of Preferred Stock, $.01 par value per share (the "Preferred Stock");

         200,000,000 shares of Class A Common Stock, par value $.01 per share;
and

         25,000,000 shares of Class B Common Stock, par value $.01 per share.

The Class A Common Stock and the Class B Common Stock are sometimes together referred to as the "Common Stock."

         A description of each class of shares and a statement of the designations and the powers, preferences, and rights and the qualifications, limitation, or restrictions thereof and of the authority vested in the Board of Directors to establish series of the Preferred Stock and to fix the variations in the relative rights and preferences as between the series of such class are as follows:

         1.       The Preferred Stock.

         The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations and the powers, preferences and rights of the shares of each such series and the qualifications, limitations, or restrictions thereof.

         The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

         (a) The number of shares constituting that series and the distinctive designation of that series;

         (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

         (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

         (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

         (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

         (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

         (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

         (h) Any other relative rights, preferences and limitations of that series.

         Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the Common Stock with respect to the same dividend period.

         If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

         2.       The Common Stock.

         a.       Voting Rights

                  (i) The holders of Class A Common Stock shall be entitled by class vote, exclusive of all other stockholders, to elect one director of the entire Board of Directors of the Corporation at any annual meeting of the stockholders for the election of directors. If during the interval between annual meetings of stockholders for the election of directors, the number of directors who have been elected by the holders of Class A Common Stock shall, by reason of resignation, death, disqualification or removal, be reduced, the vacancy or vacancies in the directors so created may be filled by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected by the remaining directors then in office to fill any vacancy in the directorship designated by the holders of Class A Common Stock may be removed from office, with or without cause, by vote of the holders of or majority of the shares of Class A Common Stock voting as a class.

                  (ii) Except as provided in Sub-paragraph (i) above, each holder of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held by such stockholder in the election of directors and on all other matters presented to the stockholders, and each holder of Class B Common Stock shall be entitled to ten votes for each share of Class B Common Stock held by such stockholder in the election of directors and on all other matters presented to stockholders. The stockholders of the Corporation shall not be entitled to cumulate their votes in any election of the directors of the Corporation.

                  (iii) Except as provided in Sub-paragraph (i) above, the holders of Class A Common Stock and Class B Common Stock (and any series or class of Preferred Stock, if such series or class of Preferred Stock shall be entitled to vote as a single class with the Common Stock, pursuant to the designations, powers, preferences, privileges and rights of such class or series) shall vote together as a single class, except as otherwise required by the General Corporation Law of Delaware, provided further, however, that the number of authorized shares of Class A Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, voting as a single class.

         b.       Conversion Rights

                  (i) Subject to and upon compliance with the provisions of this Paragraph b, Class B Common Stock shall be convertible into fully paid and nonassessable Class A Common Stock on the basis of one share of Class A Common Stock for each share of Class B Common Stock surrendered for conversion. Any holder of Class B Common Stock may, at the option of such holder, at any time during normal business hours and from time to time convert any or all shares of Class B Common Stock held by such holder into an equal number of shares of Class A Common Stock by delivering to the principal executive offices of the Corporation or any transfer agent for the Class A Common Stock (i) the certificate or certificates representing the share or shares of Class B Common Stock to be converted, duly endorsed, (ii) written notice to the Corporation stating that such holder elects to convert such share or shares and stating the name and addresses in which each certificate for the shares of Class A Common Stock issued upon such conversion is to be issued, (iii) and any transfer tax stamps or funds therefore required to be paid in connection with the transfer.

                  (ii) Conversion shall be deemed to have been effected at the close of business on the date of the surrender of the certificate or certificates representing shares of Class B Common Stock in the manner described above and such date is referred to herein as the "Conversion Date." On the Conversion Date or as promptly thereafter as practicable, the Corporation or its transfer agent shall issue and deliver to the holder of the shares of Class B Common Stock surrendered for conversion a certificate for the number of full shares of Class A Common Stock issuable upon the conversion or transfer of such shares of Class B Common Stock. The person in whose name the certificate is to be issued shall be deemed to have become a holder of record of the shares of Class A Common Stock on the Conversion Date. The Corporation hereby reserves and shall at all times reserve and keep available, out of its authorized and unissued Class A Common Stock, for the purposes of effecting conversions, such number of duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock, provided, that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion by delivery of purchased shares of Class A Common Stock which are held in the treasury of the Corporation. The Corporation covenants that if any Class A Common Stock required to be reserved for purposes of the conversion hereunder require registration with or approval of any governmental authority under any federal or state law before such Class A Common Stock may be issued upon conversion, the Corporation will cause such shares to be duly registered or approval, as the case may be. The Corporation covenants that all Class A Common Stock which shall be issued upon conversion of the Class B Common Stock will, upon issue, be fully paid and nonassessable and not subject to any preemptive rights.

                  (iii) No adjustments in respect to dividends shall be made upon the conversion of any share of Class B Common Stock, provided, however, that if a share shall be converted subsequent to the record date for the payment of a dividend or other distribution on Class B Common Stock but prior to such payment, the registered holder of such share at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such share on the date set for payment of such dividend or other distribution notwithstanding the conversion thereof hereunder or the Corporation's default in payment of the dividend due on such date.

         c.       Dividends

                  (i) After there shall have been paid or declared and set apart for payment full cumulative dividends for all past dividend periods and the then current dividend period on any class or series of Preferred Stock as provided for in the terms and provisions of any such class or series of Preferred Stock (with any interest required to be paid thereon), and after there shall have been set apart a sum or sums sufficient to provide for all past and then current sinking fund installments for the Preferred Stock as provided in the terms and provisions, if any, of any class or series of any Preferred Stock (with any interest required to be paid thereon), then out of any funds lawfully available therefor dividends may be paid upon the Common Stock and upon any class of shares ranking as to dividends or distribution of assets subordinate to the Preferred Stock if, when and as declared by the Board of Directors in its discretion, and shares of any outstanding class of share of the Corporation ranking as to dividends or distribution of assets subordinate to the Preferred Stock may be purchased, acquired, redeemed or otherwise retired by the Corporation.

                  (ii) Except as hereinafter in this Paragraph c provided and except with respect to a "stock dividend" as hereinafter defined, no dividend may be declared or paid in cash on Class B Common Stock unless concurrently therewith a dividend in the amount per share of one hundred five percent (105%) of the amount per share of the dividend declared and paid in cash on the Class B Common Stock is declared and paid on the Class A Common Stock; and no dividend may be declared or paid in property on either class of Common Stock unless concurrently therewith a dividend of the same value per share is declared and paid on the other class of Common Stock. If at any time a dividend is to be paid in Class A Common Stock or Class B Common Stock (a "stock dividend"), such stock dividend may be declared and paid only as follows: (i) so long as no share of Class A Common Stock has been issued and is outstanding, shares of Class A Common Stock may be paid to holders of Class B Common stock and (ii) if shares of both Class A Common Stock and Class B Common Stock are issued and outstanding, shares of Class A Common Stock may be paid only to holders of Class A Common Stock and shares of Class B Common Stock may be paid only to holders of Class B Common Stock, and whenever a stock dividend is paid, the same number of shares of stock shall be paid in respect of each outstanding share of Class A Common Stock and each outstanding share of Class B Common Stock.

         d. Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, or any reduction of its capital, resulting in a distribution of its assets to its stockholders, whether voluntary or involuntary, after there shall have been paid or set apart for the holders of the Preferred Stock the full preferential amount to which they are respectively entitled pursuant to the terms and provisions of all outstanding series and classes of Preferred Stock, there shall be paid to holders of shares of Class A Common Stock the sum of $1.00 per share and the amount of all unpaid declared dividends thereon before any sums shall be paid or any assets distributed among the holders of shares of Class B Common Stock (and if the assets of the Corporation shall be insufficient to pay the holders of shares of Class A Common Stock the full amount thus distributable, then such assets shall be distributed ratably among the holders of the shares of Class A Common Stock); then and thereafter there shall be paid to the holders of shares of Class B Common Stock the sum of $1.00 per share and the amount of all unpaid declared dividends thereon (and if the assets of the Corporation shall be insufficient to pay to holders of shares of Class B Common Stock the full amount thus distributable, then the entire remaining assets of the Corporation shall be distributed ratably among the holders of the shares of Class B Common Stock); and after the foregoing payments to the holders of the shares of Class A Common Stock and the shares of Class B Common Stock, then the remaining funds shall be distributed among and paid to the holders of the shares of Class A Common Stock and the shares of Class B Common Stock, share and share alike, and in proportion to their holdings.

         e. Change in Class. Neither the shares of Class A Common Stock nor the shares of Class B Common Stock may be subdivided, consolidated, reclassified or otherwise changed unless concurrently the shares of the other class of Common Stock is subdivided, consolidated, reclassified or otherwise changed in the same proportion and the same manner.

         f. General. Except as above provided, each share of Class A Common Stock and each share of Class B Common Stock shall be identical and have the same powers, preferences, rights, qualifications, limitations and restrictions and rank equally, share ratably and be identical in all respects as to all matters.

         FIFTH:   The name and mailing address of the incorporator is Daniel R.
Milliard, 5 West Third Street, Coudersport, Pennsylvania 16915.

         SIXTH:   The Corporation shall have perpetual existence.

         SEVENTH: The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal by-laws of the Corporation, but the stockholders may adopt additional by-laws and may amend or repeal any by-law whether adopted by them or otherwise.

         EIGHTH: Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the Corporation.

         NINTH: Any director or the entire board of directors may be removed, with or without cause, by the requisite vote of the shares then entitled to vote upon such removal.

         TENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director for any act or omission occurring on or after July 1, 1986; provided, however, that the foregoing shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware , or
(d) for any transaction from which the director derived an improper personal benefit.

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                    AND RELATIVE, PARTICIPATING, OPTIONAL AND
                        OTHER SPECIAL RIGHTS OF PREFERRED
                      STOCK AND QUALIFICATIONS, LIMITATIONS
                            AND RESTRICTIONS THEREOF

                                       OF

              13% SERIES A CUMULATIVE EXCHANGEABLE PREFERRED STOCK

                                       AND

              13% SERIES B CUMULATIVE EXCHANGEABLE PREFERRED STOCK

                                       OF

                       ADELPHIA COMMUNICATIONS CORPORATION

                            -------------------------

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                            -------------------------

                  ADELPHIA COMMUNICATIONS CORPORATION (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, certifies that pursuant to the authority contained in its Certificate of Incorporation, as amended (the "Certificate of Incorporation") and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the 1997 Debt Offering Committee of the Board of Directors of the Corporation by unanimous written consent dated July 2, 1997 duly approved and adopted the following resolution which resolution remains in full force and effect on the date hereof:

                  RESOLVED, that pursuant to the authority vested in the 1997 Debt Offering Committee of the Board of Directors on June 22, 1997 and pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation, the 1997 Debt Offering Committee of the Board of Directors does hereby designate, create, authorize and provide for the issue of 13% Series A Cumulative Exchangeable Preferred Stock (the "Series A Exchangeable Preferred Stock"), par value $.01 per share, with a liquidation preference of $100.00 per share, consisting of 1,500,000 shares and 13% Series B Cumulative Exchangeable Preferred Stock, par value $.01 per share, with a liquidation preference of $100.00 per share, consisting of 1,500,000 shares (the "Series B Exchangeable Preferred Stock" and together with the Series A Exchangeable Preferred Stock, the "Exchangeable Preferred Stock"), no shares of either of such series having heretofore been issued by the Corporation, possessing the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

                  1.       Certain Definitions.

                  Unless the context otherwise requires, the terms defined in this Section 1 shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural):

                  "Affiliate" means a Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Corporation, (ii) which beneficially owns or holds 10% or more of any class of the voting Capital Stock of the Corporation, or (iii) of which 10% or more of the voting Capital Stock is beneficially owned or held by the Corporation, a Restricted Subsidiary or an Unrestricted Subsidiary of the Corporation. Without a limitation, an Affiliate also includes any director or executive officer of the Corporation. As used herein, "Affiliate" shall not include a Restricted Subsidiary.

                  "Aggregate Excess Restricted Investments" means for any fiscal quarter the aggregate of Excess Restricted Investments with respect to the Restricted Investments in all of the Unrestricted Subsidiaries and Affiliates of the Corporation.

                  "Annualized Pro Forma EBITDA" means, with respect to any Person, (i) such Person's Pro Forma EBITDA for the latest fiscal quarter multiplied by four, minus (ii) in the case of the Corporation only, the Corporation's Aggregate Excess Restricted Investments for such fiscal quarter.

                  "Applicable Redemption Price" means a price per share equal to the following redemption prices (expressed as a percentage of the Liquidation Preference thereof) during the twelve-month periods commencing on July 15 of the years indicated:

                 2002........................................      106.500%
                 2003........................................      105.417%
                 2004........................................      104.333%
                 2005........................................      103.250%
                 2006........................................      102.167%
                 2007........................................      101.083%
                 2008 and thereafter.........................      100.000%

in each case, together with accrued and unpaid dividends and Liquidated Damages, if any thereon to the Redemption Date; provided, that the Applicable Redemption Price with respect to any redemption by the Corporation under Section 4(c) below shall be the redemption price specified in Section 4(c) below.

                  "Asset Sale" means the sale, transfer or other disposition (other than to the Corporation or any of its Restricted Subsidiaries) in any single transaction or series of related transactions of (a) any Capital Stock of or other equity interest in any Restricted Subsidiary, (b) all or substantially all of the assets of the Corporation or of any Restricted Subsidiary or (c) all or substantially all of the assets of a Corporation system or part thereof serving at least 5,000 basic subscribers, a division, line of business or comparable business segment of the Corporation or any Restricted Subsidiary.

                  "Board of Directors" means the Board of Directors of the Corporation or any committee authorized to act therefor.

                  "Business Day" means a day other than a Saturday or a Sunday or any federal of New York holiday.

                  "Capital Stock" means, with respect to any Person, any and all shares or other equivalents (however designated) of corporate stock, partnership interests or any other participation, right or other interest in the nature of any equity interest in such Person or any option, warrant or other security convertible into any of the foregoing.

                  "Capital Stock Sale Proceeds" means the aggregate net sale proceeds (including the fair market value of property, other than cash, as determined by an independent appraisal firm) received by the Corporation from the issue or sale (other than to a Subsidiary) by the Corporation of any class of its Capital Stock on or after January 1, 1993 (including Capital Stock of the Corporation issued after January 1, 1993 upon conversion of or in exchange for other securities of the Corporation but excluding the Exchangeable Preferred Stock).

                  "Capitalized Lease Obligations" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

                  "Certificate of Designations" means this certificate of Designations, Preferences and Relative, Participating, Optional and other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of the 13% Series A Cumulative Exchangeable Preferred Stock and the 13% Series B Cumulative Exchangeable Preferred Stock of Adelphia Communications Corporation

                  "Change of Control" means such time as (i) (a) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Rigas Family and its Affiliates, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power required to elect or designate for election a majority of the Corporation's Board of Directors and attaching to the then outstanding voting Capital Stock of the Corporation and (b) the Rigas Family, together with its Affiliates, is not at such time the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power required to elect or designate for election a majority of the Corporation's Board of Directors and attaching to the then outstanding voting Capital Stock of the Corporation, or (ii) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Corporation's Board of Directors (together with any new directors whose election by the Corporation's Board of Directors or whose nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved or approved by the Rigas Family and its Affiliates at a time when they had the right or ability by voting right, contract or otherwise to elect or designate for election a majority of the Corporation's Board of Directors) cease for any reason to constitute a majority of the directors then in office.

                  "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Decline.

                  "Class A Common Stock" means the Corporation's Class A Common Stock, $.01 par value per share.

                  "Class B Common Stock" means the Corporation's Class B Common Stock, $.01 par value per share.

                  "Common Equity" means the Class A Common Stock and the Class B Common Stock and any other stock of the Corporation, howsoever designated, authorized after the date of this Certificate of Designations, that has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

                  "Common Stock" means the Class A Common Stock and the Class B Common Stock.

                  "Corporation" means the party named as such in the first paragraph of this Certificate of Designations.

                  "Consolidated Fixed Charge Ratio" means, for any Person, for any period, the ratio of (i) Annualized Pro Forma EBITDA to (ii) Consolidated Interest Expense for such period multiplied by four.

                  "Consolidated Interest Expense" means, for any Person, for any period, the amount of interest in respect of Indebtedness (including amortization of original issue discount, amortization of debt issuance costs, and non-cash interest payments on any Indebtedness and the interest portion of any deferred payment obligation and after taking into account the effect of elections made under any Interest Rate Agreement, however denominated, with respect to such Indebtedness), the amount of Redeemable Dividends and the interest component of rentals in respect of any Capitalized Lease Obligation paid, accrued or scheduled to be paid or accrued by such Person during such period, determined on a consolidated basis in accordance with GAAP. For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP consistently applied.

                  "Convertible Preferred Stock" means the 100,000 shares of Series C Cumulative Convertible Preferred Stock purchased by certain Affiliates of the Rigas Family and a Subsidiary of the FPL Group, Inc., each share of which is convertible into 117.9245 shares of Class A Common Stock of the Corporation.

                  "Cumulative Credit" means the sum of (i) Capital Stock Sale Proceeds plus (ii) cumulative EBITDA of the Corporation from and after January 1, 1993 to the end of the fiscal quarter immediately preceding the date of a proposed Restricted Payment, or, if such cumulative EBITDA for such period is negative, minus the amount by which such cumulative EBITDA is less than zero.

                  "Cumulative Interest Expense" means the aggregate amount of Consolidated Interest Expense paid, accrued or scheduled to be paid or accrued by the Corporation from January 1, 1993 to the end of the fiscal quarter immediately preceding a proposed Restricted Payment, determined on a consolidated basis in accordance with GAAP.

                  "Dividend Payment Date" has the meaning set forth in Section 2(a) below.

                  "Dividend Period" means (i) with respect to the Series A Exchangeable Preferred Stock, the period from, and including, the Initial Issue Date to, but not including, the first Dividend Payment Date and thereafter, each period from, and including, the preceding Dividend Payment Date to, but not including the next Dividend Payment Date and (ii) with respect to the Series B Exchangeable Preferred Stock, the period from, and including, the date such Series B Exchangeable Preferred Stock is first issued by the Corporation to, but not including, the first Dividend Payment Date following such issuance and thereafter, each period from, and including, the preceding Dividend Payment Date to, but not including the next Dividend Payment Date.

                  "EBITDA" means, for any Person, for any period, an amount equal to (A) the sum of (i) consolidated net income for such period (exclusive of any gain or loss realized in such period upon an Asset Sale), plus (ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing consolidated net income and any provision for taxes utilized in computing net loss under clause (i) hereof, plus (iii) Consolidated Interest Expense for such period, plus (iv) depreciation for such period on a consolidated basis, plus (v) amortization of intangibles for such period on a consolidated basis, plus (vi) any other non-cash items reducing consolidated net income for such period, minus (B) all non-cash items increasing consolidated net income for such period, all for such Person and its Subsidiaries determined in accordance with GAAP consistently applied, except that with respect to the Corporation, each of the foregoing items shall be determined on a consolidated basis with respect to the Corporation and its Restricted Subsidiaries only.

                  "Excess Restricted Investment" means, with respect to any particular Unrestricted Subsidiary or Affiliate of the Corporation for a fiscal quarter, the lesser of the amounts described in the following clauses (i) and
(ii), or if such amounts are equal, such amount: (i) the aggregate amount of any Restricted Investments (other than the Initial Investment) made by the Corporation or any Restricted Subsidiary with respect to such Unrestricted Subsidiary or Affiliate and during the twelve-month period ending on the last day of such fiscal quarter; (ii) cash income received during such quarter by the Corporation with respect to its Restricted Investments in such Unrestricted Subsidiary or Affiliate multiplied by four; and provided that cash income from a particular Restricted Investment shall be included only (x) if cash income has been received by the Corporation with respect to such Restricted Investment during each of the previous two fiscal quarters, or (y) if the cash income derived from such Restricted Investment is attributable to Allowable Securities.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Date" has the meaning set forth in Section 5(b) below.

                  "Exchange Debentures" means the Corporation's 13% Series A Senior Subordinated Exchange Debentures due 2009 and the Corporation's 13% Series B Senior Subordinated Exchange Debentures due 2009, both issuable in exchange for the Corporation's Exchangeable Preferred Stock.

                  "Exchange Indenture" means that certain indenture under which the Exchange Debentures would be issued and which shall be substantially in the form attached as Annex A hereto.

                  "Exchange Offer" means the Exchange Offer as defined in the Registration Rights Agreement.

                  "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

                  "Holder" means the Person in whose name Exchangeable Preferred Stock is registered on the Transfer Agent's books.

                  "Indebtedness" means (without duplication), with respect to any Person, any indebtedness, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute subscriber advance payments and deposits, accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included, (i) any Capitalized Lease Obligations, (ii) obligations secured by a lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed, (iii) guaranties of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor), (iv) in the case of the Corporation, Preferred Stock of its Restricted Subsidiaries and (v) obligations of any such Person under any Interest Rate Agreement applicable to any of the foregoing. Notwithstanding the foregoing, Indebtedness shall not include any interest or accrued interest until due and payable.

                  "Initial Investment" means the Restricted Investment in a Person made by the Corporation or a Restricted Subsidiary that first results in such Person becoming an Unrestricted Subsidiary or Affiliate of the Corporation, except that in the case of Olympus, "Initial Investment" shall mean any Restricted Investment made in Olympus since February 22, 1994, but only to the extent that such Restricted Investment when aggregated with the other Restricted Investments made in Olympus since such date does not exceed $25,000,000.

                  "Initial Issue Date" means the date that shares of Exchangeable Preferred Stock are first issued by the Corporation.

                  "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

                  "Junior Securities" means the Common Stock and any other class or series of stock of the Corporation ranking junior to the Exchangeable Preferred Stock in respect of the right to receive dividends and in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the Corporation.

                  "Leverage Ratio" is defined as the ratio of (i) the outstanding Indebtedness of a Person and its Subsidiaries (or in the case of the Corporation, its Restricted Subsidiaries) divided by (ii) the Annualized Pro Forma EBITDA of such Person.

                  "Liquidated Damages" has the meaning assigned to it in the Registration Rights Agreement.

                  "Liquidation Preference" means $100.00 per share of Exchangeable Preferred Stock.

                  "Mandatory Redemption Date" has the meaning set forth in
Section 4(a) below.

                  "Officer" means the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary or any Assistant Secretary of the Corporation.

                  "Officers' Certificate" means a certificate signed on behalf of the Corporation by two officers of the Corporation, one of whom must be the Chief Executive Officer, the Chief Financial Officer, the Treasurer or the principal accounting officer of the Corporation that meets the requirements of
Section 10 hereof.

                  "Olympus" means Olympus Communications, L.P., a Delaware limited partnership.

                  "Parity Securities" means the Convertible Preferred Stock and any other class or series of stock of the Corporation authorized after the Initial Issue Date that is entitled to receive payment of dividends and to receive distributions upon liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the Exchangeable Preferred Stock.

                  "Permitted Investments" means, for any Person, Restricted Investments made on or after February 22, 1994 consisting of (i) advances for less than one year issued in the ordinary course of business for working capital purposes or for the purchase of property, plant and equipment in an amount not to exceed $5,000,000 in the aggregate outstanding, (ii) with respect to a Restricted Investment in Olympus, $25,000,000 plus the aggregate amount of cash income received by the Corporation from Olympus, minus the aggregate amount of all Restricted Investments made since February 22, 1994 with respect to Olympus,
(iii) $20,000,000 plus the cash proceeds from the sale or redemption of, or income from, any Restricted Investments made on or after January 1, 1993, minus the aggregate amount of all Restricted Investments (excluding Restricted Investments made with respect to Olympus) since January 1, 1993, (iv) non-cash Restricted Investments made with the non-cash proceeds from the sale or redemption of, or income from, any Restricted Investments, or (v) an amount which, at the time of such Restricted Investment, does not exceed the amount of Restricted Payments that could then be made by the Corporation and its Restricted Subsidiaries under Section 8(a); provided further that no Restricted Investments may be made under (ii), (iii), (iv) or (v) unless pro forma for such Restricted Investment the Corporation could incur $1 of debt under the first paragraph of Section 8(b).

                  "Permitted Refinancing Indebtedness" means any renewals, extensions, substitutions, refinancings or replacements of any Indebtedness, including any successive extensions, renewals, substitutions, refinancings or replacements so long as (i) the aggregate amount of Indebtedness represented thereby is not increased by such renewal, extension, substitution, refinancing or replacement, (ii) in the case of Indebtedness of the Corporation, the average life and the date such Indebtedness is scheduled to mature is not shortened and
(iii) in the case of Indebtedness of the Corporation, the new Indebtedness shall not be senior in right of payment to the Indebtedness that is being extended, renewed, substituted, refinanced or replaced.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

                  "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

                  "Pro Forma EBITDA" means for any Person, for any period, the EBITDA of such Person, as determined on a consolidated basis in accordance with GAAP consistently applied after giving effect to the following: (i) if, during or after such period, such Person or any of its Subsidiaries shall have made any Asset Sale, Pro Forma EBITDA of such Person and its Subsidiaries for such period shall be reduced by an amount equal to the Pro Forma EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for the period or increased by an amount equal to the Pro Forma EBITDA (if negative) directly attributable thereto for such period and (ii) if, during or after such period, such Person or any of its Subsidiaries completes an acquisition of any Person or business which immediately after such acquisition is a Subsidiary of such Person or whose assets are held directly by such Person or a Subsidiary of such Person, Pro Forma EBITDA shall be computed so as to give pro forma effect to the acquisition of such Person or business; and provided further that with respect to the Corporation, all of the foregoing references to "Subsidiary" or "Subsidiaries" shall be deemed to refer only to a "Restricted Subsidiary" or "Restricted Subsidiaries" of the Corporation.

                  "Rating Date" means the date which is 90 days prior to the earlier of (i) a Change of Control and (ii) public notice of the occurrence of a Change of Control or of the intention of the Corporation to effect a Change of Control.

                  "Rating Decline" means the occurrence of the following on, or within 90 days after, the date of public notice of the occurrence of a Change of Control or of the intention by the Corporation to effect a Change of Control (which period shall be extended so long as the rating of the Exchangeable Preferred Stock is under publicly announced consideration for possible downgrade by Moody's or Standard & Poor's Corporation): (a) in the event the Exchangeable Preferred Stock is rated by either Moody's or Standard & Poor's on the Rating Date as investment grade Preferred Stock, the rating of the Exchangeable Preferred Stock by both Moody's and Standard & Poor's shall be below investment grade Preferred Stock; or (b) in the event the Exchangeable Preferred Stock is rated below investment grade Preferred Stock by both Moody's and Standard & Poor's on the Rating Date, the rating of the Exchangeable Preferred Stock by either Moody's or Standard & Poor's shall be decreased by one or more gradations (including gradations within rating categories as well as between rating categories).

                  "Record Date" has the meaning set forth in Section 2(a) below.

                  "Redeemable Dividend" means, for any dividend with regard to Redeemable Stock, the quotient of the dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Redeemable Stock.

                  "Redeemable Stock" means with respect to any Person, any Capital Stock that by its terms or otherwise is required to be redeemed or is redeemable at the option of the holder at any time prior to July 15, 2009.

                  "Redemption Date" has the meaning set forth in Section 4(e) below.

                  "Registration Rights Agreement" means the Exchangeable Preferred Stock Registration Rights Agreement, dated as of July 7, 1997, by and among the Corporation, the Initial Purchasers (as defined in such Registration Rights Agreement) and Highland Holdings, which shall be substantially in the form attached hereto as Annex B.

                  "Restricted Investment" means any advance, loan, account receivable (other than an account receivable arising in the ordinary course of business), or other extension of credit (excluding, however, accrued and unpaid interest in respect of any advance, loan or other extension of credit) or any capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others, or otherwise), any purchase or ownership of any stocks, bonds, notes, debentures or other securities (including, without limitation, any interests in any partnership or joint venture) of, or any bank accounts with or guarantee of any Indebtedness or other obligations of, any Unrestricted Subsidiary or Affiliate of the Corporation.

                  "Restricted Payment" means (i) any dividend or distribution (whether made in cash, property or securities), on or with respect to any Junior Securities of the Corporation, or (ii) any redemption, repurchase, retirement or other direct or indirect acquisition of (a) Junior Securities, or (b) any warrants, rights or options to directly or indirectly purchase or acquire any such Junior Securities or any securities exchangeable for or convertible into any such Junior Securities, other than options issued or shares purchased or granted under the Corporation's Stock Option Plan of 1986 or the Corporation's Restricted Stock Bonus Plan, from any employee of the Corporation or any of its Subsidiaries who, together with any Person that, directly or indirectly, controls (other than by virtue of being directly or indirectly the employer of such employee), is controlled by or is under common control with such employee, owns less than 1% of the outstanding Capital Stock of the Corporation, except for the purchase, redemption, retirement or other acquisition of any shares of its Junior Securities by exchange for, or out of the proceeds of the substantially concurrent sale of, other shares of its Junior Securities other than any Junior Securities which, by their terms (or by the terms of any security into which they are convertible or for which they are exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to July 15, 2009.

                  "Restricted Subsidiary" means (a) any Subsidiary of the Corporation, whether existing on or after the date of this Certificate of Designations, unless such Subsidiary is an Unrestricted Subsidiary or shall have been classified as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors of the Corporation and (b) an Unrestricted Subsidiary which is reclassified as a Restricted Subsidiary by a resolution adopted by the Board of Directors of the Corporation, provided that on and after the date of such reclassification such Unrestricted Subsidiary shall not incur Indebtedness other than that permitted to be incurred by a Restricted Subsidiary under the provisions of this Certificate of Designations.

                  "Rigas Family" means collectively John J. Rigas and members of his immediate family, any of their respective spouses, estates, lineal descendants, heirs, executors, personal representatives, administrators, trusts for any of their benefit and charitable foundations to which shares of the Corporation's Capital Stock beneficially owned by any of the foregoing have been transferred.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Senior Securities" means any class or series of stock of the Corporation authorized after the Initial Issue Date ranking senior to the Exchangeable Preferred Stock in respect of the right to receive dividends and in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the Corporation.

                  "Subsidiary" of any specified Person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or (ii) in the case of a partnership, joint venture, association or other business entity, with respect to which such Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

                  "Transfer Agent" means American Stock Transfer and Trust Co. or any other entity designated from time to time by the Corporation to act as the registrar and transfer agent for the Exchangeable Preferred Stock.

                  "Transfer Restricted Security" has the meaning set forth in the Registration Rights Agreement.

                  "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

                  "Unrestricted Subsidiary" means (a) any Subsidiary of an Unrestricted Subsidiary, (b) any Subsidiary of the Corporation which is classified after the date of this Certificate of Designations as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors of the Corporation and (c) any subsidiary which as of the date of this Certificate of Designations has been declared an Unrestricted Subsidiary by a resolution adopted by the Board of Directors of the Corporation (such Unrestricted Subsidiaries being Hyperion Telecommunications, Inc., Global Cablevision, Inc., Orchard Park Cablevision, Inc. and Global Acquisition Partners, L.P. on the date hereof); provided that a Subsidiary organized or acquired after the date of this Certificate of Designations may be so classified as an Unrestricted Subsidiary only if immediately after the date of such classification, any investment by the Corporation and its Restricted Subsidiaries in any such Subsidiary made at the time of the organization or acquisition of such Subsidiary would be a Restricted Investment permissible under this Certificate of Designations. The Transfer Agent shall be given prompt notice by the Corporation of each resolution adopted by its Board of Directors under this provision, together with a copy of each such resolution adopted.

                  "Voting Rights Triggering Event" has the meaning set forth in
Section 6(b) below.

                  "Voting Stock" means with respect to any specified Person, Capital Stock with voting power, under ordinary circumstances and without regard to the occurrence of any contingency, to elect the directors or other managers or trustees of such Person.

                  2.       Dividends.

                  (a) The Holders of the Exchangeable Preferred Stock will be entitled to receive, when, as and if dividends are declared by the Board of Directors out of funds of the Corporation legally available therefor, cumulative preferential dividends from the issue date of the applicable series of Exchangeable Preferred Stock accruing at the rate per share of $13.00 per annum, payable semi-annually in arrears on January 15 and July 15 in each year or, if any such date is not a Business Day, on the next succeeding Business Day (each, a "Dividend Payment Date"), to the Holders of record as of the next preceding January 1 and July 1 (each, a "Record Date"). Dividends will be payable in cash. The first dividend payment will be payable on January 15, 1998. Dividends payable on the Exchangeable Preferred Stock will be computed on the basis of a 360-day year of twelve 30-day months and will be deemed to accrue on a daily basis.

                  (b) Dividends on the Exchangeable Preferred Stock will accrue whether or not the Corporation has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends will accumulate to the extent they are not paid on the Dividend Payment Date for the period to which they relate. Accumulated unpaid dividends will bear interest at the rate of 13% per annum. The Corporation will take all actions required or permitted under Delaware law (including, but not limited to, conducting a fair market appraisal of its assets) to permit the payment of dividends on the Exchangeable Preferred Stock.

                  (c) No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding Exchangeable Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid upon, or declared and a sufficient sum set apart for the payment of such dividends upon, all outstanding shares of Exchangeable Preferred Stock. If dividends on the Exchangeable Preferred Stock with respect to any dividend period are not paid in full, the Exchangeable Preferred Stock will share any partial dividends paid on Parity Securities on a pro rata basis. Unless full cumulative dividends on all outstanding shares of Exchangeable Preferred Stock due for all past dividend periods shall have been declared and paid, or declared and a sufficient sum for the payment thereof set apart, then: (i) no dividend (other than a dividend payable solely in shares of Junior Securities) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Junior Securities; (ii) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any shares of Junior Securities; (iii) no shares of Junior Securities shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange for shares of other Junior Securities) by the Corporation or any of its Subsidiaries; and (iv) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Junior Securities by the Corporation or any of its Subsidiaries. Holders of the Exchangeable Preferred Stock will not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described.

                  3.       Distributions Upon Liquidation, Dissolution or
Winding Up.

                  Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, each Holder of the Exchangeable Preferred Stock will be entitled to payment out of the assets of the Corporation available for distribution of an amount equal to the Liquidation Preference per share of Exchangeable Preferred Stock held by such Holder, plus accrued and unpaid dividends and Liquidated Damages, if any, to the date fixed for liquidation, dissolution, or winding up, before any distribution is made on any Junior Securities, including, without limitation, any Common Equity of the Corporation. If, upon any voluntary or involuntary liquidation, dissolution of winding-up of the Corporation, the amounts payable with respect to the Exchangeable Preferred Stock and all other Parity Securities are not paid in full, the holders of the Exchangeable Preferred Stock and all Parity Securities will share equally and ratably in any distribution of assets of the Corporation. After payment in full of the Liquidation Preference and all accrued dividends and Liquidated Damages, if any, to which Holders of Exchangeable Preferred Stock are entitled, such Holders will not be entitled to any further participation in any distribution of assets of the Corporation. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more corporations will be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, unless such sale, conveyance, exchange or transfer shall be in connection with a liquidation, dissolution or winding up of the business of the Corporation.

                  4.       Redemption by the Corporation.

                  (a) On July 15, 2009 (the "Mandatory Redemption Date"), the Corporation shall redeem (subject to the legal availability of funds therefor) all outstanding shares of Exchangeable Preferred Stock at a price in cash equal to the Liquidation Preference thereof, plus accrued and unpaid dividends and Liquidated Damages, if any, to the date of redemption.

                  (b) Except as set forth in paragraph (c) below, the Exchangeable Preferred Stock may not be redeemed at the option of the Corporation on or prior to July 15, 2002. The Exchangeable Preferred Stock may be redeemed, in whole or in part, at the option of the Corporation on or after July 15, 2002 at the Applicable Redemption Price.

                  (c) In addition, prior to July 15, 2000 the Corporation may, at its option, redeem up to 33% of the aggregate of (i) the Liquidation Preference of the Exchangeable Preferred Stock issued less the Liquidation Preference of Exchangeable Preferred Stock exchanged for Exchange Debentures and
(ii) the principal amount of Exchange Debentures issued, with the net proceeds of one or more common equity offerings received on or after the date of original issuance of the Exchangeable Preferred Stock at a redemption price of 113% of the Liquidation Preference or principal amount, as the case may be, plus accumulated and unpaid dividends and Liquidated Damages, if any, in the case of Exchangeable Preferred Stock and accrued and unpaid interest and Liquidated Damages, if any, in the case of Exchange Debentures; provided, that after any such redemption, at least 67% of the aggregate of (i) the Liquidation Preference of the Exchangeable Preferred Stock issued less the Liquidation Preference of Exchangeable Preferred Stock exchanged for Exchange Debentures and (ii) the principal amount of Exchange Debentures issued remain outstanding; and provided further, that any such redemption shall occur within 75 days of the date of closing of such offerings of common equity of the Corporation.

                  (d) In case of redemption of less than all of the shares of Exchangeable Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata or by lot as determined by the Corporation in its sole discretion.

                  (e) Notice of any redemption shall be sent by or on behalf of the Corporation not more than 60 days nor less than 30 days prior to the date specified for redemption in such notice (including the Mandatory Redemption Date, the "Redemption Date"), by first class mail, postage prepaid, to all Holders of record of the Exchangeable Preferred Stock at their respective last addresses as they shall appear on the books of the Corporation; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Exchangeable Preferred Stock except as to the Holder to whom the Corporation has failed to give notice or except as to the Holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Exchangeable Preferred Stock may be listed or admitted to trading, such notice shall state: (i) whether such redemption is being made pursuant to the optional or the mandatory redemption provisions hereof; (ii) the Redemption Date; (iii) the Applicable Redemption Price; (iv) the number of shares of Exchangeable Preferred to be redeemed and, if less than all shares held by such Holder are to be redeemed, the number of such shares to be redeemed; (v) the place or places where certificates for such shares are to be surrendered for payment of the Applicable Redemption Price, including any procedures applicable to redemptions to be accomplished through book-entry transfers; and (vi) that dividends on the shares to be redeemed will cease to accrue on the Redemption Date. Upon the mailing of any such notice of redemption, the Corporation shall become obligated to redeem at the time of redemption specified therein all shares called for redemption.

                  (f) If notice has been mailed in accordance with Section 4(e) above and, provided that on or before the Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the Holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, dividends on the shares of the Exchangeable Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Exchangeable Preferred Stock, and all rights of the Holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Applicable Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the Applicable Redemption Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the Holder thereof.

                  (g) Any funds deposited with a bank or trust company for the purpose of redeeming Exchangeable Preferred Stock shall be irrevocable except that:

                           (i) the Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the Holders of any shares redeemed shall have no claim to such interest or other earnings; and

                           (ii) any balance of monies so deposited by the Corporation and unclaimed by the Holders of the Exchangeable Preferred Stock entitled thereto at the expiration of two years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the Holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

                  (h) No Exchangeable Preferred Stock may be redeemed except with funds legally available for the purpose. The Corporation will take all actions required or permitted under Delaware law (including, but not limited to, conducting a fair market appraisal of its assets) to permit the redemption of the Exchangeable Preferred Stock.

                  (i) Notwithstanding the foregoing provisions of this Section 4, unless the full cumulative dividends on all outstanding shares of Exchangeable Preferred Stock shall have been paid or contemporaneously are declared and paid for all past dividend periods, none of the shares of Exchangeable Preferred Stock shall be redeemed unless all outstanding shares of Exchangeable Preferred Stock are simultaneously redeemed.

                  (j) All shares of Exchangeable Preferred Stock redeemed pursuant to this Section 4 shall be restored to the status of authorized and unissued shares of Preferred Stock, without designation as to series and may thereafter be reissued as shares of any series of preferred stock but not as shares of Exchangeable Preferred Stock.

                  5.       Exchange.

                  (a) The Corporation may, at its option on any Dividend Payment Date, exchange, in whole or in part, on a pro rata basis, the then-outstanding shares of Exchangeable Preferred Stock for Exchange Debentures; provided that immediately after giving effect to any partial exchange, there shall be outstanding Exchangeable Preferred Stock with an aggregate Liquidation Preference of not less than $75.0 million and not less than $75.0 million in aggregate principal amount of Exchange Debentures; and, provided further, that
(i) on the date of such exchange there are no accumulated and unpaid dividends or Liquidated Damages on the Exchangeable Preferred Stock (including the dividend payable on such date) or other contractual impediments to such exchange; (ii) immediately after giving effect to such exchange, no Default or Event of Default (each as defined in the Exchange Indenture) would exist under the Exchange Indenture, or any other material instrument governing Indebtedness outstanding at the time of such exchange; (iii) the Exchange Indenture has been qualified under the Trust Indenture Act, if such qualification is required at the time of exchange; and (iv) the Corporation shall have delivered a written opinion to the trustee under the Exchange Indenture to the effect that all conditions to be satisfied prior to such exchange have been satisfied.

                  (b) The Exchange Debentures shall be issuable in all appropriate denominations. Notice of the intention to exchange will be sent by or on behalf of the Corporation not more than 60 days nor less than 30 days prior to the date fixed for exchange (the "Exchange Date"), by first class mail, postage prepaid, to each Holder of record of Exchangeable Preferred Stock at its registered address; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the exchange of any shares of Exchangeable Preferred Stock except as to the Holder to whom the Corporation has failed to give notice or except as to the Holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Exchangeable Preferred Stock may be listed or admitted to trading, such notice will state: (i) the Exchange Date; (ii) the place or places where certificates for such shares are to be surrendered for exchange, including any procedures applicable to exchanges to be accomplished through book-entry transfers; and (iii) that dividends and Liquidated Damages on the Exchangeable Preferred Stock to be exchanged will cease to accrue on the Exchange Date. Prior to giving the notice of intention to exchange, the Corporation shall execute and deliver with a bank or trust company, with capital, surplus and undivided profits of not less than $100,000,000, selected by the Corporation, and qualify under the Trust Indenture Act, the Exchange Indenture with such changes as would not adversely affect any of the voting powers, preferences and relative, participating, optional and other special rights of any holders of Exchangeable Preferred Stock as may be required by law or usage.

                  (c) A Holder delivering Exchangeable Preferred Stock for exchange will not be required to pay any taxes or duties in respect of the issue or delivery of Exchange Debentures on exchange but will be required to pay any tax or duty that may be payable in respect of any transfer involved in the issue or delivery of the Exchange Debentures in a name other than that of the Holder of the Exchangeable Preferred Stock. Certificates representing Exchange Debentures will not be issued or delivered unless all taxes and duties, if any, payable by the Holder have been paid.

                  (d) If notice of any exchange has been properly given, and if on or before the Exchange Date the Exchange Debentures have been duly executed and authenticated and an amount in cash equal to all accrued and unpaid dividends thereon to the Exchange Date has been deposited with the Transfer Agent, then on or after the close of business on the Exchange Date, Exchangeable Preferred to be exchanged will no longer be deemed to be outstanding and may thereafter be issued in the same manner as the other authorized but unissued preferred stock, but not as Exchangeable Preferred Stock, and all rights of the Holders thereof as stockholders of the Corporation will cease, except the right of the Holders to receive upon surrender of their certificates the Exchange Debentures and all accrued and unpaid dividends and Liquidated Damages, if any, thereon to the Exchange Date.

                  (e) As a condition to the exercise of the exchange rights described in this Section 5, the Corporation shall deliver an opinion to the Trustee as to the due authorization, execution, delivery and enforceability of both the Exchange Debentures and the Exchange Indenture.

                  6.       Voting Rights.

                  (a) The Holders of record of shares of Exchangeable Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this Section 6 or as otherwise provided by law.

                  (b)      If and upon:

                           (i) the accumulation of accrued and unpaid dividends on the outstanding Exchangeable Preferred Stock in an amount equal to three (3) full semi-annual dividends (whether or not consecutive);

                           (ii) the failure of the Corporation to satisfy any mandatory redemption or repurchase obligation (including, without limitation, pursuant to any required Change of Control Offer) with respect to the Exchangeable Preferred Stock;

                           (iii) the failure of the Corporation to make a Change of Control Offer on the terms and in accordance with the provisions described below in Section 7 hereof;

                           (iv) the failure of the Corporation to comply with any of the other covenants or agreements set forth in this Certificate of Designations and the continuance of such failure for 60 consecutive days or more after written notice by the Transfer Agent or Holders of 25% or more of the aggregate Liquidation Preference of the Exchangeable Preferred Stock; or

                           (v) the failure of the Corporation to pay when due principal, interest or premium aggregating $10,000,000 or more with respect to any Indebtedness of the Corporation or any Restricted Subsidiary in the principal amount of $100,000,000 or more or the acceleration of any such Indebtedness which default shall not be cured or waived, or such acceleration shall not be rescinded or annulled, within ten days after written notice by the Transfer Agent or Holders of 25% or more of the aggregate Liquidation Preference of the Exchangeable Preferred Stock (each of the events described in clauses 6(b)(i) through (v) being referred to herein as a "Voting Rights Triggering Event").

then the authorized number of members of the Corporation's Board of Directors will be immediately and automatically increased by two, and the Holders of a majority of the outstanding shares of Exchangeable Preferred Stock, voting as a separate class, shall be entitled to elect two directors of the Corporation.

                  (c) Whenever such voting right shall have vested, such right may be exercised initially either at a special meeting of the Holders of Exchangeable Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such annual meetings or by the written consent of the Holders of Exchangeable Preferred Stock. Such right of the Holders of Exchangeable Preferred Stock to elect directors may be exercised until (i) all dividends in arrears shall have been paid in full and (ii) all other Voting Rights Triggering Events have been cured or waived, at which time the right of the Holders of Exchangeable Preferred Stock to elect such number of directors shall cease, the term of such directors previously elected shall thereupon terminate, and the authorized number of directors of the Corporation shall thereupon return to the number of authorized directors otherwise in effect, but subject always to the same provisions for the renewal and divestment of such special voting rights in the case of any such future Voting Rights Triggering Event.

                  (d) At any time when such voting right shall have vested in the Holders of Exchangeable Preferred Stock and if such right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of Holders of record of 10% or more of the shares of Exchangeable Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of Holders of Exchangeable Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the Holders of record of 10% of the shares of Exchangeable Preferred Stock then outstanding may designate in writing a Holder of Exchangeable Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the place for holding annual meetings of the Corporation or, if none, at a place designated by such Holder. Any Holder of Exchangeable Preferred Stock that would be entitled to vote at such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this Section. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called if any such request is received less than 90 days before the date fixed for the next ensuing annual or special meeting of stockholders.

                  (e) If a director so elected by the Holders of Exchangeable Preferred Stock shall cease to serve as a director before his term shall expire, the Holders of Exchangeable Preferred Stock then outstanding may, at a special meeting of the Holders called as provided above, elect a successor to hold office for the unexpired term of the director whose place shall be vacant.

                  (f) Subject to the provisions in Section 6(h) below, the Corporation shall not, without the affirmative vote or consent of the Holders of a majority of the then outstanding shares of Exchangeable Preferred Stock (with shares held by the Corporation not being considered to be outstanding for this purpose) amend or otherwise alter its Certificate of Incorporation (including this Certificate of Designations) in any manner that adversely affects the rights of Holders of Exchangeable Preferred Stock.

                  (g) Without the consent of each Holder affected, an amendment or waiver may not (with respect to any shares of Exchangeable Preferred Stock held by a non-consenting Holder):

                           (i) alter the voting rights with respect to the Exchangeable Preferred Stock or reduce the number of shares of Exchangeable Preferred Stock whose Holders must consent to an amendment, supplement or waiver;

                           (ii) reduce the Liquidation Preference of or change the Mandatory Redemption Date of any share of Exchangeable Preferred Stock or alter the provisions with respect to the redemption of the Exchangeable Preferred Stock;

                           (iii)    reduce the rate of or change the time for
payment  of dividends on any share of Exchangeable Preferred Stock;

                           (iv)     waive a default or event of default in the
payment  of dividends on the Exchangeable Preferred Stock;

                           (v)      make any share of Exchangeable Preferred
Stock payable in any form other than that stated in this Certificate of Designations;

                           (vi) make any change in the provisions of this Certificate of Designations relating to waivers of the rights of Holders of Exchangeable Preferred Stock to receive the Liquidation Preference or dividends on the Exchangeable Preferred Stock;

                           (vii) waive a redemption payment with respect to any share of Exchangeable Preferred Stock; or

                           (viii) make any change in the foregoing amendment and waiver provisions.

                  (h) The Corporation may not, without the consent of the Holders of at least a majority of the then outstanding shares of Exchangeable Preferred Stock, authorize, create (by way of reclassification or otherwise) or issue any class or series of Parity Securities (other than Convertible Preferred Stock) or any obligation or security convertible or exchangeable into or evidencing a right to purchase, shares of any class or series of Parity Securities (provided, that no such consent with respect to the issuance of Parity Securities shall be required unless such Parity Securities mature or have a mandatory redemption date prior to July 15, 2009) and the Corporation may not, without the consent of the Holders of at least two-thirds of the then outstanding shares of Exchangeable Preferred Stock, authorize, create (by way of reclassification or otherwise) or issue any class or series of Senior Securities or any obligation or security convertible or exchangeable into or evidencing a right to purchase, shares of any class or series of Senior Securities.

                  (i) The Corporation in its sole discretion may without the vote or consent of any Holders of the Exchangeable Preferred Stock amend this Certificate of Designations:

                           (i)      to cure any ambiguity, defect or
         inconsistency;

                           (ii) to provide for uncertificated Exchangeable Preferred Stock in addition to or in place of certificated Exchangeable Preferred Stock;

                           (iii) to make any change that would provide any additional rights or benefits to the Holders of the Exchangeable Preferred Stock or that does not materially and adversely affect the legal rights or benefits under this Certificate of Designations of any such Holder;

                           (iv) in the event, and to the extent, that the Exchange Offer is not permissible under applicable law or SEC policy, to redesignate the unissued shares of Series B Exchangeable Preferred Stock as any series of preferred stock other than Exchangeable Preferred Stock; or

                           (v) upon consummation of the Exchange Offer, to redesignate any shares of Series A Exchangeable Preferred Stock acquired by the Corporation in the Exchange Offer as any series of preferred stock other than Exchangeable Preferred Stock.

                  7.       Change of Control Offer.

                  (a) Within 50 days of (i) the proposed occurrence of a Change of Control or (ii) the occurrence of a Change of Control Triggering Event, the Corporation shall notify the Holders in writing of such proposed occurrence or occurrence, as the case may be, and shall make an offer to purchase (the "Change of Control Offer") the shares of Exchangeable Preferred Stock at a purchase price equal to 100% of the aggregate Liquidation Preference thereof plus any accrued and unpaid dividends and Liquidated Damages thereon to the Change of Control Payment Date (as hereinafter defined) (the "Change of Control Purchase Price") in accordance with the procedures set forth in this Section 7.

                  (b) Within 50 days of (i) the proposed occurrence of a Change of Control or (ii) the occurrence of a Change of Control Triggering Event, the Corporation also shall (a) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (b) send by first-class mail, postage prepaid, to each Holder, at his address appearing in the register of the Exchangeable Preferred Stock maintained by the registrar, a notice stating:

                           (i) that the Change of Control Offer is being made pursuant to this covenant and that all Exchangeable Preferred Stock tendered will be accepted for payment, provide that a Change of Control Triggering Event has occurred and otherwise subject to the terms and conditions set forth herein;

                           (ii) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 50 days from the date such notice is mailed and no later than 15 days after the date of the corresponding Change of Control Triggering Event) (the "Change of Control Payment Date");

                           (iii) that any Exchangeable Preferred Stock not tendered will continue to accrue dividends;

                           (iv) that, unless the Corporation defaults in the payment of the Change of Control Purchase Price, any Exchangeable Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accrue dividends after the Change of Control Payment Date;

                           (v) that Holders accepting the offer to have their Exchangeable Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender the Exchangeable Preferred Stock to the paying agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

                           (vi) that Holders will be entitled to withdraw their acceptance if the paying agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the Liquidation Preference of the Exchangeable Preferred Stock delivered for purchase, and a statement that such Holder is withdrawing his election to have such Exchangeable Preferred Stock purchased;

                           (vii) that Holders whose Exchangeable Preferred Stock is being purchased only in part will be issued new Exchangeable Preferred Stock certificates equal in Liquidation Preference to the unpurchased portion of the Exchangeable Preferred Stock surrendered; and

                           (viii) any other procedures that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance.

                  Notwithstanding any other provision of this Section 7, in the case of a notice of a Change of Control Offer that is being furnished by the Corporation with respect to a proposed Change of Control that has not yet actually occurred, the Corporation may specify in such notice that Holders of the Exchangeable Preferred Stock shall be required to notify the Corporation, by a date not earlier than the date (the "Proposed Change of Control Response Date") which is 30 days from the date of such notice, as to whether such Holders will tender their Exchangeable Preferred Stock for payment pursuant to the Change of Control Offer and to notify the Corporation of the Liquidation Preference of such Exchangeable Preferred Stock to be so tendered (with the failure of any holder to so notify the Corporation within such 30-day period to be deemed an election of such Holder not to accept such Change of Control Offer). In such event, the Corporation shall have the option, to be exercised by a subsequent written notice to be sent, no later than 15 days after the Proposed Change of Control Response Date, to the same Persons to whom the original notice of the Change of Control Offer was sent, to cancel or otherwise effect the termination of the proposed Change of Control and to rescind the related Change of Control Offer, in which case the then outstanding Change of Control Offer shall be deemed to be null and void and of no further effect.

                  On the Change of Control Payment Date, the Corporation shall
(a) accept for payment Exchangeable Preferred Stock or portions thereof tendered pursuant to the Change of Control Offer, (b) deposit with the paying agent money sufficient to pay the purchase price of all Exchangeable Preferred Stock or portions thereof so tendered and (c) deliver or cause to be delivered to the Transfer Agent Exchangeable Preferred Stock so accepted together with an Officers' Certificate stating the Exchangeable Preferred Stock or portions thereof tendered to the Corporation. The paying agent shall promptly mail to each holder of Exchangeable Preferred Stock so accepted payment in an amount equal to the purchase price for such Exchangeable Preferred Stock, and the Transfer Agent shall promptly authenticate and mail to such holder new Exchangeable Preferred Stock certificates equal in Liquidation Preference to any unpurchased portion of the Exchangeable Preferred Stock surrendered.

                  There shall be no purchase of any Exchangeable Preferred Stock pursuant to this covenant if there has occurred (prior to, on or after, as the case may be, the tender of such Exchangeable Preferred Stock pursuant to the Change of Control Offer, by the Holders of such Exchangeable Preferred Stock) and is continuing a Voting Rights Triggering Event. The paying agent will promptly return to the respective Holders thereof any Exchangeable Preferred Stock (a) the tender of which has been withdrawn in compliance with this certificate or (b) held by it during the continuance of a Voting Rights Triggering Event (other than any such event arising from a default in the payment of the Change of Control Purchase Price with respect to such Exchangeable Preferred Stock).

                  In the event that the Corporation is required to make a Change of Control Offer, the Corporation will comply with all applicable tender offer rules including Rule 14e-1 under the Exchange Act, to the extent applicable.

                  8.       Certain Covenants.

                  (a) Restricted Payments. So long as any of the shares of Exchangeable Preferred Stock remain outstanding, the Corporation shall not make, and shall not permit any Restricted Subsidiary to make, any Restricted Payment if (a) at the time of such proposed Restricted Payment, a Voting Rights Triggering Event shall have occurred and be continuing or shall occur as a consequence of such Restricted Payment, or (b) immediately after giving effect to any such Restricted Payment, the aggregate of all Restricted Payments which shall have been made on or after January 1, 1993 (the amount of any Restricted Payment, if other than cash, to be based upon fair market value as determined in good faith by the Corporation's Board of Directors whose determination shall be conclusive) would exceed an amount equal to the greater of (i) the sum of $5,000,000 or (ii) the difference between (a) the Cumulative Credit and (b) the sum of the aggregate amount of all Restricted Payments, and all Permitted Investments made pursuant to clause (v) of the definition of "Permitted Investments," made on or after January 1, 1993 plus 1.2 times Cumulative Interest Expense.

                  (b) Limitation on Indebtedness. The Corporation shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume or become liable for, contingently or otherwise (collectively an "incurrence"), any Indebtedness (other than Exchange Debentures issued under the Exchange Indenture) unless, after giving effect to such incurrence on a pro forma basis, Indebtedness of the Corporation and its Restricted Subsidiaries, on a consolidated basis, shall not be more than the product of the Annualized Pro Forma EBITDA for the latest fiscal quarter preceding such incurrence for which financial statements are available, multiplied by 8.75.

                  Notwithstanding the above, this provision will not limit the incurrence of Indebtedness which is incurred by the Corporation or its Restricted Subsidiaries for working capital purposes or capital expenditures with respect to plant, property and equipment of the Corporation and its Restricted Subsidiaries in an aggregate amount not to exceed $50,000,000. Further, this provision will not limit Permitted Refinancing Indebtedness, subject to the provisions of Section 8(a).

                  (c) Merger and Consolidation. The Corporation may not consolidate with, merge with or into, or transfer all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions), to any Person unless: (i) the Corporation shall be the continuing Person, or the Person (if other than the Corporation) formed by such consolidation or into which the Corporation is merged or to which the properties and assets of the Corporation are transferred shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and the Exchangeable Preferred Stock shall be converted into or exchanged for and shall become shares of such successor, transferee or resulting Person, having in respect of such successor, transferee or resulting Person the same powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon, that the Exchangeable Preferred Stock had immediately prior to such transaction; (ii) immediately before and immediately after giving effect to such transaction, no Voting Rights Triggering Event shall have occurred and be continuing; and (iii) immediately after giving effect to such transaction on a pro forma basis for the most recent quarter, the pro forma Consolidated Fixed Charge Ratio of the surviving entity shall be at least 1:1; provided that, if the Consolidated Fixed Charge Ratio of the Corporation for the most recent quarter preceding such transaction is within the range set forth in Column A below, then the pro forma Consolidated Fixed Charge Ratio of the surviving entity after giving effect to such transaction shall be at least equal to the greater of the percentage of the Consolidated Fixed Charge Ratio of the Corporation for the most recent quarter preceding such transaction set forth in Column B or the ratio set forth in Column C below:

                 A                             B                         C
         1.1111:1 to 1.4999:1                 90%                      1.00:1
 --------------------------------------
          1.5 and higher                      80%                      1.35:1

and provided, further, that if the pro forma Consolidated Fixed Charge Ratio of the surviving entity is 2:1 or more, the calculation in the preceding proviso shall be inapplicable and such transaction shall be deemed to have complied with the requirements of such proviso.

                  In connection with any consolidation, merger or transfer contemplated by this provision, the Corporation shall deliver, or cause to be delivered, to the Transfer Agent, in form and substance reasonably satisfactory to the Transfer Agent, an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer comply with this provision and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

                  (d) Transactions with Affiliates. The Corporation shall not, and shall not permit any Restricted Subsidiary to, engage in any transaction with any Affiliate upon terms which would be any less favorable than those obtainable by the Corporation or a Restricted Subsidiary in a comparable arm's-length transaction with a person which is not an affiliate. The Corporation will not, and will not permit any Restricted Subsidiary to, engage in any transaction (or series of related transactions) involving in the aggregate $1,000,000 or more with any Affiliate, except for (i) the making of any Restricted Payment, (ii) any transaction or series of transactions between the Corporation and one or more of its Restricted Subsidiaries or between two or more of its Restricted Subsidiaries (provided, that no more than 5% of the equity interest in any of its Restricted Subsidiaries is owned by an Affiliate), and (iii) the payment of compensation (including, without limitation, amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of the Corporation or any of its Restricted Subsidiaries, so long as the Board of Directors of the Corporation in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation or fees to be fair consideration therefor; and provided further that for any Asset Sale, or a sale, transfer or other disposition (other than to the Corporation or any of its Restricted Subsidiaries) of an interest in a Restricted Investment, involving an amount greater than $25,000,000, such Asset Sale or transfer of interest in a Restricted Investment is for fair value as determined by an opinion of a nationally recognized investment banking firm filed with the Transfer Agent. Notwithstanding the foregoing, nothing prohibits any such transaction which is determined by the independent members of the Board of Directors of the Corporation, in their reasonable, good faith judgment (as evidenced by a Board Resolution filed with the Transfer Agent) to be (a) in the best interests of the Corporation or such Restricted Subsidiary, and (b) upon terms which would be obtainable by the Corporation or a Restricted Subsidiary in a comparable arm's-length transaction with a Person which is not an Affiliate.

                  (e) Limitation on Investment in Affiliates and Unrestricted Subsidiaries. After the date of this Certificate of Designations, the Corporation may not, nor will the Corporation allow any Restricted Subsidiary to, make a Restricted Investment other than by way of Permitted Investments unless pro forma for such Restricted Investment the Leverage Ratio of the Corporation does not exceed 7.75:1.

                  (f) Reports to Holders. The Corporation will send to the Transfer Agent and Holders, within 15 days after the filing thereof with the SEC, copies of its annual reports on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K; provided, however, that notwithstanding any event which results in the Corporation being relieved of its obligation to file information, document and reports with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act, the Corporation shall nevertheless continue, so long as any Exchangeable Preferred Stock remains outstanding and unpaid, (i) to file with the SEC (at such time as it would be required to file such reports under the Exchange Act), and to send to the Transfer Agent and Holders (within 15 days thereafter), quarterly and annual reports and information, documents and other reports substantially equivalent to those it would have been obligated to file if it had remained subject to such sections of the Exchange Act, and (ii) so long as the Exchangeable Preferred Stock has not been registered pursuant to the Registration Rights Agreement, upon the request of a Holder, to provide information required to be delivered under Rule 144A(d)(4) under the Securities Act to such Holder and its prospective purchasers designated by such Holder.

                  (g) Conflicts with By-laws. If any provisions of the Corporation's By-laws conflict in any way with this Certificate of Designations, the Corporation shall, so long as any of the shares of Exchangeable Preferred Stock are outstanding, take all necessary actions to amend such By-laws and thereby resolve the conflict.

                  (h) Compliance Certificate. The Corporation shall deliver to the Transfer Agent on or before 105 days after the end of its fiscal year and on or before 50 days after the end of its second fiscal quarter in each year an Officers' Certificate stating whether or not the signers know of any Voting Rights Triggering Event. If they do know of such a Voting Rights Triggering Event, the certificate shall describe such Voting Rights Triggering Event and the efforts to remedy or obtain a waiver of the same. The certificate must comply with Section 10 hereof.

                  9.       Payment.

                  (a) All amounts payable with respect to the Exchangeable Preferred Stock shall be payable in United States dollars at the office or agency of the Corporation maintained for such purpose within the City and State of New York or, at the option of the Corporation, payment of dividends may be made by check mailed to the Holders of the Exchangeable Preferred Stock at their respective addresses set forth in the register of Holders of Exchangeable Preferred Stock maintained by the Transfer Agent, provided that all payments with respect to the Global Shares (as defined below in Section 14) and shares of Exchangeable Preferred Stock the Holders of which hold at least 10 shares and have given wire transfer instructions to the Corporation will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Unless otherwise designated by the Corporation, the Corporation's office or agency in New York shall be the office of the paying agent maintained for such purpose.

                  (b) Any payment on the Exchangeable Preferred Stock due on any day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such due date.

                  (c) The Corporation has initially appointed the Transfer Agent to act as the paying agent. The Corporation may at any time terminate the appointment of any paying agent and appoint additional or other paying agents, provided that until the Exchangeable Preferred Stock has been delivered to the Corporation for cancellation, or moneys sufficient to pay the Liquidation Preference and accrued dividends and Liquidated Damages on the Exchangeable Preferred Stock have been made available for payment and either paid or returned to the Corporation as provided in this Certificate of Designations, it shall maintain an office or agency in the Borough of Manhattan, The City of New York for surrender of Exchangeable Preferred Stock.

                  (d) Dividends payable on the Exchangeable Preferred Stock on any redemption date or repurchase date that is a Dividend Payment Date will be paid to the Holders of record as of the immediately preceding Record Date.

                  (e) All moneys deposited with any paying agent or then held by the Corporation in trust for the payment of the Liquidation Preference and dividends and Liquidated Damages on any shares of Exchangeable Preferred Stock which remain unclaimed at the end of two years after such payment has become due and payable will be repaid to the Corporation, and the Holder of such shares of Exchangeable Preferred Stock will thereafter look only to Corporation for payment thereof.

                  10.      Officers' Certificate.

                  Each Officers' Certificate provided for in this Certificate of Designations shall include:

                  (a) a statement that the officer making such certificate has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;

                  (c) a statement that, in the opinion of such officer, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (d) a statement as to whether or not, in the opinion of such officer, such condition or covenant has been satisfied.

                  11.      Exclusion of Other Rights.

                  Except as may otherwise be required by law, the shares of Exchangeable Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designations (as such Certificate of Designations may be amended from time to time) and in the Certificate of Incorporation. The shares of Exchangeable Preferred Stock shall have no preemptive or subscription rights.

                  12.      Headings of Subdivisions.

                  The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

                  13.      Severability of Provisions.

                  If any voting powers, preferences and relative, participating, optional and other special rights of the Exchangeable Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Exchangeable Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Exchangeable Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Exchangeable Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Exchangeable Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

                  14.      Form of Securities.

                  (a) The Exchangeable Preferred Stock shall initially be issued in the form of one or more Global Preferred Shares (the "Global Shares"), unless a holder requests initial issuance and delivery of Certificated Securities as described in Section 14(d) below. The Global Shares shall be deposited on the Initial Issue Date with, or on behalf of, The Depository Trust Company (the "Depository") and registered in the name of Cede & Co., as nominee of the Depository (such nominee being referred to as the "Global Share Holder").

                  (b) So long as the Global Share Holder is the registered owner of any Exchangeable Preferred Stock, the Global Share Holder will be considered the sole Holder under this Certificate of Designations of any shares of Exchangeable Preferred Stock evidenced by the Global Shares. Beneficial owners of shares of Exchangeable Preferred Stock evidenced by the Global Shares shall not be considered the owners or Holders thereof under this Certificate of Designations for any purpose. The Corporation shall not have any responsibility or liability for any aspect of the records of the Depository relating to the Exchangeable Preferred Stock.

                  (c) Payments in respect of the Liquidation Preference, dividends on any Exchangeable Preferred Stock registered in the name of the Global Share Holder on the applicable record date shall be payable by the Corporation to or at the direction of the Global Share Holder in its capacity as the registered Holder under this Certificate of Designations. The Corporation may treat the persons in whose names shares of Exchangeable Preferred Stock, including the Global Shares, are registered as the owners thereof for the purpose of receiving such payments. The Corporation does not have nor will it have any responsibility or liability for the payments of such amounts to beneficial holders of Exchangeable Preferred Stock.

                  (d) Any person having a beneficial interest in a Global Share may, upon request to the Corporation, exchange such beneficial interest for Exchangeable Preferred Stock in the form of registered definitive certificates ("Certificated Securities"). Upon any such issuance, the Corporation shall register such Certificated Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). If (i) the Corporation notifies the Holders in writing that the Depository is no longer willing or able to act as a depository and the Corporation is unable to locate a qualified successor within 90 days or (ii) the Corporation, at its option, notifies the Holders in writing that it elects to cause the issuance of Exchangeable Preferred Stock in the form of Certificated Securities, then, upon surrender by the Global Share Holder of its Global Shares, Exchangeable Preferred Stock in such form will be issued to each person that the Global Share Holder and the Depository identify as being the beneficial owner of the related Exchangeable Preferred Stock.

                  15.      Legends.

                  (a) Except as permitted by the following paragraphs (b) and
(c), each share certificate evidencing the Global Shares and Certificated Securities (and all securities issued in exchange therefor or substitution thereof) shall bear legends in substantially the following form:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (4) TO INSTITUTIONAL ACCREDITED INVESTORS IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS

                  (b) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by the Global Shares) pursuant to Rule 144 under the Securities Act ("Rule 144") or pursuant to an effective registration statement under the Securities Act:
                           (i) in the case of any Transfer Restricted Security that is a Certificated Security, the registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Certificated Security that does not bear the legend set forth in (a) above and rescind any restriction on the transfer of such Transfer Restricted Security upon receipt of a certification from the transferring Holder that such transfer is being made pursuant to Rule 144, and;

                           (ii) in the case of any Transfer Restricted Security represented by the Global Shares, such Transfer Restricted Security shall not be required to bear the legend set forth in (a) above; provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by the Global Shares for a Certificated Security that does not bear the legend set forth in
         (a) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the registrar that such request is being made pursuant to Rule 144.

                  (c) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by the Global Shares) in reliance on any exemption from the registration requirements of the Securities Act (other than exemptions pursuant to Rule 144A or Rule 144 under the Securities Act) in which the Holder or the transferee provides an opinion of counsel to the Corporation and the registrar in form and substance reasonably acceptable to the Corporation and the registrar (which opinion of counsel shall also state that the transfer restrictions contained in the legend are no longer applicable):

                           (i) in the case of any Transfer Restricted Security that is a Certificated Security, the registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Certificated Security that does not bear the legend set forth in (a) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                           (ii) in the case of any Transfer Restricted Security represented by the Global Shares, such Transfer Restricted Security shall not be required to bear the legend set forth in (a) above.

                  (d) Notwithstanding the foregoing, upon consummation of the Exchange Offer in accordance with the Registration Rights Agreement, the Corporation shall issue Series B Exchangeable Preferred Stock in exchange for Series A Exchangeable Preferred Stock accepted for exchange in the Exchange Offer, which Series B Exchangeable Preferred Stock shall not bear the legend set forth in (a) above, and the Transfer Agent shall rescind any restriction on the transfer of such Series B Exchangeable Preferred Stock, in each case unless the Holder of such Series A Exchangeable Preferred Stock is either (i) a broker-dealer, (ii) a Person participating in the distribution of the Series A Exchangeable Preferred Stock or (iii) a Person who is an affiliate (as defined in Rule 144A) of the Corporation.

                  IN WITNESS WHEREOF, the Corporation has caused this certificate to be duly executed by Timothy J. Rigas, Executive Vice President and Chief Financial Officer, and attested by Colin Higgin, its Assistant Secretary, this 2nd day of July, 1997.

ADELPHIA COMMUNICATIONS CORPORATION




By: /s/ Timothy J. Rigas
Timothy J. Rigas
Executive Vice President and Chief Financial Officer


ATTEST:




By:  /s/ Colin Higgin
      Colin Higgin
      Assistant Secretary

                                     ANNEX A

                               EXCHANGE INDENTURE

                                     ANNEX B

                          REGISTRATION RIGHTS AGREEMENT

                                     Annex A








                       ADELPHIA COMMUNICATIONS CORPORATION



              13% Senior Subordinated Exchange Debentures Due 2009



                                    INDENTURE



                           Dated as of _________, ____



                         BANK OF MONTREAL TRUST COMPANY,
                                     Trustee

                                     - vi -


                              CROSS-REFERENCE TABLE

TIA                                                                                              Indenture
SectionSection

310(a)(1).............................................................................................7.10
         (a)(2).......................................................................................7.10
         (a)(3).......................................................................................N.A.
         (a)(4).......................................................................................N.A.
         (b)...............................................................................7.08;7.10;12.02
         (b)(1).......................................................................................7.10
         (b)(9).......................................................................................7.10
         (c)..........................................................................................N.A.
311(a)   7.11
         (b)..........................................................................................7.11
         (c)..........................................................................................N.A.
312(a)   2.05
         (b).........................................................................................12.03
         (c).........................................................................................12.03
313(a)   7.06
         (b)(1).......................................................................................7.06
         (b)(2).......................................................................................7.06
         (c)...................................................................................7.06, 12.02
         (d)..........................................................................................7.06
314(a)   4.02;12.02
         (b)..........................................................................................N.A.
         (c)(1)................................................................................12.04;12.05
         (c)(2)................................................................................12.04;12.05
         (c)(3).......................................................................................N.A.
         (d)..........................................................................................N.A.
         (e).........................................................................................12.05
         (f)..........................................................................................N.A.
315(a)   7.01;7.02
         (b)....................................................................................7.05;12.02
         (c)..........................................................................................7.01
         (d)................................................................................6.05;7.01;7.02
         (e)..........................................................................................6.11
316(a) (last sentence)...............................................................................12.06
         (a)(1)(A)....................................................................................6.05
         (a)(1)(B)....................................................................................6.04
         (a)(2).......................................................................................8.02
         (b)..........................................................................................6.07
317(a)(1).............................................................................................6.08
         (a)(2).......................................................................................6.09
         (b)..........................................................................................2.04
318(a)   12.01

                            N.A. means Not Applicable

Note:  This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.



                                TABLE OF CONTENTS

                                                                                                               Page

                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01.         Definitions.................................................................................1
Section 1.02.         Other Definitions..........................................................................10
Section 1.03.         Incorporation by Reference of Trust Indenture..............................................10
Section 1.04.         Rules of Construction......................................................................11
Section 1.05.         Acts of Holders............................................................................11

                                    ARTICLE 2
                             THE EXCHANGE DEBENTURES

Section 2.01.         Form And Dating............................................................................12
Section 2.02.         Execution and Authentication...............................................................13
Section 2.03.         Registrar and Paying Agent.................................................................13
Section 2.04.         Paying Agent to Hold Money in Trust........................................................14
Section 2.05.         Holder Lists...............................................................................14
Section 2.06.         Transfer and Exchange......................................................................14
Section 2.07.         Replacement Exchange Debentures............................................................21
Section 2.08.         Outstanding Exchange Debentures............................................................21
Section 2.09.         Treasury Exchange Debentures...............................................................21
Section 2.10.         Temporary Exchange Debentures..............................................................21
Section 2.11.         Cancellation...............................................................................22
Section 2.12.         Defaulted Interest.........................................................................22

                                    ARTICLE 3
                             CHANGE OF CONTROL OFFER

                                    ARTICLE 4
                                    COVENANTS

Section 4.01.         Payment of Exchange Debentures.............................................................24
Section 4.02.         SEC Reports................................................................................25
Section 4.03.         Waiver of Stay, Extension or Usury Laws....................................................25
Section 4.04.         Limitation on Transactions with Affiliates.................................................25
Section 4.05.         Limitation on Indebtedness.................................................................26
Section 4.06.         Limitation on Restricted Payments..........................................................26
Section 4.07.         Reports to Holders.........................................................................26
Section 4.08.         Notice of Defaults Or Events of Default....................................................27
Section 4.09.         Compliance Certificates....................................................................27
Section 4.10.         Covenant to Secure Exchange Debentures Equally.............................................27
Section 4.11.         Limitation on Investment in Affiliates and Unrestricted Subsidiaries.......................27
Section 4.12.         Limitation on Sale of Assets...............................................................27
Section 4.13.         No Senior Subordinated Debt................................................................28

                                    ARTICLE 5
                              SUCCESSOR CORPORATION

Section 5.01.         Mergers and Consolidations.................................................................28
Section 5.02.         Successor Person Substituted...............................................................29

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

Section 6.01.         Events of Default..........................................................................29
Section 6.02.         Acceleration...............................................................................31
Section 6.03.         Other Remedies.............................................................................31
Section 6.04.         Waiver of Past Defaults and Events of Default..............................................31
Section 6.05.         Control by Majority........................................................................32
Section 6.06.         Limitation on Suits........................................................................32
Section 6.07.         Rights of Holders to Receive Payment.......................................................32
Section 6.08.         Collection Suit by Trustee.................................................................33
Section 6.09.         Trustee May File Proofs of Claim...........................................................33
Section 6.10.         Priorities.................................................................................33
Section 6.11.         Undertaking for Costs......................................................................34

                                    ARTICLE 7
                                     TRUSTEE

Section 7.01.         Duties of Trustee..........................................................................34
Section 7.02.         Rights of Trustee..........................................................................35
Section 7.03.         Individual Rights of Trustee...............................................................36
Section 7.04.         Trustee's Disclaimer.......................................................................36
Section 7.05.         Notice of Defaults.........................................................................36
Section 7.06.         Reports by Trustee to Holders..............................................................36
Section 7.07.         Compensation and Indemnity.................................................................37
Section 7.08.         Replacement of Trustee.....................................................................37
Section 7.09.         Successor Trustee by Consolidation, Merger or Conversion...................................38
Section 7.10.         Eligibility; Disqualification..............................................................38
Section 7.11.         Preferential Collection of Claims Against Company..........................................38
Section 7.12.         Paying Agents..............................................................................38

                                    ARTICLE 8
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01.         Without Consent of Holders.................................................................39
Section 8.02.         With Consent of Holders....................................................................40
Section 8.03.         Compliance with Trust Indenture Act........................................................41
Section 8.04.         Revocation and Effect of Consents..........................................................41
Section 8.05.         Notation on or Exchange of Exchange Debentures.............................................41
Section 8.06.         Trustee to Sign Amendments, etc............................................................42

                                    ARTICLE 9
                          SATISFACTION AND DISCHARGE OF
                           INDENTURE: UNCLAIMED MONEYS

Section 9.01.         Satisfaction and Discharge of Indenture....................................................42
Section 9.02.         Funds Deposited for Payment of Exchange Debentures.........................................43
Section 9.03.         Moneys Held by Paying Agent................................................................43
Section 9.04.         Moneys Held by Trustee.....................................................................43
Section 9.05.         Reinstatement..............................................................................44

                                   ARTICLE 10
                       DEFEASANCE AND COVENANT DEFEASANCE

Section 10.01.        Applicability of Article; Company Option to Effect Defeasance..............................44
Section 10.02.        Defeasance and Discharge...................................................................44
Section 10.03.        Covenant Defeasance........................................................................45
Section 10.04.        Conditions to Defeasance or Covenant Defeasance............................................45
Section 10.05.        Deposited Money and U.S. Government Obligations to be Held in Trust; Other
                      Miscellaneous Provisions...................................................................46
Section 10.06         Reinstatement..............................................................................47

                                   ARTICLE 11
                                  SUBORDINATION

Section 11.01.        Agreement to Subordinate...................................................................47
Section 11.02.        Certain Definitions........................................................................47
Section 11.03.        Liquidation; Dissolution; Bankruptcy.......................................................48
Section 11.04.        Default on Designated Senior Debt..........................................................48
Section 11.05.        Acceleration of Securities.................................................................49
Section 11.06.        When Distribution Must Be Paid Over........................................................49
Section 11.07.        Notice by Company..........................................................................50
Section 11.08.        Subrogation................................................................................50
Section 11.09.        Relative Rights............................................................................50
Section 11.10.        Subordination May Not Be Impaired by Company...............................................51
Section 11.11.        Distribution or Notice to Representatives..................................................51
Section 11.12.        Rights of Trustee and Paying Agent.........................................................51
Section 11.13.        Authorization to Effect Subordination......................................................51
Section 11.14.        Amendments.................................................................................52

                                   ARTICLE 12
                                  MISCELLANEOUS

Section 12.01.        Trust Indenture Act Controls...............................................................52
Section 12.02.        Notices....................................................................................52
Section 12.03.        Communications by Holders with Other Holders...............................................53
Section 12.04.        Certificate and Opinion as to Conditions...................................................53
Section 12.05.        Statements Required in Certificate and Opinion.............................................53
Section 12.06.        When Treasury Exchange Debentures Disregarded..............................................54
Section 12.07.        Rules by Trustee and Agents................................................................54
Section 12.08.        Business Days; Legal Holidays..............................................................54
Section 12.09.        Governing Law..............................................................................54
Section 12.10.        No Adverse Interpretation of Other Agreements..............................................55
Section 12.11.        No Recourse against Others.................................................................55
Section 12.12.        Successors.................................................................................55
Section 12.13.        Multiple Counterparts......................................................................55
Section 12.14.        Table of Contents, Headings, etc...........................................................55
Section 12.15.        Separability...............................................................................55

                                   ARTICLE 13
                                   REDEMPTION

Section 13.01.        Notices to Trustee.........................................................................57
Section 13.02.        Selection of Exchange Debentures to Be Redeemed............................................57
Section 13.03.        Notice of Redemption.......................................................................57
Section 13.04.        Effect of Notice of Redemption.............................................................58
Section 13.05.        Deposit of Redemption Price................................................................58
Section 13.06.        Exchange Debentures Redeemed in Part.......................................................59
Section 13.07.        Optional Redemption........................................................................59
Section 13.08.        Mandatory Redemption.......................................................................59


                                    EXHIBITS

Exhibit A         FORM OF EXCHANGE DEBENTURE

Exhibit B-1       FORM OF CERTIFICATE FOR EXCHANGE

Exhibit B-2       FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
                  FROM GLOBAL EXCHANGE DEBENTURE TO DEFINITIVE EXCHANGE
                  DEBENTURE

Exhibit B-3       FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
                  FROM DEFINITIVE EXCHANGE DEBENTURE TO GLOBAL EXCHANGE
                  DEBENTURE

                  THIS INDENTURE, dated as of _______________, _____, is by and between ADELPHIA COMMUNICATIONS CORPORATION, a Delaware corporation (the "Company"), and BANK OF MONTREAL TRUST COMPANY, a trust company organized under the laws of the State of New York (the "Trustee").

                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions.

                  "Act", when used with respect to any Holder, has the meaning specified in Section 1.05 hereof.

                  "Affiliate" means a Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds 10% or more of any class of the voting Capital Stock of the Company, or (iii) of which 10% or more of the voting Capital Stock is beneficially owned or held by the Company, a Restricted Subsidiary or an Unrestricted Subsidiary of the Company. Without a limitation, an Affiliate also includes any director or executive officer of the Company. As used herein, "Affiliate" shall not include a Restricted Subsidiary.

                  "Agent" means any Registrar, Paying Agent, co-registrar or agent for service of notices and demands. See Section 2.03 hereof.

                  "Agent Members" means members of, or participants in, the Depository.

                  "Aggregate Excess Restricted Investments" means for any fiscal quarter the aggregate of Excess Restricted Investments with respect to the Restricted Investments in all of the Unrestricted Subsidiaries and Affiliates of the Company.

                  "Allowable Securities" means (i) cash equivalents, (ii) common or preferred Capital Stock in a Person which (x) has Investment Grade Senior Debt or (y) whose ratio of Indebtedness plus Preferred Stock to Annualized Pro Forma EBITDA is less than 7.75:1, or (iii) debt securities issued by a Person which (x) has Investment Grade Senior Debt or (y) whose Leverage Ratio is less than 7.75:1, provided that the securities in (ii)(y) and (iii)(y) above shall only be deemed to be Allowable Securities if the principal business of the Person is owning and operating cable television systems.

                  "Annualized Pro Forma EBITDA" means, with respect to any Person, (i) such Person's Pro Forma EBITDA for the latest fiscal quarter multiplied by four, minus (ii) in the case of the Company only, the Company's Aggregate Excess Restricted Investments for such fiscal quarter.

                  "Asset Sale" means the sale, transfer or other disposition (other than to the Company or any of its Restricted Subsidiaries) in any single transaction or series of related transactions of (a) any Capital Stock of or other equity interest in any Restricted Subsidiary, (b) all or substantially all of the assets of the Company or of any Restricted Subsidiary or (c) all or substantially all of the assets of a Company System or part thereof serving at least 5,000 basic subscribers, a division, line of business or comparable business segment of the Company or any Restricted Subsidiary.

                  "Applicable Procedures" means the procedures of the Depository.

                  "Board of Directors" means the Board of Directors of the Company or any committee authorized to act therefor.

                  "Board Resolution" means a copy of a resolution certified pursuant to an Officers' Certificate to have been duly adopted by the Board of Directors and to be in full force and effect, and delivered to the Trustee.

                  "Capital Stock" means, with respect to any Person, any and all shares or other equivalents (however designated) of corporate stock, partnership interests or any other participation, right or other interest in the nature of any equity interest in such Person or any option, warrant or other security convertible into any of the foregoing.

                  "Capital Stock Sale Proceeds" means the aggregate net sale proceeds (including the fair market value of property, other than cash, as determined by an independent appraisal firm) received by the Company from the issue or sale (other than to a Subsidiary) by the Company of any class of its Capital Stock on or after January 1, 1993 (including Capital Stock of the Company issued after January 1, 1993 upon conversion of or in exchange for other securities of the Company but excluding the 13% Series A Cumulative Exchangeable Preferred Stock of the Company).

                  "Capitalized Lease Obligations" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

                  "Change of Control" means such time as (i) (a) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Rigas Family and its Affiliates, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power required to elect or designate for election a majority of the Company's Board of Directors and attaching to the then outstanding voting Capital Stock of the Company and (b) the Rigas Family, together with its Affiliates, is not at such time the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power required to elect or designate for election a majority of the Company's Board of Directors and attaching to the then outstanding voting Capital Stock of the Company, or
(ii) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose election by the Company's Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved or approved by the Rigas Family and its Affiliates at a time when they had the right or ability by voting right, contract or otherwise to elect or designate for election a majority of the Company's Board of Directors) cease for any reason to constitute a majority of the directors then in office.

                  "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Decline.

                  "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to Article 5 of this Indenture and thereafter means the successor and any other obligor on the Exchange Debentures.

                  "Company Request" means any written request signed in the name of the Company by the Chairman, the President or a Vice President of the Company and attested to by a Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Company.

                  "Consolidated Fixed Charge Ratio" means, for any Person, for any period, the ratio of (i) Annualized Pro Forma EBITDA to (ii) Consolidated Interest Expense for such period multiplied by four.

                  "Consolidated Interest Expense" means, for any Person, for any period, the amount of interest in respect of Indebtedness (including amortization of original issue discount, amortization of debt issuance costs, and non-cash interest payments on any Indebtedness and the interest portion of any deferred payment obligation and after taking into account the effect of elections made under any Interest Rate Agreement, however denominated, with respect to such Indebtedness), the amount of Redeemable Dividends and the interest component of rentals in respect of any Capitalized Lease Obligation paid, accrued or scheduled to be paid or accrued by such Person during such period, determined on a consolidated basis in accordance with GAAP. For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP consistently applied.

                  "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 77 Water Street, New York, New York 10005.

                  "Cumulative Credit" means the sum of (i) Capital Stock Sale Proceeds plus (ii) cumulative EBITDA of the Company from and after January 1, 1993 to the end of the fiscal quarter immediately preceding the date of a proposed Restricted Payment, or, if such cumulative EBITDA for such period is negative, minus the amount by which such cumulative EBITDA is less than zero.

                  "Cumulative Interest Expense" means the aggregate amount of Consolidated Interest Expense paid, accrued or scheduled to be paid or accrued by the Company from January 1, 1993 to the end of the fiscal quarter immediately preceding a proposed Restricted Payment, determined on a consolidated basis in accordance with GAAP.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Definitive Exchange Debentures" means Exchange Debentures that are in the form of the Exchange Debentures attached hereto as Exhibit A, that do not include the information called for by footnotes 1 and 2 thereof.

                  "Depository" means The Depository Trust Company and its successors.

                  "EBITDA" means, for any Person, for any period, an amount equal to (A) the sum of (i) consolidated net income for such period (exclusive of any gain or loss realized in such period upon an Asset Sale), plus (ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing consolidated net income and any provision for taxes utilized in computing net loss under clause (i) hereof, plus (iii) Consolidated Interest Expense for such period, plus (iv) depreciation for such period on a consolidated basis, plus (v) amortization of intangibles for such period on a consolidated basis, plus (vi) any other non-cash items reducing consolidated net income for such period, minus (B) all non-cash items increasing consolidated net income for such period, all for such Person and its Subsidiaries determined in accordance with GAAP consistently applied, except that with respect to the Company, each of the foregoing items shall be determined on a consolidated basis with respect to the Company and its Restricted Subsidiaries only.

                  "Excess Restricted Investment" means, with respect to any particular Unrestricted Subsidiary or Affiliate of the Company for a fiscal quarter, the lesser of the amounts described in the following clauses (i) and
(ii), or if such amounts are equal, such amount:

                  (i) the aggregate amount of any Restricted Investments (other than the Initial Investment) made by the Company or any Restricted Subsidiary with respect to such Unrestricted Subsidiary or Affiliate and during the twelve-month period ending on the last day of such fiscal quarter;

                  (ii) cash income received during such quarter by the Company with respect to its Restricted Investments in such Unrestricted Subsidiary or Affiliate multiplied by four;

and provided that cash income from a particular Restricted Investment shall be included only (x) if cash income has been received by the Company with respect to such Restricted Investment during each of the previous two fiscal quarters, or (y) if the cash income derived from such Restricted Investment is attributable to Allowable Securities.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Debentures" means the securities that are issued under this Indenture, as amended or supplemented from time to time pursuant to this Indenture.

                  "Exchange Offer" means the Exchange Offer as defined in the Registration Rights Agreement.

                  "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

                  "Global Exchange Debenture" means a permanent global exchange debenture that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the Exchange Debenture attached hereto as Exhibit A, and that is deposited with and registered in the name of the Depository.

                  "Holder" or "Exchange Debentureholder" means the Person in whose name an Exchange Debenture is registered on the Registrar's books.

                  "Indebtedness" is defined to mean (without duplication), with respect to any Person, any indebtedness, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute subscriber advance payments and deposits, accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included, (i) any Capitalized Lease Obligations, (ii) obligations secured by a lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed, (iii) guaranties of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor), (iv) in the case of the Company, Preferred Stock of its Restricted Subsidiaries and (v) obligations of any such Person under any Interest Rate Agreement applicable to any of the foregoing. Notwithstanding the foregoing, Indebtedness shall not include any interest or accrued interest until due and payable.

                  "Indenture" means this Indenture as amended, restated or supplemented from time to time.

                  "Initial Investment" means the Restricted Investment in a Person made by the Company or a Restricted Subsidiary that first results in such Person becoming an Unrestricted Subsidiary or Affiliate of the Company, except that in the case of Olympus, "Initial Investment" shall mean any Restricted Investment made in Olympus since February 22, 1994, but only to the extent that such Restricted Investment when aggregated with the other Restricted Investments made in Olympus since such date does not exceed $25,000,000.

                  "Interest Payment Date" means the stated maturity of an installment of interest on the Exchange Debentures.

                  "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

                  "Investment Grade Subordinated Debt" means, with respect to any Person, subordinated indebtedness of such Person which has been rated with an investment grade rating by Moody's or Standard & Poor's Corporation.

                  "Leverage Ratio" is defined as the ratio of (i) the outstanding Indebtedness of a Person and its Subsidiaries (or in the case of the Company, its Restricted Subsidiaries) divided by (ii) the Annualized Pro Forma EBITDA of such Person.

                  "Lien" means with respect to any property or assets of the Company (it being understood that for the purposes of this definition property or assets of the Company do not include property or assets of any Subsidiary of the Company) any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including without limitation, any Capitalized Lease Obligation, conditional sale, or other title retention agreement having substantially the same economic effect as any of the foregoing) except for (i) liens for taxes, assessments or governmental charges or levies on property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings; (ii) liens imposed by law such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than sixty (60) days past due or are being contested in good faith and by appropriate proceedings; (iii) other liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business; (iv) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character; or (v) liens arising upon entry of a confession of judgment in Pennsylvania courts in connection with borrowings not in excess of $1,000,000 in the aggregate.

                  "Officer" means the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary or any Assistant Secretary of the Company.

                  "Officers' Certificate" means a certificate signed by two Officers. See Sections 12.04 and 12.05 hereof.

                  "Olympus" means Olympus Communications, L.P., a Delaware limited partnership.

                  "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee. See Sections 12.04 and 12.05 hereof.

                  "Permitted Investments" means, for any Person, Restricted Investments made on or after February 22, 1994 consisting of (i) advances for less than one year issued in the ordinary course of business for working capital purposes or for the purchase of property, plant and equipment in an amount not to exceed $5,000,000 in the aggregate outstanding, (ii) with respect to a Restricted Investment in Olympus, $25,000,000 plus the aggregate amount of cash income received by the Company from Olympus, minus the aggregate amount of all Restricted Investments made since February 22, 1994 with respect to Olympus,
(iii) $20,000,000 plus the cash proceeds from the sale or redemption of, or income from, any Restricted Investments made on or after January 1, 1993, minus the aggregate amount of all Restricted Investments (excluding Restricted Investments made with respect to Olympus) since January 1, 1993, (iv) non-cash Restricted Investments made with the non-cash proceeds from the sale or redemption of, or income from, any Restricted Investments, or (v) an amount which, at the time of such Restricted Investment, does not exceed the amount of Restricted Payments that could then be made by the Company and its Restricted Subsidiaries under Section 4.06; provided further that no Restricted Investments may be made under (ii), (iii), (iv) or (v) unless pro forma for such Restricted Investment the Company could incur $1 of debt under the first paragraph of
Section 4.05.

                  "Permitted Refinancing Indebtedness" means any renewals, extensions, substitutions, refinancings or replacements of any Indebtedness, including any successive extensions, renewals, substitutions, refinancings or replacements so long as (i) the aggregate amount of Indebtedness represented thereby is not increased by such renewal, extension, substitution, refinancing or replacement, (ii) in the case of Indebtedness of the Company, the average life and the date such Indebtedness is scheduled to mature is not shortened and
(iii) in the case of Indebtedness of the Company, the new Indebtedness shall not be senior in right of payment to the Indebtedness that is being extended, renewed, substituted, refinanced or replaced.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

                  "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

                  "Pro Forma EBITDA" means for any Person, for any period, the EBITDA of such Person, as determined on a consolidated basis in accordance with GAAP consistently applied after giving effect to the following: (i) if, during or after such period, such Person or any of its Subsidiaries shall have made any Asset Sale, Pro Forma EBITDA of such Person and its Subsidiaries for such period shall be reduced by an amount equal to the Pro Forma EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for the period or increased by an amount equal to the Pro Forma EBITDA (if negative) directly attributable thereto for such period and (ii) if, during or after such period, such Person or any of its Subsidiaries completes an acquisition of any Person or business which immediately after such acquisition is a Subsidiary of such Person or whose assets are held directly by such Person or a Subsidiary of such Person, Pro Forma EBITDA shall be computed so as to give pro forma effect to the acquisition of such Person or business; and provided further that with respect to the Company, all of the foregoing references to "Subsidiary" or "Subsidiaries" shall be deemed to refer only to a "Restricted Subsidiary" or "Restricted Subsidiaries" of the Company.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Rating Date" means the date which is 90 days prior to the earlier of (i) a Change of Control and (ii) public notice of the occurrence of a Change of Control or of the intention of the Company to effect a Change of Control.

                  "Rating Decline" means the occurrence of the following on, or within 90 days after, the date of public notice of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control (which period shall be extended so long as the rating of the Exchange Debentures is under publicly announced consideration for possible downgrade by Moody's or Standard & Poor's Corporation): (a) in the event the Exchange Debentures are rated by either Moody's or Standard & Poor's on the Rating Date as Investment Grade Subordinated Debt, the rating of the Exchange Debentures by both Moody's and Standard & Poor's shall be below Investment Grade Subordinated Debt; in the event the Exchange Debentures are rated below Investment Grade Subordinated Debt by both Moody's and Standard & Poor's on the Rating Date, the rating of the Exchange Debentures by either Moody's or Standard & Poor's shall be decreased by one or more gradations (including gradations within rating categories as well as between rating categories).

                  "Redeemable Dividend" means, for any dividend with regard to Redeemable Stock, the quotient of the dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Redeemable Stock.

                  "Redeemable Stock" means with respect to any Person, any Capital Stock that by its terms or otherwise is required to be redeemed or is redeemable at the option of the holder at any time prior to the maturity of the Exchange Debentures.

                  "Registration Rights Agreement" means the Exchangeable Preferred Stock Registration Rights Agreement, dated as of July 7, 1997, by and between the Company, Smith Barney Inc., Bear, Stearns & Co., Inc., NationsBanc Capital Markets, Inc., TD Securities (USA) Inc. and Highland Holdings.

                  "Restricted Investment" means any advance, loan, account receivable (other than an account receivable arising in the ordinary course of business), or other extension of credit (excluding, however, accrued and unpaid interest in respect of any advance, loan or other extension of credit) or any capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others, or otherwise), any purchase or ownership of any stocks, bonds, notes, debentures or other securities (including, without limitation, any interests in any partnership or joint venture) of, or any bank accounts with or guarantee of any Indebtedness or other obligations of, any Unrestricted Subsidiary or Affiliate of the Company.

                  "Restricted Payment" means (i) any dividend or distribution (whether made in cash, property or securities), on or with respect to any shares of Capital Stock of the Company or Capital Stock of any Subsidiary which is consolidated with the Company in accordance with GAAP consistently applied, except for any dividend or distribution which is made solely to the Company or another Subsidiary or dividends or distributions payable solely in shares of Common Stock of the Company, or (ii) any redemption, repurchase, retirement or other direct or indirect acquisition of (a) Indebtedness of the Company which is pari passu with or subordinate in right of payment to the Exchange Debentures, except by exchange for or out of the proceeds of the substantially concurrent issuance of Permitted Refinancing Indebtedness or from proceeds of a sale of Capital Stock by the Company, or (b) shares of Capital Stock of the Company or any warrants, rights or options to directly or indirectly purchase or acquire any such Capital Stock of the Company or any securities exchangeable for or convertible into any such shares, other than options issued or shares purchased or granted under the Company's Stock Option Plan of 1986 or the Company's Restricted Stock Bonus Plan, from any employee of the Company or any of its Subsidiaries who, together with any Person that, directly or indirectly, controls (other than by virtue of being directly or indirectly the employer of such employee), is controlled by or is under common control with such employee, owns less than 1% of the outstanding Capital Stock of the Company, except for the purchase, redemption, retirement or other acquisition of any shares of the Company's Capital Stock by exchange for, or out of the proceeds of the substantially concurrent sale of, other shares of its Capital Stock other than any capital stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to July 15, 2009.

                  "Restricted Subsidiary" means (a) any Subsidiary of the Company, whether existing on or after the date of this Indenture, unless such Subsidiary is an Unrestricted Subsidiary or shall have been classified as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors of the Company and (b) an Unrestricted Subsidiary which is reclassified as a Restricted Subsidiary by a resolution adopted by the Board of Directors of the Company, provided that on and after the date of such reclassification such Unrestricted Subsidiary shall not incur Indebtedness other than that permitted to be incurred by a Restricted Subsidiary under the provisions of this Indenture.

                  "Rigas Family" means collectively John J. Rigas and members of his immediate family, any of their respective spouses, estates, lineal descendants, heirs, executors, personal representatives, administrators, trusts for any of their benefit and charitable foundations to which shares of the Company's Capital Stock beneficially owned by any of the foregoing have been transferred.

                  "Rule 144A" means Rule 144A promulgated under the Securities Act.

                  "SEC" means the United States Securities and Exchange Commission as constituted from time to time or any successor performing substantially the same functions.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Series A Exchange Debentures" and "Series B Exchange Debentures" mean the Exchange Debentures as described and in the forms contemplated herein, and as authenticated and issued under this Indenture.

                  "Subsidiary" of any specified Person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or (ii) in the case of a partnership, joint venture, association or other business entity, with respect to which such Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code SS-SS- 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in Section 8.03 hereof).

                  "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

                  "Trust Officer" means any officer or assistant officer of the Trustee.

                  "U.S. Government Obligations" means (a) securities that are direct obligations of the United States of America for the payment of which its full faith and credit are pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or a specific payment of principal or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt.

                  "Unrestricted Subsidiary" means (a) any Subsidiary of an Unrestricted Subsidiary, (b) any Subsidiary of the Company which is classified after the date of this Indenture as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors of the Company and (c) any subsidiary which as of the date of the Indenture has been declared an Unrestricted Subsidiary by a resolution adopted by the Board of Directors of the Company (such Unrestricted Subsidiaries being Hyperion Telecommunications, Inc., Global Cablevision, Inc., Orchard Park Cablevision, Inc. and Global Acquisition Partners, L.P. on the date hereof); provided that a Subsidiary organized or acquired after the date of this Indenture may be so classified as an Unrestricted Subsidiary only if immediately after the date of such classification, any investment by the Company and its Restricted Subsidiaries in any such Subsidiary made at the time of the organization or acquisition of such Subsidiary would be a Restricted Investment permissible under this Indenture. The Trustee shall be given prompt notice by the Company of each resolution adopted by its Board of Directors under this provision, together with a copy of each such resolution adopted.

Section 1.02.  Other Definitions.

                  The definitions of the following terms may be found in the sections indicated as follows:

                                                 Term                                      Defined in Section
                    "Act"..........................................................                1.05
                    ----------------------------------------------------------------
                    "Bankruptcy Law"...............................................                6.01
                    ----------------------------------------------------------------
                    "Business Day".................................................               12.08
                    ----------------------------------------------------------------
                    "Certificated Exchange Debentures".............................                2.01
                    ----------------------------------------------------------------
                    "Change of Control Offer"......................................                3.00
                    ----------------------------------------------------------------
                    "Change of Control Purchase Price".............................                3.00
                    ----------------------------------------------------------------
                    "Covenant Defeasance"..........................................               10.03
                    ----------------------------------------------------------------
                    "Designated Senior Debt".......................................               11.02
                    ----------------------------------------------------------------
                    "Custodian"....................................................                6.01
                    ----------------------------------------------------------------
                    "Defeasance"...................................................               10.02
                    ----------------------------------------------------------------
                    "DTC"..........................................................                2.03
                    ----------------------------------------------------------------
                    "Event of Default".............................................                6.01
                    ----------------------------------------------------------------
                    "Legal Holiday"................................................               12.08
                    ----------------------------------------------------------------
                    "Paying Agent".................................................                2.03
                    ----------------------------------------------------------------
                    "Proposed Change of Control Response Date".....................                3.00
                    ----------------------------------------------------------------
                    "Reclassification".............................................                4.12
                    ----------------------------------------------------------------
                    "Registrar"....................................................                2.03
                    ----------------------------------------------------------------
                    "Representative"...............................................               11.02
                    ----------------------------------------------------------------
                    "Senior Debt"..................................................               11.02


Section 1.03.  Incorporation by Reference of Trust Indenture

                  Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the SEC.

                  "indenture securities" means the Exchange Debentures.

                  "indenture debentureholder" means a Debentureholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" means the Company or any other obligor on the indenture exchange securities.

                  All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings therein assigned to them.

Section 1.04.  Rules of Construction.

                  Unless the context otherwise requires:

                           (1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

                           (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                           (3)      "or" is not exclusive;

                           (4) words in the singular include the plural, and in the plural include the singular; and

                           (5) words used herein implying any gender shall apply to every gender.

Section 1.05.  Acts of Holders.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing an agent therefor shall be sufficient for any purpose of this Indenture and (subject to Section 7.01 hereof) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any Person of any such instrument may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                  (c) The ownership of Exchange Debentures shall be proved by the register of Exchange Debentures maintained by the Registrar pursuant to
Section 2.03 hereof.

                  (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Exchange Debenture shall bind every future Holder of the same Exchange Debenture and the Holder of every Exchange Debenture issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Exchange Debenture.

                                    ARTICLE 2
                             THE EXCHANGE DEBENTURES

Section 2.01.  Form And Dating.

                  The Exchange Debentures and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The Exchange Debentures may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Exchange Debenture shall be dated the date of its authentication. The Exchange Debentures shall be in denominations of $1,000 and integral multiples thereof.

                  The terms and provisions contained in the Exchange Debentures shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  (a) Global Exchange Debenture. Exchange Debentures shall be issued initially in the form of the Global Exchange Debenture (provided, that any Holder may request Definitive Exchange Debentures in accordance with Section 2.01(c)), which shall be deposited on behalf of the owners of beneficial interests in the Exchange Debentures represented thereby with the Depository at its New York office, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Exchange Debenture may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

                  The Global Exchange Debenture shall represent such of the outstanding Exchange Debentures as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Exchange Debentures from time to time endorsed thereon and that the aggregate amount of outstanding Exchange Debentures represented thereby may from time to time be reduced or increased, as appropriate, to reflect issuances, exchanges and redemptions. Any endorsement of the Global Exchange Debenture to reflect the amount of any increase or decrease in the amount of outstanding Exchange Debentures represented thereby shall be made by the Trustee or the Exchange Debenture Custodian (as hereinafter defined), at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section
2.06 hereof.

                  Except as set forth in Section 2.06 hereof, the Global Exchange Debenture may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee.

                  (b) Book-Entry Provisions. This Section 2.01(b) shall apply only to the Global Exchange Debenture deposited with or on behalf of the Depository.

                  The Company shall execute and the Trustee shall, in accordance with this Section 2.01(b), authenticate and deliver the Global Exchange Debenture that (i) shall be registered in the name of the Depository or the nominee of the Depository and (ii) shall be delivered by the Trustee to the Depository or pursuant to the Depository's instructions or held by the Exchange Debenture Custodian.

                  Agent Members shall have no rights either under this Indenture with respect to any Global Exchange Debenture held on their behalf by the Depository or by the Exchange Debenture Custodian or under such Global Exchange Debenture, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Exchange Debenture for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of an owner of a beneficial interest in the Global Exchange Debenture.

                  (c) Definitive Exchange Debentures. Exchange Debentures issued in certificated form shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in footnotes 1 and 2 thereto). Except as provided in Section 2.06, owners of beneficial interests in the Global Exchange Debenture will not be entitled to receive physical delivery of certificated Securities.

Section 2.02.  Execution and Authentication.

                  An Officer shall sign the Exchange Debentures for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Exchange Debentures and may be in facsimile form. If an Officer whose signature is on an Exchange Debenture no longer holds that office at the time an Exchange Debenture is authenticated, the Exchange Debenture shall nevertheless be valid. An Exchange Debenture shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Exchange Debenture has been authenticated under this Indenture.

                  The Trustee shall, upon a written order of the Company signed by an Officer, authenticate Series A Exchange Debentures for original issue up to the aggregate principal amount stated in paragraph 4 of the Exchange Debentures. The Trustee shall, upon a written order of the Company signed by an Officer, authenticate Series B Exchange Debentures for original issue up to the aggregate principal amount of Series A Exchange Debentures exchanged in the Exchange Offer or otherwise exchanged for Series A Exchange Debentures pursuant to the terms of the Registration Rights Agreement. The aggregate principal amount of Exchange Debentures outstanding at any time may not exceed such amounts except as provided in Section 2.07 hereof.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Exchange Debentures. An authenticating agent may authenticate Exchange Debentures whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

Section 2.03.  Registrar and Paying Agent.

                  The Company shall maintain an office or agency where Exchange Debentures may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Exchange Debentures may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Exchange Debentures and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.
The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

                  The Company initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Exchange Debenture.

                  The Company initially appoints the Trustee to act as the Registrar and Paying Agent respect to the Global Exchange Debenture.

Section 2.04.  Paying Agent to Hold Money in Trust.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Exchange Debentures, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Exchange Debentures.

Section 2.05.  Holder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA SS- 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Exchange Debentures and the Company shall otherwise comply with TIA SS- 312(a).

Section 2.06.  Transfer and Exchange.

                  (a) Transfer and Exchange of Global Exchange Debenture. The transfer and exchange of beneficial interests in the Global Exchange Debenture shall be effected through the Depository, in accordance with this Indenture and the procedures of the Depository therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in the Global Exchange Debenture may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the Global Exchange Debenture in accordance with the transfer restrictions set forth in the legend in subsection (g) of this Section 2.06.

                  (b) Transfer and Exchange of Definitive Exchange Debentures. When Definitive Exchange Debentures are presented by a Holder to the Registrar with a request:

                           (x) to register the transfer of the Definitive Exchange Debentures; or

                           (y) to exchange such Definitive Exchange Debentures for an equal principal amount of Definitive Exchange Debentures of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive Exchange Debentures presented or surrendered for register of transfer or exchange:

                           (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and

                           (ii) in the case of a Definitive Exchange Debenture that is a Transfer Restricted Security, such request shall be accompanied by the following additional information and documents, as applicable:

                                    (A)     if such Transfer Restricted Security
                                            is being delivered to the Registrar
                                            by a Holder for registration in the
                                            name of such Holder, without
                                            transfer, a certification to that
                                            effect from such Holder (in
                                            substantially the form of Exhibit
                                            B-1 hereto);

                                    (B)     if such Transfer Restricted Security
                                            is being transferred to a QIB in
                                            accordance with Rule 144A under the
                                            Securities Act or pursuant to an
                                            exemption from registration in
                                            accordance with Rule 144 under the
                                            Securities Act or pursuant to an
                                            effective registration statement
                                            under the Securities Act, a
                                            certification to that effect from
                                            such Holder (in substantially the
                                            form of Exhibit B-1 hereto); or

                                    (C)     if such Transfer Restricted Security
                                            is being transferred in reliance on
                                            another exemption from the
                                            registration requirements of the
                                            Securities Act, a certification to
                                            that effect from such Holder (in
                                            substantially the form of Exhibit
                                            B-1 hereto) and an Opinion of
                                            Counsel from such Holder or the
                                            transferee reasonably acceptable to
                                            the Company and to the Registrar to
                                            the effect that such transfer is in
                                            compliance with the Securities Act.

                  (c) Transfer of a Beneficial Interest in the Global Exchange Debenture for a Definitive Exchange Debenture.

                           (i) Any Person having a beneficial interest in the Global Exchange Debenture may upon request, subject to the Applicable Procedures, exchange such beneficial interest for a Definitive Exchange Debenture. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in the Global Exchange Debenture, and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

                                    (A)     if such beneficial interest is being
                                            transferred to the Person designated
                                            by the Depository as being the
                                            beneficial owner, a certification to
                                            that effect from such Person (in
                                            substantially the form of Exhibit
                                            B-2 hereto);

                                    (B)     if such beneficial interest is being
                                            transferred to a QIB in accordance
                                            with Rule 144A under the Securities
                                            Act or pursuant to an exemption from
                                            registration in accordance with Rule
                                            144 under the Securities Act or
                                            pursuant to an effective
                                            registration statement under the
                                            Securities Act, a certification to
                                            that effect from the transferor (in
                                            substantially the form of Exhibit
                                            B-2 hereto); or

                                    (C)     if such beneficial interest is being
                                    transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B-2 hereto) and an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, the Company shall execute and, the Trustee shall authenticate and deliver to the transferee a Definitive Exchange Debenture in the appropriate principal amount.

                           (ii) Definitive Exchange Debentures issued in exchange for a beneficial interest in the Global Exchange Debenture pursuant to this
                                    Section 2.06(c) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Exchange Debentures to the Persons in whose names such Exchange Debentures are so registered.

                  (d) Restrictions on Transfer and Exchange of Global Exchange Debenture. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), the Global Exchange Debenture may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                  (e) Transfer and Exchange of a Definitive Exchange Debenture for a Beneficial Interest in the Global Exchange Debenture. A Definitive Exchange Debenture may not be exchanged for a beneficial interest in the Global Exchange Debenture except, subject to the Applicable Procedures, upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Exchange Debenture, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

                           (i) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit B-3 hereto);

                           (ii) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B-3 hereto); or

                           (iii) if such beneficial interest is being transferred in reliance on any other exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B-3 hereto) and an Opinion of Counsel from the transferee or the transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, the Trustee shall cancel such Definitive Exchange Debenture in accordance with
Section 2.11 hereof and cause, or direct the Exchange Debenture Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Exchange Debenture Custodian, the aggregate principal amount of Exchange Debentures represented by the Global Exchange Debenture to be increased accordingly. If no part of the Global Exchange Debenture is then outstanding, the Company shall execute and the Trustee shall authenticate a new Global Exchange Debenture in the appropriate principal amount.

                  (f) Authentication of Definitive Exchange Debentures in Absence of Depository. If at any time:

                           (i) the Depository for the Exchange Debentures notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Exchange Debenture and a successor Depository for the Global Exchange Debenture is not appointed by the Company within 90 days after delivery of such notice; or

                           (ii) the Company at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Exchange Debentures under this Indenture,

then the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.02 hereof, authenticate and deliver, Definitive Exchange Debentures in an aggregate principal amount equal to the principal amount of the Global Exchange Debenture in exchange for such Global Exchange Debenture.

                  (g)      Legends.

                           (i) Except as permitted by the following paragraphs (ii) and (iii), each Exchange Debenture certificate evidencing the Global Exchange Debenture and Definitive Exchange Debentures (and all Exchange Debentures issued in exchange therefor or substitution thereof) shall bear legends in substantially the following form:

                                    THE DEBENTURES EVIDENCED HEREBY HAVE NOT
                                    BEEN REGISTERED UNDER THE UNITED STATES
                                    SECURITIES ACT OF 1933, AS AMENDED (THE
                                    "SECURITIES ACT") AND MAY NOT BE OFFERED,
                                    SOLD, PLEDGED OR OTHERWISE TRANSFERRED
                                    EXCEPT (1) TO A PERSON WHOM THE SELLER
                                    REASONABLY BELIEVES IS A QUALIFIED
                                    INSTITUTIONAL BUYER WITHIN THE MEANING OF
                                    RULE 144A UNDER THE SECURITIES ACT
                                    PURCHASING FOR ITS OWN ACCOUNT OR FOR THE
                                    ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER
                                    IN A TRANSACTION MEETING THE REQUIREMENTS OF
                                    RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM
                                    REGISTRATION UNDER THE SECURITIES ACT
                                    PROVIDED BY RULE 144 THEREUNDER (IF
                                    AVAILABLE), (3)
                                     PURSUANT TO AN EFFECTIVE REGISTRATION
                                    STATEMENT UNDER THE SECURITIES ACT OR (4) TO
                                    INSTITUTIONAL ACCREDITED INVESTORS IN A
                                    TRANSACTION EXEMPT FROM THE REGISTRATION
                                    REQUIREMENTS OF THE SECURITIES ACT, IN EACH
                                    CASE IN ACCORDANCE WITH ALL APPLICABLE
                                    SECURITIES LAWS OF THE STATES OF THE UNITED
                                    STATES AND OTHER JURISDICTIONS.

                           (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by the Global Exchange Debenture) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

                                    (A)     in the case of any Transfer
                                            Restricted Security that is a
                                            Definitive Exchange Debenture, the
                                            Registrar shall permit the Holder
                                            thereof to exchange such Transfer
                                            Restricted Security for a Definitive
                                            Exchange Debenture that does not
                                            bear the legend set forth in (i)
                                            above and rescind any restriction on
                                            the transfer of such Transfer
                                            Restricted Security upon receipt of
                                            a certification from the
                                            transferring holder substantially in
                                            the form of Exhibit B-1 hereto, and;

                                    (B)     in the case of any Transfer
                                            Restricted Security represented by
                                            the Global Exchange Debenture, such
                                            Transfer Restricted Security shall
                                            not be required to bear the legend
                                            set forth in (i) above, but shall
                                            continue to be subject to the
                                            provisions of Section 2.06(a) and
                                            (b) hereof; provided, however, that
                                            with respect to any request for an
                                            exchange of a Transfer Restricted
                                            Security that is represented by the
                                            Global Exchange Debenture for a
                                            Definitive Exchange Debenture that
                                            does not bear the legend set forth
                                            in (i) above, which request is made
                                            in reliance upon Rule 144, the
                                            Holder thereof shall certify in
                                            writing to the Registrar that such
                                            request is being made pursuant to
                                            Rule 144 (such certification to be
                                            substantially in the form of Exhibit
                                            B-2 hereto).

                           (iii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by the Global Exchange Debenture) in reliance on any exemption from the registration requirements of the Securities Act (other than exemptions pursuant to Rule 144A or Rule 144 under the Securities Act) in which the Holder or the transferee provides an Opinion of Counsel to the Company and the Registrar in form and substance reasonably acceptable to the Company and the Registrar (which Opinion of Counsel shall also state that the transfer restrictions contained in the legend are no longer applicable):

                                    (A)     in the case of any Transfer
                                            Restricted Security that is a
                                            Definitive Exchange Debenture, the
                                            Registrar shall permit the Holder
                                            thereof to exchange such Transfer
                                            Restricted Security for a Definitive
                                            Exchange Debenture that does not
                                            bear the legend set forth in (i)
                                            above and rescind any restriction on
                                            the transfer of such Transfer
                                            Restricted Security; and

                                    (B)     in the case of any Transfer
                                            Restricted Security represented by
                                            the Global Exchange Debenture, such
                                            Transfer Restricted Security shall
                                            not be required to bear the legend
                                            set forth in (i) above, but shall
                                            continue to be subject to the
                                            provisions of Section 2.06(a) and
                                            (b)
                                            hereof.

                           (iv)     Notwithstanding the foregoing, upon
                                    consummation of the Exchange Offer in
                                    accordance with the Registration Rights
                                    Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate Series B Exchange Debentures in exchange for Series A Exchange Debentures accepted for exchange in the Exchange Offer, which Series B Exchange Debentures shall not bear the legend set forth in (i) above, and the Registrar shall rescind any restriction on the transfer of such Series B Exchange Debentures, in each case unless the Holder of such Series A Exchange Debentures is either (A) a broker-dealer, (B) a Person participating in the distribution of the Series A Exchange Debentures or (C) a Person who is an affiliate (as defined in Rule 144A) of the Company.

                  (h) Cancellation and/or Adjustment of the Global Exchange Debenture. At such time as all beneficial interests in the Global Exchange Debenture have been exchanged for Definitive Exchange Debentures, redeemed, repurchased or cancelled, the Global Exchange Debenture shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in the Global Exchange Debenture is exchanged for Definitive Exchange Debentures, redeemed, repurchased or cancelled, the principal amount of Exchange Debentures represented by the Global Exchange Debenture shall be reduced accordingly and an endorsement shall be made on the Global Exchange Debenture, by the Trustee or the Exchange Debenture Custodian, at the direction of the Trustee, to reflect such reduction.

                  (i)      General Provisions Relating to Transfers and
                           Exchanges.

                           (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Exchange Debentures and the Global Exchange Debenture at the Registrar's request.

                           (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10 and 8.05 hereto).

                           (iii) All Definitive Exchange Debentures and the Global Exchange Debenture issued upon any registration of transfer or exchange of Definitive Exchange Debentures or the Global Exchange Debenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Exchange Debentures or the Global Exchange Debenture surrendered upon such registration of transfer or exchange.

                           (iv)     Prior to due presentment for the
                                    registration of a transfer of any Exchange
                                    Debenture, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Exchange Debenture is registered as the absolute owner of such Exchange Debenture for the purpose of receiving payment of principal of and interest on such Exchange Debentures, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

                           (v) The Trustee shall authenticate Definitive Exchange Debentures and the Global Exchange Debenture in accordance with the provisions of Section 2.02 hereof.

                           (vi) Neither the Company nor the Registrar shall be required (i) to issue or register the transfer or exchange of Exchange Debentures during a period beginning at the opening of business on a Business Day fifteen (15) Business Days before the day of any selection of Exchange Debentures for redemption under Section 13.02 hereof and ending at the close of business on the day of selection, or (ii) to register the transfer of or exchange any Exchange Debentures so selected for redemption, in whole or in part, except the unredeemed portion of any Exchange Debenture being redeemed in part.

Section 2.07.  Replacement Exchange Debentures.

                  If any mutilated Exchange Debenture is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Exchange Debenture, the Company shall issue and the Trustee shall authenticate a replacement if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if an Exchange Debenture is replaced. The Company may charge for any expenses in replacing an Exchange Debenture.

                  Every replacement Exchange Debenture is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Exchange Debentures duly issued hereunder.

Section 2.08.  Outstanding Exchange Debentures.

                  The Exchange Debentures outstanding at any time are all the Exchange Debentures authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, an Exchange Debenture does not cease to be outstanding because the Company or an Affiliate of the Company holds the Exchange Debenture.

                  If an Exchange Debenture is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Exchange Debenture is held by a bona fide purchaser.

                  If the principal amount of any Exchange Debenture is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                  If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Exchange Debentures payable on that date, then on and after that date such Exchange Debentures shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09.  Treasury Exchange Debentures.

                  In determining whether the Holders of the required principal amount of Exchange Debentures have concurred in any direction, waiver or consent, Exchange Debentures owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Exchange Debentures that a Trustee knows are so owned shall be so disregarded.

Section 2.10.  Temporary Exchange Debentures.

                  Until definitive Exchange Debentures are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Exchange Debentures upon a written order of the Company signed by an Officer. Temporary Exchange Debentures shall be substantially in the form of definitive Exchange Debentures but may have variations that the Company considers appropriate for temporary Exchange Debentures and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Exchange Debentures in exchange for temporary Exchange Debentures.

                  Holders of temporary Exchange Debentures shall be entitled to all of the benefits of this Indenture.

Section 2.11.  Cancellation.

                  The Company at any time may deliver Exchange Debentures to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Exchange Debentures surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Exchange Debentures surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Exchange Debentures (subject to the record retention requirement of the Exchange Act in accordance with its standard disposition policies in effect from time to time). Certification of the destruction of all cancelled Exchange Debentures shall be delivered to the Company. The Company may not issue new Exchange Debentures to replace Exchange Debentures that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12.  Defaulted Interest.

                  If the Company defaults in a payment of interest on the Exchange Debentures, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Exchange Debentures and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Exchange Debenture and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                    ARTICLE 3
                             CHANGE OF CONTROL OFFER

                  Within 50 days of (i) the proposed occurrence of a Change of Control or (ii) the occurrence of a Change of Control Triggering Event, the Company shall notify the Trustee in writing of such proposed occurrence or occurrence, as the case may be, and shall make an offer to purchase (the "Change of Control Offer") the Exchange Debentures at a purchase price equal to 100% of the principal amount thereof plus any accrued and unpaid interest thereon to the Change of Control Payment Date (as hereinafter defined) (the "Change of Control Purchase Price") in accordance with the procedures set forth in this covenant.

                  Within 50 days of (i) the proposed occurrence of a Change of Control or (ii) the occurrence of a Change of Control Triggering Event, the Company also shall (a) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (b) send by first-class mail, postage prepaid, to the Trustee and to each holder of the Exchange Debentures, at his address appearing in the register of the Exchange Debentures maintained by the Registrar, a notice stating:

                           (1) that the Change of Control Offer is being made
                  pursuant to this covenant and that all Exchange Debentures tendered will be accepted for payment, provided that a Change of Control Triggering Event has occurred and otherwise subject to the terms and conditions set forth herein;

                           (2) the Change of Control Purchase Price and the
                  purchase date (which shall be a Business Day no earlier than 50 days from the date such notice is mailed and no later than 15 days after the date of the corresponding Change of Control Triggering Event) (the "Change of Control Payment Date");

                           (3) that any Exchange Debenture not tendered will continue to accrue interest;

                           (4) that, unless the Company defaults in the payment
                  of the Change of Control Purchase Price, any Exchange Debentures accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                           (5) that holders accepting the offer to have their
                  Exchange Debentures purchased pursuant to a Change of Control Offer will be required to surrender the Exchange Debentures to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

                           (6) that holders will be entitled to withdraw their
                  acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Exchange Debentures delivered for purchase, and a statement that such holder is withdrawing his election to have such Exchange Debentures purchased;

                           (7) that holders whose Exchange Debentures are being
                  purchased only in part will be issued new Exchange Debentures equal in principal amount to the unpurchased portion of the Exchange Debentures surrendered, provided that each Exchange Debenture purchased and each such new Exchange Debenture issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof; and

                           (8) any other procedures that a holder must follow to
                  accept a Change of Control Offer or effect withdrawal of such acceptance.

                  Notwithstanding any other provision of this Article 3, in the case of a notice of a Change of Control Offer that is being furnished by the Company with respect to a proposed Change of Control that has not yet actually occurred, the Company may specify in such notice that holders of the Exchange Debentures shall be required to notify the Company, by a date not earlier than the date (the "Proposed Change of Control Response Date") which is 30 days from the date of such notice, as to whether such holders will tender their Exchange Debentures for payment pursuant to the Change of Control Offer and to notify the Company of the principal amount of such Exchange Debentures to be so tendered (with the failure of any holder to so notify the Company within such 30-day period to be deemed an election of such holder not to accept such Change of Control Offer). In such event, the Company shall have the option, to be exercised by a subsequent written notice to be sent, no later than 15 days after the Proposed Change of Control Response Date, to the same Persons to whom the original notice of the Change of Control Offer was sent, to cancel or otherwise effect the termination of the proposed Change of Control and to rescind the related Change of Control Offer, in which case the then outstanding Change of Control Offer shall be deemed to be null and void and of no further effect.

                  On the Change of Control Payment Date, the Company shall (a) accept for payment Exchange Debentures or portions thereof tendered pursuant to the Change of Control Offer, (b) deposit with the Paying Agent money sufficient to pay the purchase price of all Exchange Debentures or portions thereof so tendered and (c) deliver or cause to be delivered to the Trustee Exchange Debentures so accepted together with an Officers' Certificate stating the Exchange Debentures or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each holder of Exchange Debentures so accepted payment in an amount equal to the purchase price for such Exchange Debentures, and the Trustee shall promptly authenticate and mail to such holder a new Exchange Debenture equal in principal amount to any unpurchased portion of the Exchange Debentures surrendered; provided that each such new Exchange Debenture shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

                  There shall be no purchase of any Exchange Debentures pursuant to this covenant if there has occurred (prior to, on or after, as the case may be, the tender of such Exchange Debentures pursuant to the Change of Control Offer, by the holders of such Exchange Debentures) and is continuing an Event of Default. The Paying Agent will promptly return to the respective holders thereof any Exchange Debentures (a) the tender of which has been withdrawn in compliance with this Indenture or (b) held by it during the continuance of an Event of Default (other than a default in the payment of the Change of Control Purchase Price with respect to such Exchange Debentures).

                  In the event that the Company is required to make a Change of Control Offer, the Company will comply with all applicable tender offer rules including Rule 14e-1 under the Exchange Act, to the extent applicable.

                                    ARTICLE 4
                                    COVENANTS

Section 4.01.  Payment of Exchange Debentures.

                  The Company shall pay the principal of and all interest on the Exchange Debentures on the dates and in the manner provided in the Exchange Debentures and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay such installment.

                  The Company will pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law) and on overdue interest, to the extent lawful, at the rate borne by the Exchange Debentures.

Section 4.02.  SEC Reports.

                  The Company shall file with the Trustee, within 15 days after it files with the SEC, copies of the annual reports and of the other information, documents and reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe), if any, which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended. The Company shall also comply with the other provisions of TIA SS- 314(a).

Section 4.03.  Waiver of Stay, Extension or Usury Laws.

                  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest on the Exchange Debentures as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.04.  Limitation on Transactions with Affiliates.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any transaction with any Affiliate upon terms which would be any less favorable than those obtainable by the Company or a Restricted Subsidiary in a comparable arm's-length transaction with a Person which is not an Affiliate. The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any transaction (or series of related transactions) involving in the aggregate $1,000,000 or more with any Affiliate except for (i) the making of any Restricted Payment, (ii) any transaction or series of transactions between the Company and one or more of its Restricted Subsidiaries or between two or more of its Restricted Subsidiaries (provided that no more than 5% of the equity interest in any of its Restricted Subsidiaries is owned by an Affiliate), and (iii) the payment of compensation (including, without limitation, amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of the Company or any of its Restricted Subsidiaries, so long as the Board of Directors of the Company in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation or fees to be fair consideration therefor; and provided further that for any Asset Sale, or a sale, transfer or other disposition (other than to the Company or any of its Restricted Subsidiaries) of an interest in a Restricted Investment, involving an amount greater than $25,000,000, such Asset Sale or transfer of interest in a Restricted Investment is for fair value as determined by an opinion of a nationally recognized investment banking firm filed with the Trustee. Notwithstanding the foregoing, this provision shall not prohibit any such transaction which is determined by the independent members of the Board of Directors of the Company, in their reasonable, good faith judgment (as evidenced by a Board Resolution filed with the Trustee) to be (a) in the best interests of the Company or such Restricted Subsidiary, and (b) upon terms which would be obtainable by the Company or a Restricted Subsidiary in a comparable arm's-length transaction with a Person which is not an Affiliate.

Section 4.05.  Limitation on Indebtedness.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume or become liable for, contingently or otherwise (collectively an "incurrence"), any Indebtedness (other than Exchange Debentures issued under this Indenture) unless, after giving effect to such incurrence on a pro forma basis, Indebtedness of the Company and its Restricted Subsidiaries, on a consolidated basis, shall not be more than the product of the Annualized Pro Forma EBITDA for the latest fiscal quarter preceding such incurrence for which financial statements are available, multiplied by 8.75.

                  Notwithstanding the above, this provision will not limit the incurrence of Indebtedness which is incurred by the Company or its Restricted Subsidiaries for working capital purposes or capital expenditures with respect to plant, property and equipment of the Company and its Restricted Subsidiaries in an aggregate amount not to exceed $50,000,000. Further, this provision will not limit Permitted Refinancing Indebtedness, subject to the provisions of
Section 4.06.

Section 4.06.     Limitation on Restricted Payments.

                  So long as any of the Exchange Debentures remain outstanding, the Company shall not make, and shall not permit any Restricted Subsidiary to make, any Restricted Payment if (a) at the time of such proposed Restricted Payment, a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence of such Restricted Payment, or (b) immediately after giving effect to any such Restricted Payment, the aggregate of all Restricted Payments which shall have been made on or after January 1, 1993 (the amount of any Restricted Payment, if other than cash, to be based upon fair market value as determined in good faith by the Company's Board of Directors whose determination shall be conclusive) would exceed an amount equal to the greater of (i) the sum of $5,000,000 or (ii) the difference between (a) the Cumulative Credit and (b) the sum of the aggregate amount of all Restricted Payments, and all Permitted Investments made pursuant to clause (v) of the definition of "Permitted Investments," made on or after January 1, 1993 plus 1.2 times Cumulative Interest Expense.

Section 4.07.  Reports to Holders.

                  The Company will send to the Trustee and to Exchange Debentureholders, within 15 days after the filing thereof with the SEC, copies of its annual reports on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K; provided, however, that notwithstanding any event which results in the Company being relieved of its obligation to file information, documents and reports with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act, the Company shall nevertheless continue, so long as any Exchange Debenture remains outstanding and unpaid, (i) to file with the SEC (at such time as it would be required to file such reports under the Exchange Act), and to send to the Trustee and Exchange Debentureholders (within 15 days thereafter), quarterly and annual reports and information, documents and other reports substantially equivalent to those it would have been obligated to file if it had remained subject to such sections of the Exchange Act, and (ii) so long as the Exchange Debentures have not been registered pursuant to the Registration Rights Agreement, upon the request of an Exchange Debentureholder, to provide information required to be delivered under Rule 144A(d)(4) under the Securities Act to such Exchange Debentureholder and its prospective purchasers designated by such Exchange Debentureholder.

Section 4.08.  Notice of Defaults Or Events of Default.

                  In the event that any Default or Event of Default shall occur and be continuing, the Company will, within 10 days of the occurrence thereof, give written notice of such Default or Event of Default to the Trustee.

Section 4.09.  Compliance Certificates.

                  The Company shall deliver to the Trustee on or before 105 days after the end of its fiscal year and on or before 50 days after the end of its second fiscal quarter in each year an Officers' Certificate stating whether or not the signers know of any Default or Event of Default. If they do know of such a Default or Event of Default, the certificate shall describe such Default or Event of Default and the efforts to remedy or obtain a waiver of the same. The certificate must comply with Section 12.05 hereof.

Section 4.10.  Covenant to Secure Exchange Debentures Equally.

                  Except for Liens created or assumed by the Company in connection with the acquisition of real property or equipment to be used by the Company in the operation of its business which do not secure Indebtedness in excess of the purchase price of such real property or equipment, the Company covenants that, if it shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, to secure Indebtedness that is subordinate or junior in right of payment to any Senior Debt, it will make or cause to be made effective provisions whereby the Exchange Debentures will be secured by such Lien equally and ratably with such Indebtedness of the Company secured by such Lien as long as any such other Indebtedness of the Company shall be so secured. The restriction imposed by this Section 4.10 shall not apply with respect to a Lien, including a pledge of Capital Stock of a Subsidiary or an Affiliate, to secure Indebtedness which is an obligation of such Subsidiary or Affiliate and not an obligation of the Company.

Section 4.11. Limitation on Investment in Affiliates and Unrestricted Subsidiaries.

                  After the date of this Indenture, the Company may not, nor will the Company allow any Restricted Subsidiary to, make a Restricted Investment other than by way of Permitted Investments unless pro forma for such Restricted Investment the Leverage Ratio of the Company does not exceed 7.75:1.

Section 4.12.  Limitation on Sale of Assets.

                  Neither the Company nor any Restricted Subsidiary of the Company shall sell an asset (including Capital Stock of Restricted Subsidiaries) or reclassify a Restricted Subsidiary existing on the date of this Indenture as an Unrestricted Subsidiary (a "Reclassification") unless (a) in the case of an asset sale, (i) at least 75% of the net proceeds received by the Company or such Restricted Subsidiary is in cash, cash equivalents or common or preferred Capital Stock or debt securities issued by a Person which has Investment Grade Senior Debt and (ii) cash proceeds from the asset sale are used to reduce debt and such debt reduction results in the Company's Leverage Ratio being lower pro forma after such asset sale than prior to such asset sale, or (b) in the case of an asset sale or Reclassification, pro forma for such asset sale or Reclassification the Indebtedness of the Company and its Restricted Subsidiaries, on a consolidated basis, shall not be more than 7.75 multiplied by Annualized Pro Forma EBITDA, provided that in no case under either clause (a) or
(b) shall the Company undertake an asset sale or Reclassification, if pro forma for such an asset sale or Reclassification the Company and its Restricted Subsidiaries would be the owners of fewer than 75% of the cable systems (measured on the basis of basis subscribers as of February 22, 1994) owned by the Company and its Restricted Subsidiaries as of February 22, 1994, provided however, that the Company and its Restricted Subsidiaries may sell additional assets of up to 10% of assets held as of February 22, 1994 if the consideration received from such sale is (i) cash which is used within 12 months to purchase additional systems of equivalent value or (ii) other cable systems of equivalent value.

Section 4.13.  No Senior Subordinated Debt

                  The Company shall not directly or indirectly create, incur, issue, assume or become liable for, contingently or otherwise, any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Exchange Debentures.

                                    ARTICLE 5
                              SUCCESSOR CORPORATION

Section 5.01.  Mergers and Consolidations.

                  The Company may not consolidate with, merge with or into, or transfer all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions), to any Person unless: (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company are transferred shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Exchange Debentures and this Indenture, and the obligations under this Indenture shall remain in full force and effect; (ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iii) immediately after giving effect to such transaction on a pro forma basis for the most recent quarter, the pro forma Consolidated Fixed Charge Ratio of the surviving entity shall be at least 1:1; provided that, if the Consolidated Fixed Charge Ratio of the Company for the most recent quarter preceding such transaction is within the range set forth in Column A below, then the pro forma Consolidated Fixed Charge Ratio of the surviving entity after giving effect to such transaction shall be at least equal to the greater of the percentage of the Consolidated Fixed Charge Ratio of the Company for the most recent quarter preceding such transaction set forth in Column B below or the ratio set forth in Column C below:

                   A                          B                      C
         1.1111:1 to 1.4999:1                90%                   1.00:1
 --------------------------------------
            1.5 and higher                   80%                   1.35:1

and provided, further, that if the pro forma Consolidated Fixed Charge Ratio of the surviving entity is 2:1 or more, the calculation in the preceding proviso shall be inapplicable and such transaction shall be deemed to have complied with the requirements of such proviso.

                  In connection with any consolidation, merger or transfer contemplated by this Section 5.01, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this Section 5.01 and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

                  Section 5.02.  Successor Person Substituted.

                  Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.01 above, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Exchange Debentures.

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

Section 6.01.  Events of Default.

                  An "Event of Default" occurs if:

                           (1) the Company defaults in the payment of any
                  principal of any Exchange Debenture when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise, whether or not such payment is prohibited by the provisions of Article 11 hereof;

                           (2) the Company defaults in the payment of any
                  interest on any Exchange Debenture when the same becomes due and payable and the default continues for a period of 30 days, whether or not such payment is prohibited by the provisions of
                  Article 11 hereof;

                           (3) the Company defaults in the observance or
                  performance of any other covenant in the Exchange Debentures or this Indenture for 60 days after written notice from the Trustee or the Holders of not less than 25% in aggregate principal amount of the Exchange Debentures then outstanding;

                           (4) the Company fails to pay when due principal,
                  interest or premium aggregating $10,000,000 or more with respect to any Indebtedness of the Company or any Restricted Subsidiary, or the acceleration of any such Indebtedness which default shall not be cured or waived, or such acceleration shall not be rescinded or annulled, within ten days after written notice as provided in this Indenture;

                           (5) a court of competent jurisdiction enters a final
                  judgment or judgments for the payment of money in excess of $10,000,000 against the Company or any Restricted Subsidiary and such judgment remains undischarged for a period of 60 consecutive days during which a stay of enforcement of such judgment shall not be in effect;

                           (6) the Company, or any Restricted Subsidiary with
                  liabilities of greater than $10,000,000 under GAAP as of the date of the event described in this clause (6), pursuant to or within the meaning of any Bankruptcy Law:

                                    (A)     commences a voluntary case,

                                    (B)     consents to the entry of an order
                           for relief against it in an involuntary case,

                                    (C)     consents to the appointment of a
                            Custodian of it or for all or substantially all of its property, or

                                    (D)     makes a general assignment for the
                            benefit of its creditors;

                           (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                                    (A) is for relief against the Company, or
                           any Restricted Subsidiary with liabilities of greater than $10,000,000 under GAAP as of the effective date of such order or decree, in an involuntary case,

                                    (B) appoints a Custodian of the Company, or
                           any Restricted Subsidiary with liabilities of greater than $10,000,000 under GAAP as of the effective date of such order or decree, or for all or substantially all of its property, or

                                    (C) orders the liquidation of the Company,
                           or any Restricted Subsidiary with liabilities of greater than $10,000,000 under GAAP as of the effective date of such order or decree, and the order or decree remains unstayed and in effect for 60 days.

                  The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                  A Default under clauses (3) and (4) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities notify the Company and the Trustee, of the Default and the Company does not cure the Default within (a) 60 days after receipt of such notice in the case of a Default under clause (3) and (b) 10 days after receipt of such notice in the case of a Default under clause (4). The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." If the Holders of at least 25% in principal amount of the outstanding Exchange Debentures request the Trustee to give such notice on their behalf, the Trustee shall do so.

                  Subject to Section 7.05 hereof, the Trustee may withhold notice to the Holders of the Exchange Debentures of any default (except in payment of principal or interest on the Exchange Debentures) if the Trustee considers it to be in the best interest of the Holders of the Exchange Debentures to do so.

Section 6.02.  Acceleration.

                  If an Event of Default (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization) occurs and is continuing, the Trustee by notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the Exchange Debentures then outstanding may declare to be immediately due and payable the principal amount of all the Exchange Debentures then outstanding plus accrued but unpaid interest to the date of acceleration; provided, however, that after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of outstanding Exchange Debentures by written notice to the Trustee and the Company may rescind and annul such acceleration and its consequences if all existing Events of Default, other than the nonpayment of accelerated principal or interest, have been cured or waived. In case an Event of Default specified in
Section 6.01(6) or (7) occurs, such amount with respect to all of the Exchange Debentures shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Exchange Debentures.

Section 6.03.  Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Exchange Debentures or to enforce the performance of any provision of the Exchange Debentures or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

                  The Trustee may maintain a proceeding even if it does not possess any of the Exchange Debentures or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Exchange Debentureholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04.  Waiver of Past Defaults and Events of Default.

                  Subject to Sections 6.02, 6.07 and 8.02 hereof, the Holders of a majority in principal amount of the Exchange Debentures then outstanding have the right to waive any existing default or compliance with any provision of this Indenture or the Exchange Debentures and to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, subject to certain limitations specified in this Indenture.

Section 6.05.  Control by Majority.

                  The Holders of a majority in principal amount of the Exchange Debentures then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Exchange Debentureholder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Trust Officer, determine that the proceedings so directed would involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 6.06.  Limitation on Suits.

                  Subject to Section 6.07 below, an Exchange Debentureholder may not institute any proceeding or pursue any remedy with respect to this Indenture or the Exchange Debentures unless:

                           (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

                           (2) the Holders of at least 25% in aggregate
                  principal amount of the Exchange Debentures then outstanding make a written request to the Trustee to pursue the remedy;

                           (3) such Holder or Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

                           (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                           (5) no direction inconsistent with such written
                  request has been given to the Trustee during such 60 day period by the Holders of a majority in aggregate principal amount of the Exchange Debentures then outstanding.

                  An Exchange Debentureholder may not use this Indenture to prejudice the rights of another Exchange Debentureholder or to obtain a preference or priority over another Exchange Debentureholder.

Section 6.07.  Rights of Holders to Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder of an Exchange Debenture to receive payment of principal of and interest on the Exchange Debenture on or after the respective due dates expressed in the Exchange Debenture, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 6.08.  Collection Suit by Trustee.

                  If an Event of Default in payment of principal or interest specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Exchange Debentures for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate then borne by the Exchange Debentures, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.  Trustee May File Proofs of Claim.

                  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Exchange Debentureholders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Exchange Debentures), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any Custodian in any such judicial proceeding is hereby authorized by each Exchange Debentureholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Exchange Debentureholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee or any predecessor trustee under Section 7.07 hereof.

                  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee or any predecessor Trustee under Section 7.07 hereof out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other properties which the Holders of the Exchange Debentures may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Exchange Debentureholder any plan of reorganization, arrangement, adjustment or composition affecting the Exchange Debentures or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Exchange Debentureholder in any such proceedings.

Section 6.10.  Priorities.

                  If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                  FIRST: to the Trustee or any predecessor trustee for amounts due under Sections 6.09 and 7.07 hereof;

                  SECOND: to Exchange Debentureholders for amounts due and unpaid on the Exchange Debentures for principal and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Exchange Debentures; and

                  THIRD:  to the Company.

                  The Trustee may fix a record date and payment date for any payment to Exchange Debentureholders pursuant to this Section 6.10.

Section 6.11.  Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof or a suit by Holders of more than 10% in principal amount of the Exchange Debentures then outstanding.

                                    ARTICLE 7
                                     TRUSTEE

Section 7.01.  Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the same circumstances in the conduct of his own affairs.

                  (b)      Except during the continuance of an Event of Default:

                           (1) The Trustee need perform only those duties that
                  are specifically set forth in this Indenture and no others.

                           (2) In the absence of bad faith on its part, the
                  Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (1) This paragraph does not limit the effect of
                  paragraph (b) of this Section 7.01.

                           (2) The Trustee shall not be liable for any error of
                  judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                           (3) The Trustee shall not be liable with respect to
                  any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section
                  6.05 hereof.

                           (4) No provision of this Indenture shall require the
                  Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (d) Whether or not therein expressly so provided, paragraphs
(a), (b) and (c) of this Section 7.01 shall govern every provision of this Indenture that in any way relates to the Trustee.

                  (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity reasonably satisfactory to it against any loss, liability, expense or fee.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.  Rights of Trustee.

                  Subject to Section 7.01 hereof:

                           (1) The Trustee may rely on any document reasonably
                  believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                           (2) Before the Trustee acts or refrains from acting,
                  it may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of
                  Section 12.05 hereof. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Certificate or Opinion.

                           (3) The Trustee may act through agents and shall not
                  be responsible for the misconduct or negligence of any agent appointed with due care.

                           (4) The Trustee shall not be liable for any action it
                  takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

                           (5) The Trustee may consult with counsel, and the
                  advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

Section 7.03.  Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Exchange Debentures and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11 hereof.

Section 7.04.  Trustee's Disclaimer.

                  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Exchange Debentures, it shall not be accountable for the Company's use of the proceeds from the sale of Exchange Debentures and it shall not be responsible for any statement in the Exchange Debentures other than its certificate of authentication.

Section 7.05.  Notice of Defaults.

                  If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Exchange Debentureholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of the principal of or interest on any Exchange Debenture the Trustee may withhold the notice if and so long as the board of directors of the Trustee, the executive committee or any trust committee of such board and/or its Trust Officers in good faith determine(s) that withholding the notice is in the interests of the Exchange Debentureholders.

Section 7.06.  Reports by Trustee to Holders.

                  Within 60 days after May 15 of any year, commencing the May 15 following the date of this Indenture, the Trustee shall mail to each Exchange Debentureholder a brief report dated as of such May 15 that complies with TIA SS- 313(a) (but if no event described in TIA SS- 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA SS- 313(b)(2).

                  Reports pursuant to this Section shall be transmitted by mail:

                           (1) to all registered Holders of Exchange Debentures,
                  as the names and addresses of such Holders appear on the Registrar's books;

                           (2) to such Holders of Exchange Debentures as have,
                  within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose; and

                           (3) except in the case of reports pursuant to TIA SS-
                  313(b), to each Exchange Debentureholder whose name and address is preserved at the time by the Trustee, as provided in Section 2.05.

                  A copy of each report at the time of its mailing to Exchange Debentureholders shall be filed with the SEC and each stock exchange on which the Exchange Debentures are listed. The Company shall notify the Trustee when the Exchange Debentures are listed on any stock exchange.

Section 7.07.  Compensation and Indemnity.

                  The Company shall pay to the Trustee from time to time reasonable compensation for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in connection with its duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  The Company shall indemnify the Trustee for, and hold it harmless against, any loss, liability or reasonable expense incurred by it in connection with the performance of its duties under this Indenture including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity.

                  The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by the Trustee through its negligence or bad faith. To secure the Company's payment obligations in Sections
6.09 and 7.07, the Trustee shall have a lien prior to the Exchange Debentures on all money or property held or collected by the Trustee except such money or property held in trust to pay principal of and interest on particular Exchange Debentures.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law. However, in the event that such expenses of administration are disallowed by a final judgment of a court of competent jurisdiction, the expenses thereby, and all other unreimbursed expenses of the Trustee, shall constitute a general unsecured claim of the Trustee against the estate.

                  For purposes of this Section 7.07, the term "Trustee" shall include any trustee appointed pursuant to Article 10.

Section 7.08.  Replacement of Trustee.

                  The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the outstanding Exchange Debentures may remove the Trustee by notifying the removed Trustee and may appoint a successor Trustee with the Company's written consent. Subject to the provisions of Section 6.11, any Exchange Debentureholder who has been a bona fide holder of Exchange Debentures for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee, and the appointment of a successor, if the Trustee fails, after written notice therefor by such Holder, to comply with the provisions of clause (i) of TIA 310(b). The Company may remove the Trustee at its election if:
                           (1)      the Trustee fails to comply with
                  Section 7.10 hereof;

                           (2) the Trustee is adjudged a bankrupt or an insolvent;

                           (3) a receiver or other public officer takes charge of the Trustee or its property;

                           (4) the Trustee otherwise becomes incapable of acting; or

                           (5) a successor corporation becomes successor Trustee pursuant to Section 7.09 below.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

                  If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Exchange Debentures may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Exchange Debentureholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately following such delivery, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Exchange Debentureholder.

Section 7.09.  Successor Trustee by Consolidation, Merger or Conversion.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 7.10 hereof, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.  Eligibility; Disqualification.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA SS- 310(a)(1) and (2) in every respect. The Trustee shall have a combined capital and surplus of at least $5,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA SS- 310(b), including the provision in SS- 310(b)(1).

Section 7.11.  Preferential Collection of Claims Against Company.

                  The Trustee shall comply with TIA 311(a), excluding any creditor relationship listed in TIA 311(b). A Trustee who has resigned or been removed shall be subject to TIA 311(a) to the extent indicated therein.

Section 7.12.  Paying Agents.

                  The Company shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

                           (A) that it will hold all sums held by it as agent
                 for the payment of principal of or interest on, the Exchange Debentures (whether such sums have been paid to it by the Company or by any obligor on the Exchange Debentures) in trust for the benefit of Holders of the Exchange Debentures;

                           (B) that it will at any time during the continuance
                 of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it; and

                           (C) that it will give the Trustee written notice
                 within three (3) Business Days of any failure of the Company (or by any obligor on the Exchange Debentures) in the payment of any installment of the principal of or interest on, the Exchange Debentures when the same shall be due and payable.

                                    ARTICLE 8
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01.  Without Consent of Holders.

                  The Company and the Trustee may amend or supplement this Indenture or the Exchange Debentures without notice to or consent of any Exchange Debentureholder:

                           (1)      to comply with Section 5.01 hereof;

                           (2) to convey, transfer, assign, mortgage or pledge any property to the Trustee and otherwise to comply with Section 4.10 hereof;

                           (3) to provide for uncertificated Exchange Debentures in addition to or in place of certificated Exchange Debentures; or

                           (4) to cure any ambiguity, defect or inconsistency,
                  or to make any other change that does not materially and adversely affect the rights of any Exchange Debentureholder.

                  The Trustee is hereby authorized to join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects its own rights, duties or immunities under this Indenture.

Section 8.02.  With Consent of Holders.

                  Except as provided below in this Section 8.02, the Company and the Trustee may modify or supplement this Indenture or the Exchange Debentures with the written consent of the Holders of at least one-half in principal amount of the outstanding Exchange Debentures without notice to any Exchange Debentureholder. The Holders of a majority in aggregate principal amount of the outstanding Exchange Debentures may waive compliance in a particular instance by the Company with any provision of this Indenture or the Exchange Debentures without notice to any Exchange Debentureholder. Any amendment to the provisions of Article 11 hereof including the related definitions will require the consent of the holders of at least two-thirds in aggregate principal amount of the Exchange Debentures then outstanding if such amendment would adversely affect the rights of the Holders of Exchange Debentures. Subject to Section 8.04, without the consent of each Exchange Debentureholder affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

                           (1) reduce the amount of Exchange Debentures whose Holders must consent to an amendment, supplement or waiver to this Indenture or the Exchange Debentures;

                           (2) reduce the rate of or change the time for payment of interest on any Exchange Debenture;

                           (3) reduce the principal of or change the stated maturity of any Exchange Debenture or alter or waive any of the provisions with respect to the redemption of the Exchange Debentures;

                           (4) change the amount or time of any payment required by the Exchange Debentures;

                           (5) waive a default in the payment of the principal of, interest on, or redemption payment with respect to any Exchange Debenture;

                           (6) make any Exchange Debenture payable in money
                  other than that stated in the Exchange Debenture or change the place of payment from New York, New York; or

                           (7) make any changes in Sections 6.04, 6.07 hereof or this sentence of Section 8.02.

                  After an amendment, supplement or waiver under this Section
8.02 becomes effective, the Company shall mail to the Holders a notice briefly describing the amendment, supplement or waiver.

                  Upon the request of the Company, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Exchange Debentureholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 8.03.  Compliance with Trust Indenture Act.

                  Every amendment to or supplement of this Indenture or the Exchange Debentures shall comply with the TIA as then in effect.

Section 8.04.  Revocation and Effect of Consents.

                  Until an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of an Exchange Debenture is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Exchange Debenture or portion thereof, and of any Exchange Debenture issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Exchange Debenture. Any such Holder or subsequent Holder, however, may revoke the consent as to his Exchange Debenture or portion of an Exchange Debenture, if the Trustee receives the notice of revocation before the date the amendment, supplement, waiver or other action becomes effective.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Holders has been obtained.

                  After an amendment, supplement, waiver or other action becomes effective, it shall bind every Exchange Debentureholder, unless it makes a change described in any of clauses (1) through (7) of Section 8.02 hereof. In that case the amendment, supplement, waiver or other action shall bind each Holder of an Exchange Debenture who has consented to it and every subsequent Holder of an Exchange Debenture or portion of an Exchange Debenture that evidences the same debt as the consenting Holder's Exchange Debenture.

Section 8.05.  Notation on or Exchange of Exchange Debentures.

                  If an amendment, supplement, or waiver changes the terms of an Exchange Debenture, the Trustee may request the Holder of the Exchange Debenture to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Exchange Debenture about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Exchange Debenture shall issue and the Trustee shall authenticate a new security that reflects the changed terms.

Section 8.06.  Trustee to Sign Amendments, etc.

                  The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 8 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01 hereof, shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture. The Company may not sign an amendment or supplement until the Board of Directors approves it.

                                    ARTICLE 9
            SATISFACTION AND DISCHARGE OF INDENTURE: UNCLAIMED MONEYS

Section 9.01.  Satisfaction and Discharge of Indenture.

                  If at any time

                           (a)      either

                                    (i) there shall have been cancelled by the
                           Trustee or delivered to the Trustee for cancellation all Exchange Debentures theretofore authenticated and delivered (other than any Exchange Debentures that are asserted to have been destroyed, lost or stolen and that shall have been replaced as provided in
                           Section 2.07 hereof, or paid, or Exchange Debentures for whose payment money has theretofore been deposited in trust with the Trustee); or

                                    (ii) all such Exchange Debentures not
                           theretofore cancelled by the Trustee or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one (1) year, and the Company has deposited or caused to be deposited with the Trustee as trust funds the entire amount sufficient to pay at maturity the principal of and accrued interest on all such Exchange Debentures not theretofore cancelled by the Trustee or delivered to the Trustee for cancellation; and

                           (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

                           (c) the Company has delivered to the Trustee an
                  Officers' Certificate stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with; and

                           (d) the Company has delivered to the Trustee an
                  Opinion of Counsel stating that the documents and other items that have been or are therewith delivered to the Trustee conform to the requirements of this Indenture, and that, upon the basis of a Company Request and the accompanying documents and items specified in this Section 9.01, all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with, then, upon Company Request, this Indenture and the rights and interests hereby created shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Exchange Debentures), and the Trustee, at the cost and expense of the Company, shall, subject to Section
                  9.05 hereof, execute and deliver proper instruments acknowledging satisfaction and discharge of this Indenture.

                  Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 6.09, 7.07, 7.08, 9.04 and 9.05 shall survive until the Exchange
Debentures are no longer outstanding. Thereafter, the Company's obligations to the Trustee under Sections 7.07, 9.04 and 9.05 hereof shall survive.

Section 9.02.  Funds Deposited for Payment of Exchange Debentures.

                  All moneys deposited with the Trustee pursuant to Section 9.01 hereof shall be held in trust and shall be available for payment when the Exchange Debentures become due and payable in accordance with their terms, either directly or through any Paying Agent, to the Holders of the particular Exchange Debentures for the payment of which such moneys have been deposited with the Trustee.

Section 9.03.  Moneys Held by Paying Agent.

                  In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the Company, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.01 hereof, to the Company, and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 9.04.  Moneys Held by Trustee.

                  Any moneys deposited with the Trustee or any Paying Agent or then held by the Company in trust for the payment of the principal of or interest on any Exchange Debenture that are not applied but remain unclaimed by the Holder of such Exchange Debenture for two (2) years after the date upon which the principal of or interest on such Exchange Debenture shall have respectively become due and payable shall be repaid to the Company upon Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Exchange Debenture entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Company, either mail to each Exchange Debentureholder affected, at the address shown in the register of the Exchange Debentures maintained by the Registrar pursuant to Section 2.03 hereof, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Company. After payment to the Company, Exchange Debentureholders entitled to the money must look only to the Company for payment as general creditors unless applicable abandoned property law designates another person.

Section 9.05.  Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any money in accordance with Section 9.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Exchange Debentures shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 9.01; provided, however, that if the Company has made any payment of principal of or interest on any Exchange Debentures because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Exchange Debentures to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 10
                       DEFEASANCE AND COVENANT DEFEASANCE

Section 10.01.  Applicability of Article; Company Option to Effect Defeasance

                  The Company may at its option by a Board Resolution at any time, with respect to the Exchange Debentures elect to have Section 10.02 or
Section 10.03 hereof be applied to the outstanding Exchange Debentures upon compliance with the conditions set forth below in this Article 10.

Section 10.02.  Defeasance and Discharge.

                  Upon the Company's exercise of the option described in Section
10.01 above applicable to this Section with respect to the Exchange Debentures, the Company shall be deemed to have been discharged from its obligations with respect to the Exchange Debentures on the date the conditions set forth in
Section 10.04 below are satisfied (hereinafter, "Defeasance"). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Exchange Debentures and to have satisfied all its other obligations under such Exchange Debentures and this Indenture insofar as such Exchange Debentures are concerned (and the Trustee, at the expense of the Company, shall, subject to Section 10.06 hereof, execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of outstanding Exchange Debentures to receive solely from the trust funds described in Section 10.04 hereof and as more fully set forth in such Section, payments in respect of the principal of and interest on such Exchange Debentures when such payments are due, (B) the Company's obligations with respect to such Exchange Debentures under Sections 2.03, 2.04, 2.05, 2.06, 2.07 and 2.08 hereof, (C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof) and (D) this Article 10. Subject to compliance with this Article 10, the Company may exercise its option under this Section
10.02 with respect to the Exchange Debentures notwithstanding the prior exercise of its option under Section 10.03 below with respect to the Exchange Debentures.

Section 10.03.  Covenant Defeasance.

                  Upon the Company's exercise of the option in Section 10.01 above applicable to this Section with respect to the Exchange Debentures, the Company shall be released from its obligations under Article III, Sections 4.04, 4.05, 4.06, 4.10, 4.11, 4.12 and 4.13 and clause (iii) of Section 5.01 hereof with respect to the outstanding Exchange Debentures on and after the date the conditions set forth in Section 10.04 below are satisfied (hereinafter, "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or portion thereof, whether directly or indirectly by reason of any reference elsewhere herein to any such specified Section or portion thereof or by reason of any reference in any such specified Section or portion thereof to any other provision herein or in any other document, but the remainder of this Indenture and the Exchange Debentures shall be unaffected thereby.

Section 10.04.  Conditions to Defeasance or Covenant Defeasance.

                  The following shall be the conditions to application of
Section 10.02 or Section 10.03 above to the outstanding Exchange Debentures:

                           (1) the Company shall irrevocably have deposited or
                  caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 hereof who shall agree to comply with the provisions of this Article 10 applicable to it) as funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Exchange Debentures, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of and accrued interest on the outstanding Exchange Debentures at the maturity date or on the applicable redemption date, as the case may be, of such principal or interest;

                           (2) no Event of Default or Default with respect to
                  the Exchange Debentures shall have occurred and be continuing on the date of such deposit, or shall have occurred and be continuing at any time during the period ending on the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period under any Bankruptcy Law applicable to the Company in respect of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                           (3) such Defeasance or Covenant Defeasance shall not
                  cause the Trustee to have a conflicting interest for purposes of the TIA with respect to any securities of the Company;

                           (4) such Defeasance or Covenant Defeasance shall not
                  result in a breach or violation of, or constitute default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

                           (5) in the case of an election under Section 10.02
                  above, the Company shall have delivered to the Trustee an Opinion of Counsel stating that the Company has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, and such opinion shall confirm that, the Holders of the outstanding Exchange Debentures or persons in their positions will not recognize income, gain or loss for Federal income tax purposes as a result of such Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred;

                           (6) in the case of an election under Section 10.03
                  hereof, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Exchange Debentures will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                           (7) the Company shall have delivered to the Trustee
                  an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Defeasance under Section 10.02 above or the Covenant Defeasance under Section 10.03 above (as the case may be) have been complied with; and

                           (8) the Company shall have delivered to the Trustee
                  an Officers' Certificate stating its intention to effect a Defeasance pursuant to the provisions of this Article 10 at least sixty (60) days prior to such Defeasance.

Section 10.05.  Deposited Money and U.S. Government Obligations to be Held in
                   Trust; Other Miscellaneous Provisions

                  All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 10.04 in respect of the outstanding Exchange Debentures shall be held in trust and applied by the Trustee, in accordance with the provisions of such Exchange Debentures and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Exchange Debentures, of all sums due and to become due thereon in respect of principal and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 10.04 above or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Exchange Debentures.

                  Anything in this Article 10 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 10.04 above which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Defeasance or Covenant Defeasance.
Section 10.06  Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 10.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Exchange Debentures shall be revived and reinstated as though no deposit had occurred pursuant to this Article 10 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 10.01; provided, however, that if the Company has made any payment of principal of or accrued interest on any Exchange Debentures because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Exchange Debentures to receive such payment from the money or U.S. Governmental Obligations held by the Trustee or Paying Agent.

                                   ARTICLE 11
                                  SUBORDINATION

Section 11.01.  Agreement to Subordinate.

                  The Company agrees, and each Exchange Debentureholder by accepting an Exchange Debenture agrees, that the Indebtedness evidenced by the Exchange Debenture is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

Section 11.02.  Certain Definitions.

                  As used in this Article 11, the following terms shall have the following meanings:

                  "Designated Senior Debt" means any Senior Debt permitted hereunder that has been designated by the Company as "Designated Senior Debt."

                  "Obligations" means any principal, interest, penalties, fees (including, but not limited to, reasonable fees of counsel), indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any indebtedness.

                  "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Debt.

                  "Senior Debt" means (a) any Indebtedness that is permitted under this Indenture that is not by its terms pari passu with or subordinated to the Exchange Debentures, (b) all Obligations of the Company with respect to the foregoing clause (a) including post-petition interest and (c) all (including all subsequent) renewals, extensions, amendments, refinancings, repurchases or redemptions, modifications, replacements or refundings thereto (whether or not coincident therewith) that are permitted pursuant to this Indenture. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include (i) any Indebtedness of the Company to any of its Subsidiaries, (ii) any Indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business (other than with the proceeds of borrowings from banks or other financial institutions) or (iii) any Indebtedness incurred in violation of this Indenture.

                  A distribution may consist of cash, securities or other property, by set-off or otherwise.

Section 11.03.  Liquidation; Dissolution; Bankruptcy.

                  Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, or in an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities:

                           (1) holders of Senior Debt shall be entitled to
                  receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not an allowable claim) before Exchange Debentureholders shall be entitled to receive any payment with respect to the Exchange Debentures (except that, in either case, Exchange Debentureholders may receive (i) securities that are subordinated at least to the same extent as the Exchange Debentures to (a) Senior Debt and (b) any securities issued in exchange for Senior Debt and (ii) payments made from the trust described in the discharge and defeasance provisions of Articles 9 and 10 hereunder); and

                           (2) until all Obligations with respect to Senior Debt
                  (as provided in subsection (1) above) are paid in full, any distribution to which the Exchange Debentureholders would be entitled but for this Article shall be made to holders of Senior Debt (except that Exchange Debentureholders may receive
                  (i) securities that are subordinated at least to the same extent as the Exchange Debentures to (a) Senior Debt and (b) any securities issued in exchange for Senior Debt and (ii) payments made from the trust described in the discharge and defeasance provisions of Articles 9 and 10 hereunder).

Section 11.04.  Default on Designated Senior Debt.

                  The Company may not make any payment or distribution to the Trustee or any Exchange Debentureholder in respect of Obligations with respect to the Exchange Debentures and may not acquire from the Trustee or any Exchange Debentureholder any securities for cash or property (other than (i) securities that are subordinated at least to the same extent as the Exchange Debentures to
(a) Senior Debt and (b) any securities issued in exchange for Senior Debt and
(ii) payments made from the trust described in the discharge and defeasance provisions of Articles 9 and 10 hereunder) if:

                           (i) a default in the payment of principal, premium,
                  if any, or interest with respect to Designated Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other documents governing such Designated Senior Debt; or

                           (ii) a default, other than a payment default, on
                  Designated Senior Debt occurs and is continuing that then permits holders of the Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from the Company or the Representative of such Senior Debt. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until (i) at least 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, interest and liquidated damages on the Exchange Debentures that have come due have been paid in full in cash to the extent required by the terms of the Exchange Debentures. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

                  The Company may and shall resume payments on and distributions in respect of the Exchange Debentures and may acquire them:

                           (1) in the case of a default referred to in Section
                  11.04(i) hereof, the date upon which the default is cured or waived, or

                           (2) in the case of a default referred to in Section
                  11.04(ii) hereof, the earlier of (A) the date upon which such default is cured or waived or (B) 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of such Designated Senior Debt has been accelerated, if this Article otherwise permits the payment,
                  distribution or acquisition at the time of such payment or acquisition.

Section 11.05.  Acceleration of Securities.

                  If payment of the Exchange Debentures is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration.

Section 11.06.  When Distribution Must Be Paid Over.

                  In the event that the Trustee or any Exchange Debentureholder receives any payment of any Obligations with respect to the Exchange Debentures at a time when the Trustee or such Exchange Debentureholder, as applicable, has actual knowledge that such payment is prohibited by Section 11.04 hereof, such payment shall be held by the Trustee or such Exchange Debentureholder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

                  With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Exchange Debentureholders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 11, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

Section 11.07.  Notice by Company.

                  The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Exchange Debentures to violate this Article, but failure to give such notice shall not affect the subordination of the Exchange Debentures to Senior Debt as provided in this Article.

Section 11.08.  Subrogation.

                  After all Senior Debt is paid in full and until the Exchange Debentures are paid in full, Exchange Debentureholders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Exchange Debentures) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Exchange Debentureholders have been applied to the payment of Senior Debt. A distribution made under this Article to holders of Senior Debt that otherwise would have been made to Exchange Debentureholders is not, as between the Company and the Exchange Debentureholders, a payment by the Company on the Exchange Debentures.

Section 11.09.  Relative Rights.

                  This Article defines the relative rights of Exchange Debentureholders and holders of Senior Debt. Nothing in this Indenture shall:

                           (1) impair, as between the Company and Exchange
                  Debentureholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Exchange Debentures in accordance with their terms;

                           (2) affect the relative rights of Exchange
                  Debentureholders as creditors of the Company other than their rights in relation to holders of Senior Debt; or

                           (3) prevent the Trustee or any Exchange
                  Debentureholder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Exchange Debentureholders.

                  If the Company fails because of this Article to pay principal of or interest on the Exchange Debentures on the due date, the failure is still a Default or Event of Default.

Section 11.10.  Subordination May Not Be Impaired by Company.

                  No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Exchange Debentures shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

Section 11.11.  Distribution or Notice to Representatives.

                  Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

                  Upon any payment or distribution of assets of the Company referred to in this Article 11, the Trustee and the Exchange Debentureholders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Exchange Debentureholders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11.

Section 11.12.  Rights of Trustee and Paying Agent.

                  Notwithstanding the provisions of this Article 11 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Exchange Debentures, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Exchange Debentures to violate this Article. Only the Company or a Representative may give the notice. Nothing in this
Article 11 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

                  The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 11.13.  Authorization to Effect Subordination.

                  Each Exchange Debentureholder by the Exchange Debentureholder's acceptance thereof authorizes and directs the Trustee on the Exchange Debentureholder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 11, and appoints the Trustee to act as the Exchange Debentureholder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in
Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, a Representative is hereby authorized to file an appropriate claim for and on behalf of the Exchange Debentureholders.

Section 11.14.  Amendments.

                  The provisions of this Article 11 shall not be amended or modified without the written consent of the holders of all Senior Debt.

                                   ARTICLE 12
                                  MISCELLANEOUS

Section 12.01.  Trust Indenture Act Controls.

                  If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 12.02.  Notices.

                  Any notice or communication shall be given in writing and delivered in person, sent by telex or telephone facsimile, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

                  If to the Company:

                  Adelphia Communications Corporation
                  Main at Water Street
                  Coudersport, Pennsylvania  16195
                  Attention:  Colin Higgin, Esq.

                  Copy to:

                  Buchanan Ingersoll Professional Corporation
                  1 Oxford Centre
                  301 Grant Street, 20th Floor
                  Pittsburgh, Pennsylvania  15219
                  Attention:  Carl E. Rothenberger, Jr., Esq.

                  If to the Trustee:

                  Bank of Montreal Trust Company
                  77 Water Street
                  New York, New York  10005
                  Attention:  Corporate Trust Department

                  Such notices or communications shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.

                  The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to an Exchange Debentureholder shall be mailed to him by first class mail, postage prepaid, at his address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA SS- 313(c), to the extent required by the TIA.

                  Failure to mail a notice or communication to an Exchange Debentureholder or any defect in it shall not affect its sufficiency with respect to other Exchange Debentureholders. If a notice or communication to an Exchange Debentureholder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

                  In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 12.03.  Communications by Holders with Other Holders.

                  Exchange Debentureholders may communicate pursuant to TIA SS-312(b) with other Exchange Debentureholders with respect to their rights under this Indenture or the Exchange Debentures. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA SS- 312(c).

Section 12.04.  Certificate and Opinion as to Conditions.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

                           (1) an Officers' Certificate (which shall include the
                  statements set forth in Section 12.05 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                           (2) an Opinion of Counsel (which shall include the
                  statements set forth in Section 12.05 below) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 12.05.  Statements Required in Certificate and Opinion.

                  Each certificate and opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA SS- 314(a)(4)) shall include:

                           (1) a statement that the Person making such
                  certificate or opinion has read such covenant or condition;

                           (2) a brief statement as to the nature and scope
                  of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                           (3) a statement that, in the opinion of such Person,
                  it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                           (4) a statement as to whether or not, in the opinion
                  of such Person, such covenant or condition has been complied with.

Section 12.06.  When Treasury Exchange Debentures Disregarded.

                  In determining whether the Holders of the required aggregate principal amount of Exchange Debentures have concurred in any direction, waiver or consent, Exchange Debentures owned by the Company or any other obligor on the Exchange Debentures or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or such obligor shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Exchange Debentures which the Trustee knows are so owned shall be so disregarded. Exchange Debentures so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Exchange Debentures and that the pledgee is not the Company or any other obligor upon the Exchange Debentures or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or such obligor.

Section 12.07.  Rules by Trustee and Agents.

                  The Trustee may make reasonable rules for action by or meetings of Exchange Debentureholders. The Registrar and Paying Agent may make reasonable rules for their functions.

Section 12.08.  Business Days; Legal Holidays.

                  A "Business Day" is a day that is not a Legal Holiday. A "Legal Holiday" is a Saturday, a Sunday, a federally-recognized holiday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 12.09.  Governing Law.

                  The laws of the State of New York shall govern this Indenture and the Exchange Debentures without regard to principles of conflicts of law.

Section 12.10.  No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company or any Subsidiary. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

Section 12.11.  No Recourse against Others.

                  No recourse for the payment of the principal of or accrued interest on any of the Exchange Debentures, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture, or in any of the Exchange Debentures, or because of the creation of any Indebtedness represented thereby, shall be had against any stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor corporation or against the property or assets of any such stockholder, officer, employee or director, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the Exchange Debentures are solely obligations of the Company, and that no such personal liability whatever shall attach to, or is or shall be incurred by, any stockholder, officer, employee or director of the Company or any successor corporation because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or the Exchange Debentures or implied therefrom, and that any and all such personal liability of, and any and all claims against every stockholder, officer, employee and director, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Exchange Debentures. It is understood that this limitation on recourse is made expressly for the benefit of any such shareholder, employee, officer or director and may be enforced by any of them.

Section 12.12.  Successors.

                  All agreements of the Company in this Indenture and the Exchange Debentures shall bind its successor. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

Section 12.13.  Multiple Counterparts.

                  The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

Section 12.14.  Table of Contents, Headings, etc.

                  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.15.  Separability.

                  Each provision of this Indenture shall be considered separable and, if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Exchange Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                                   ARTICLE 13
                                   REDEMPTION

Section 13.01.  Notices to Trustee.

                  If the Company redeems Exchange Debentures pursuant to the optional redemption provisions of Section 13.07 hereof, it shall furnish to the Trustee, at least 45 days (unless a shorter period may be satisfactory to the Trustee) but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Exchange Debentures to be redeemed and (iv) the redemption price.

Section 13.02.  Selection of Exchange Debentures to Be Redeemed.

                  If less than all of the Exchange Debentures are to be redeemed at any time, the Trustee shall select the Exchange Debentures to be redeemed among the Holders of the Exchange Debentures in compliance with the requirements of the principal national securities exchange, if any, on which the Exchange Debentures are listed or, if the Exchange Debentures are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee deems fair and appropriate. In the event of a partial redemption by lot, the particular Exchange Debentures to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Exchange Debentures not previously called for redemption.

                  The Trustee shall promptly notify the Company in writing of the Exchange Debentures selected for redemption and, in the case of any Exchange Debentures selected for partial redemption, the principal amount thereof to be redeemed. Exchange Debentures and portions of Exchange Debentures selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Exchange Debentures of a Holder are to be redeemed, the entire outstanding amount of Exchange Debentures held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Exchange Debentures called for redemption also apply to portions of Exchange Debentures called for redemption.

Section 13.03.  Notice of Redemption.

                  At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Exchange Debentures are to be redeemed at its registered address.

                  The notice shall identify the Exchange Debentures to be redeemed and shall state:

                  (a)       the redemption date;

                  (b)      the redemption price;

                  (c) if any Exchange Debenture is being redeemed in part, the portion of the principal amount of such Exchange Debenture to be redeemed and that, after the redemption date upon surrender of such Exchange Debenture, a new Exchange Debenture in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Exchange Debenture;

                  (d)      the name and address of the Paying Agent;

                  (e) that Exchange Debentures called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (f) that, unless the Company defaults in making such redemption payment, interest and Liquidated Damages, if any, on Exchange Debentures called for redemption ceases to accrue on and after the redemption date;

                  (g) the paragraph of the Exchange Debentures and/or Section of this Indenture pursuant to which the Exchange Debentures called for redemption are being redeemed; and

                  (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Exchange Debentures.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 13.04.  Effect of Notice of Redemption.

                  Once notice of redemption is mailed in accordance with Section
13.03 hereof, Exchange Debentures called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 13.05.  Deposit of Redemption Price.

                  On or prior to 10:00 a.m. Eastern Time on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest and Liquidated Damages, if any, on all Exchange Debentures to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest and Liquidated Damages, if any, on all Exchange Debentures to be redeemed.

                  If Exchange Debentures called for redemption are paid or if the Company has deposited with the Trustee or Paying Agent money sufficient to pay the redemption price of, and unpaid and accrued interest and Liquidated Damages, if any, on all Exchange Debentures to be redeemed, on and after the applicable redemption date, interest and Liquidated Damages, if any, ceases to accrue on the Exchange Debentures or the portions of Exchange Debentures called for redemption (regardless of whether certificates for such Exchange Debentures are actually surrendered). If an Exchange Debenture is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name such Exchange Debenture was registered at the close of business on such record date. If any Exchange Debenture called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest or Liquidated Damages, if any, not paid on such unpaid principal, in each case, at the rate provided in the Exchange Debentures and in Section 4.01 hereof.

Section 13.06.  Exchange Debentures Redeemed in Part.

                  Upon surrender of an Exchange Debenture that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Exchange Debenture equal in principal amount to the unredeemed portion of the Exchange Debenture surrendered.

Section 13.07.  Optional Redemption.

                  The Exchange Debentures will be subject to redemption on or after July 15, 2002 at the option of the Company, in whole or in part, in accordance with the notice provisions of Section 13.03 hereof, at the redemption prices (expressed as percentages of principal amount thereof) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

    Year                                                             Percentage

    2002...............................................................106.500%
    2003...............................................................105.417%
    2004...............................................................104.333%
    2005...............................................................103.250%
    2006...............................................................102.167%
    2007...............................................................101.083%
    2008 and thereafter................................................100.000%

                  In addition, prior to July 15, 2000, the Company may, at its option, redeem up to 33% of the aggregate of (i) the Liquidation Preference of the Exchangeable Preferred Stock issued less the Liquidation Preference of Exchangeable Preferred Stock exchanged for Exchange Debentures and (ii) the principal amount of Exchange Debentures issued, with the net proceeds of one or more common equity offerings received on or after the date of original issuance of the Exchangeable Preferred Stock at a redemption price of 113% of the Liquidation Preference or principal amount, as the case may be, plus accumulated and unpaid dividends and Liquidated Damages, in the case of Exchangeable Preferred Stock and accrued and unpaid interest and Liquidated Damages, in the case of Exchange Debentures; provided, that after any such redemption, at least 67% of the aggregate of (i) the Liquidation Preference of the Exchangeable Preferred Stock issued less the Liquidation Preference of Exchangeable Preferred Stock exchanged for Exchange Debentures and (ii) the principal amount of Exchange Debentures issued remain outstanding; and provided further, that any such redemption shall occur within 75 days of the date of closing of such offering of common equity of the Company.

Section 13.08.  Mandatory Redemption.

                  The Company shall not be required to make mandatory redemption payments with respect to the Exchange Debentures.

           [The rest of this page has been intentionally left blank.]

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed, and attested, all as of the date and year first written above.

ADELPHIA COMMUNICATIONS CORPORATION




By:
Name:
Title:


WITNESS:





Name:


BANK OF MONTREAL TRUST COMPANY, as Trustee




By:
Name:
Title:


WITNESS:





Name:

                                    Exhibit A

                                 (Face Of Note)


                           10 1/2% Senior Notes Due 2004

                                No. $__________

                       ADELPHIA COMMUNICATIONS CORPORATION

         Promises to pay to ________________________ or registered assigns, the principal sum of_____________________ Dollars on July 15, 2004.

         Interest Payment Dates: January 15, and July 15

         Record Dates: January 1, and July 1

Dated:


ADELPHIA COMMUNICATIONS CORPORATION



By

Name:

Title:

(SEAL)

This is one of the Notes referred to in the within mentioned Indenture:

BANK OF MONTREAL TRUST COMPANY,
as Trustee


By:
Authorized Signature

                                      A-10
                                 (Back of Note)

                          10 1/2% Senior Notes due 2004

                  [Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]1/

                  THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (4) TO INSTITUTIONAL ACCREDITED INVESTORS IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  1. Interest. Adelphia Communications Corporation, a Delaware corporation (the "Company") promises to pay interest on the principal amount of this Note at 10 1/2% per annum from July 7, 1997 until July 15, 2004 and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company shall pay interest and Liquidated Damages, if any, semi-annually in arrears on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be January 15, 1998. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal from time to time on demand at a rate equal to the per annum rate on the Notes then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  2. Method of Payment. The Company shall make payments in respect of the Notes represented by the Global Note (including principal, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by the Note Custodian. With respect to Notes issued in definitive form, the Company shall make all payments of principal, interest and Liquidated Damages, if any, by mailing a check to each such Holder's registered address, provided that all payments with respect to Notes having an aggregate principal amount of $100,000 or more, the Holders of which have given wire transfer instructions to the Company at least ten business days prior to the applicable payment date, will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. The Notes represented by the Global Note are expected to be eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in the Definitive Notes also will be settled in immediately available funds.

                  3. Paying Agent and Registrar. Initially, Bank of Montreal Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

                  4. Indenture. The Company issued the Notes under an Indenture dated as of July 7, 1997 ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code SS-SS- 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are senior unsecured obligations of the Company limited to $250 million in aggregate principal amount.

                  5. Mandatory Redemption. Except as set forth in paragraph 6 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

                  6. Repurchase at Option of Holder. Within 50 days of (i) the proposed occurrence of a Change of Control or (ii) the occurrence of Change of Control Triggering Event, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, which date shall be no later than 50 days from the date such notice is mailed (the "Change of Control Payment Date"). Within 50 days of (i) the proposed occurrence of a Change of Control or (ii) the occurrence of Change of Control Triggering Event, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture. Such right to require the repurchase of Notes shall not continue after discharge of the Company from its obligations with respect to the Notes. The board of directors of the Company may not waive this provision.

                  7. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.

                  8. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

                  9. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to issue up to $100,000,000 in aggregate principal amount of additional Notes, to transfer, assign, mortgage or pledge any property to the Trustee and otherwise comply with the covenant to secure Notes equally, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

                  10. Defaults and Remedies. An Event of Default occurs if: (i) the Company defaults in the payment when due of any interest on, or Liquidated Damages with respect to, any Note and such default continues for a period of 30 days; (ii) the Company defaults in the payment of the principal of any Note at its maturity; (iii) the Company fails to observe or perform any other covenant, representation, warranty or other agreement in the Indenture or the Notes for 60 days after written notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding; (iv) the Company fails to pay when due principal, interest or premium aggregating $10,000,000 or more with respect to any Indebtedness of the Company or any Restricted Subsidiary, or the acceleration of any such Indebtedness which default shall not be cured or waived, or such acceleration shall not be rescinded or annulled, within 10 days after written notice; (v) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such judgments exceeds $10 million; or (vi) the Company or any Restricted Subsidiary with liabilities of greater than $10,000,000 under GAAP as of the date of the event described in this clause, pursuant to or within the meaning of Bankruptcy
Law: (a) commences a voluntary case, (b) consents to the entry of an order for relief against it in an involuntary case, (c) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (d) makes a general assignment for the benefit of its creditors, (vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (a) is for relief against the Company, or any Restricted Subsidiary with liabilities of greater than $10,000,000 under GAAP as of the effective date of such order or decree in an involuntary case, (b) appoints a custodian of the Company, or any Restricted Subsidiary of Restricted Subsidiary with liabilities of greater than $10,000,000 under GAAP as of the effective date of such order or decree or for all or substantially all of its property or (c) orders the liquidation of the Company, or any Restricted Subsidiary with liabilities greater than $10,000,000 under GAAP as of the effective date of such order or decree; and the order or decree remains unstayed and in effect for 60 consecutive days. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case an Event of Default specified in clauses (6) or (7) of Section 6.01 of the Indenture occurs with respect to the Company, or a Restricted Subsidiary with liabilities of greater than $10,000,000 under GAAP as of the effective date of such order or decree, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of not less than a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of the principal of and Liquidated Damages, if any, or interest on, the Notes (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequence, including any related payment default) or a default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

                  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default and what action the Company is taking or proposes to take thereto.

                  11. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

                  12. No Recourse Against Others. A director, officer, employee, incorporator or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability including any rights against any general partner of the Company in its capacity as general partner. The waiver and release are part of the consideration for the issuance of the Notes.

                  13. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  14. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  15. Additional Rights of Holders of Transfer Restricted Securities. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transfer Restricted Securities shall have all the rights set forth in the Notes Registration Rights Agreement dated as of July 7, 1997, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

                  16. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                  Adelphia Communications Corporation
                  Main at Water Street
                  Coudersport, Pennsylvania  16915
                  Attention:  Colin H. Higgin, Esq.

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to



                  (Insert assignee's soc. sec. or tax I.D. no.)









              (Print or type assignee's name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.



Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

                       OPTION OF HOLDER TO ELECT PURCHASE


                  If you want to elect to have this Note purchased by the Company pursuant to Article 3 of the Indenture, check the box below:

                                    [GRAPHIC OMITTED]Article 3

                  If you want to elect to have only part of the Note purchased by the Company pursuant to Article 3 of the Indenture, state the amount you elect to have purchased: $_______________


Date:____________________             Your Signature:
                    (Sign exactly as your name appears on the
                                      Note)

                     Tax Identification No.:_______________

                        SCHEDULE OF EXCHANGES OF NOTES2/

                  The following exchanges of a part of this Global Note for other Notes have been made:
                                                                       Principal Amount of
                         Amount of decrease Amount of increase this Global Note
                         Signature of in Principal Amount in Principal Amount
                         following such authorized officer of this Global Note
                         of this Global Note decrease (or increase) of Trustee
                         or Note
                                                                                               Custodian
Date of Exchange




                                   EXHIBIT B-1


                FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION
                         OF TRANSFER OF DEFINITIVE NOTES
                 (Pursuant to Section 2.06(b) of the Indenture)

Bank of Montreal Trust Company
77 Water Street
New York, New York  10005
U.S.A.

Re:      10 1/2% Senior Notes due 2004 of Adelphia Communications Corporation.

                  Reference is hereby made to the Indenture, dated as of July 7, 1997 (the "Indenture"), among Adelphia Communications Corporation (the "Company"), as Issuer and Bank of Montreal Trust Company, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  This letter relates to $__________ principal amount of Notes which are evidenced by one or more Definitive Notes (CUSIP No. __________) and registered with the Registrar in the name of _________________________________________ (the "Transferor"). The Transferor has
requested an exchange or transfer of such Definitive Note(s) in the form of an equal principal amount of Notes evidenced by one or more Definitive Notes (CUSIP No. __________), to be delivered to the Transferor or, in the case of a transfer of such Notes, to such Person as the Transferor instructs the Trustee.

                  In connection with such request and in respect of the Notes surrendered to the Trustee herewith for exchange (the "Surrendered Notes"), the Holder of such Surrendered Notes hereby certifies that:

                                   [CHECK ONE]

         [GRAPHIC OMITTED] the Surrendered Notes are being acquired for the Transferor's own account, without transfer;

                                       or

         [GRAPHIC OMITTED] the Surrendered Notes are being transferred to the Company;

                                       or

         [GRAPHIC OMITTED] Surrendered Notes are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A;

                                       or

         [GRAPHIC OMITTED] the Surrendered Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act;

                                       or

         [GRAPHIC OMITTED] the Surrendered Notes are being transferred pursuant to an effective registration statement under the Securities Act;

                                       or

         [GRAPHIC OMITTED] such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Notes are being transferred in compliance with the transfer restrictions applicable to the Global Note and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and the Surrendered Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Smith Barney Inc., Bear, Stearns & Co. Inc., NationsBanc Capital Markets, Inc. and TD Securities (USA) Inc. (the "Initial Purchasers"), the initial purchasers of such Notes being transferred.



                           [Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc: Adelphia Communications Corporation
Smith Barney Inc.

                                   EXHIBIT B-2


 FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER FROM GLOBAL NOTE
                               TO DEFINITIVE NOTE
                 (Pursuant to Section 2.06(c) of the Indenture)

Bank of Montreal Trust Company
77 Water Street
New York, New York 10005
U.S.A.

Re:      10 1/2% Senior Notes due 2004 of Adelphia Communications Corporation.

                  Reference is hereby made to the Indenture, dated as of July 7, 1997 (the "Indenture"), among Adelphia Communications Corporation (the "Company"), as Issuer and Bank of Montreal Trust Company, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  This letter relates to $__________ principal amount of Notes which are evidenced by the Global Note (CUSIP No. __________) held with the Depository in the name of ________________ (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Notes to a Person who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Definitive Notes (CUSIP No. __________), to be registered with the Registrar in the name of ______________.

                  In connection with such request and in respect of the Notes surrendered to the Trustee herewith for exchange (the "Surrendered Notes"), the Holder of such Surrendered Notes hereby certifies that:

                                   [CHECK ONE]

         [GRAPHIC OMITTED] the Surrendered Notes are being transferred to the beneficial owner of such Notes;

                                       or

         [GRAPHIC OMITTED] the Surrendered Notes are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A;

                                       or

         [GRAPHIC OMITTED] the Surrendered Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act;

                                       or

         [GRAPHIC OMITTED] the Surrendered Notes are being transferred pursuant to an effective registration statement under the Securities Act;

                                       or

         [GRAPHIC OMITTED] such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Notes are being transferred in compliance with the transfer restrictions applicable to the Global Note and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and the Surrendered Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Smith Barney Inc., Bear, Stearns & Co. Inc., NationsBanc Capital Markets, Inc. and TD Securities (USA) Inc. (the "Initial Purchasers"), the initial purchasers of such Notes being transferred.




                           [Insert Name of Transferor]


By:
Name:
Title:

Dated:

cc: Adelphia Communications Corporation
Smith Barney Inc.

                                   EXHIBIT B-3


        FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER FROM
                         DEFINITIVE NOTE TO GLOBAL NOTE
                 (Pursuant to Section 2.06(e) of the Indenture)

Bank of Montreal Trust Company
77 Water Street
New York, New York  10005
U.S.A.

Re:      10 1/2% Senior Notes due 2004 of Adelphia Communications Corporation.

                  Reference is hereby made to the Indenture, dated as of July 7, 1997 (the "Indenture"), among Adelphia Communications Corporation (the "Company"), as Issuer and Bank of Montreal Trust Company, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  This letter relates to $__________ principal amount of Notes which are evidenced by one or more Definitive Notes (CUSIP No. __________) and registered with the Registrar in the name of _________________________________________ (the "Transferor"). The Transferor has
requested a transfer of such Definitive Notes to a Person who will take delivery thereof in the form of an equal beneficial interest in the Global Note (CUSIP No. ____________).

                  In connection with such request and in respect of the Notes surrendered to the Trustee herewith for exchange (the "Surrendered Notes"), the Holder of such Surrendered Notes hereby certifies that:

                                   [CHECK ONE]

         [GRAPHIC OMITTED] the Surrendered Notes are being transferred to the beneficial owner of such Notes;

                                       or

         [GRAPHIC OMITTED] the Surrendered Notes are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A;

                                       or

         [GRAPHIC OMITTED] the Surrendered Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act;

                                       or

         [GRAPHIC OMITTED] the Surrendered Notes are being transferred pursuant to an effective registration statement under the Securities Act;

                                       or

         [GRAPHIC OMITTED] such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Notes are being transferred in compliance with the transfer restrictions applicable to the Global Note and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

                  Upon giving effect to this request to exchange a Definitive Note for a beneficial interest in the Global Note, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to the Global Note pursuant to the Indenture and the Securities Act.

and the Surrendered Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Smith Barney Inc., Bear, Stearns & Co. Inc., NationsBanc Capital Markets, Inc. and TD Securities (USA) Inc. (the "Initial Purchasers"), the initial purchasers of such Notes being transferred.


                           [Insert Name of Transferor]


By:
Name:
Title:

cc: Adelphia Communications Corporation
Smith Barney Inc.

                          EXCHANGEABLE PREFERRED STOCK
                          REGISTRATION RIGHTS AGREEMENT

                            Dated as of July 7, 1997

                                  by and among

                       Adelphia Communications Corporation

                                Smith Barney Inc.

                            Bear, Stearns & Co. Inc.

                        NationsBanc Capital Markets, Inc.

                            TD Securities (USA) Inc.

                                       and

                                Highland Holdings

         This Exchangeable Preferred Stock Registration Rights Agreement (this "Agreement") is made and entered into as of July 7, 1997 by and among Adelphia Communications Corporation (the "Company") and Smith Barney Inc., Bear, Stearns & Co. Inc., NationsBanc Capital Markets, Inc. and TD Securities (USA) Inc. (collectively, the "Initial Purchasers"), who have agreed to purchase an aggregate of 950,000 shares of 13% Series A Cumulative Exchangeable Preferred Stock, par value $.01 per share (Liquidation Preference $100.00 per share) of the Company (the "Exchangeable Preferred Stock") pursuant to the Purchase Agreement (as defined below) and Highland Holdings who has agreed to purchase 550,000 shares of the Exchangeable Preferred Stock pursuant to a separate agreement with the Company. Unless the context otherwise requires, the term "Exchangeable Preferred Stock" refers collectively to the 950,000 shares to be purchased by the Initial Purchasers and the 550,000 shares to be purchased by Highland Holdings.

         This Agreement is made pursuant to the Purchase Agreement, dated July 1, 1997 (the "Purchase Agreement"), between the Company and the Initial Purchasers and the separate purchase agreement, dated __________, 1997 between the Company and Highland Holdings (the "Highland Holdings Purchase Agreement"). In order to induce the Initial Purchasers and Highland Holdings to purchase the Exchangeable Preferred Stock, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 2 of the Purchase Agreement and the obligations of Highland Holdings set forth in the Highland Holdings Purchase Agreement.

         The parties hereby agree as follows:

1.       DEFINITIONS

         As used in this Agreement, the following capitalized terms shall have the following meanings:

         Act:  The Securities Act of 1933, as amended.

         Amount: With respect to any Share, the Liquidation Preference of such Share, and with respect to any Debenture, the principal amount of such Debenture.

         Broker-Dealer:  Any broker or dealer registered under the Exchange Act.

         Certificate of Designations: The Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof in respect of the Exchangeable Preferred Stock.

         Closing Date:  The date of this Agreement.

         Commission:  The Securities and Exchange Commission.

         Consummate: A Registered Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Exchange Securities to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Company to the Transfer Agent and/or the Registrar, as applicable, under the Certificate of Designations and/or the Exchange Indenture, as applicable, of Exchange Securities with (a) in the case of Exchange Shares, the same aggregate Liquidation Preference as the aggregate Liquidation Preference of the Exchangeable Preferred Stock that was tendered by Holders thereof pursuant to the Exchange Offer and (b) in the case of New Exchange Debentures, the same aggregate principal amount as the aggregate principal amount of Exchange Debentures that were tendered by Holders thereof pursuant to the Exchange Offer.

         Damages Payment Date: With respect to the Exchangeable Preferred Stock, each Dividend Payment Date and with respect to the Exchange Debentures, each Interest Payment Date.

         Debentures:  The Exchange Debentures and the New Exchange Debentures.

         Dividend Payment Date:  As defined in the Certificate of Designations.

         Effectiveness Target Date:  As defined in Section 5.

         Exchange Act:  The Securities Exchange Act of 1934, as amended.

         Exchange Debentures: The 13% Senior Subordinated Exchange Debentures due 2009 of the Company for which the Exchangeable Preferred Stock may be exchanged.

         Exchange Indenture: The Exchange Indenture, to be dated as of the date of the first issuance of Exchange Debentures thereunder, between the Company and Bank of Montreal Trust Company, as trustee (the "Trustee"), pursuant to which the Exchange Debentures are to be issued, as such Exchange Indenture is amended or supplemented from time to time in accordance with the terms thereof.

         Exchange Offer: The registration by the Company under the Act of the Exchange Securities pursuant to a Registration Statement pursuant to which the Company offers the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Exchange Securities (a) in the case of Exchangeable Preferred Stock, with an aggregate Liquidation Preference equal to the aggregate Liquidation Preference of the Transfer Restricted Securities tendered in such exchange offer by such Holders and (b) in the case of Exchange Debentures, in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

         Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

         Exchange Securities:  The Exchange Shares and the New Exchange
Debentures.

         Exchange Shares: The shares of 13% Series B Cumulative Exchangeable Preferred Stock, par value $.01 per share (Liquidation Preference $100.00 per share) of the Company to be issued pursuant to the Certificate of Designations in the Exchange Offer.

         Exchangeable Preferred Stock:  As defined in the preamble hereto.

         Exempt Resales: The transactions in which the Initial Purchasers propose to sell the Exchangeable Preferred Stock purchased by the Initial Purchasers to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act.

         Holders:  As defined in Section 2(b) hereof.

         Indemnified Holder:  As defined in Section 8(a) hereof.

         Initial Purchasers:  As defined in the preamble hereto.

         Interest Payment Date:  As defined in the Exchange Indenture.

         Liquidated Damages:  As defined in Section 5 hereof.

         Liquidation Preference: $100.00 per share of Exchangeable Preferred Stock or Exchange Shares.

         NASD:  National Association of Securities Dealers, Inc.

         New Exchange Debentures: The 13% Senior Subordinated Exchange Debentures due 2009, to be issued pursuant to the Exchange Indenture in the Exchange Offer.

         Payment Date: The Dividend Payment Date and/or the Interest Payment Date, whichever is applicable.

         Person: An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

         Prospectus: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such prospectus.

         Record Holder: With respect to any Damages Payment Date relating to Shares or Debentures, each Person who is a Holder of Shares or Debentures on the record date with respect to the Payment Date on which such Damages Payment Date shall occur.

         Registrar: Means the Registrar of the Debentures as defined in the Exchange Indenture.

         Registration Default:  As defined in Section 5 hereof.

         Registration Statement: Any registration statement of the Company relating to (a) an offering of Exchange Securities pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

         Securities:  The Exchangeable Preferred Stock and the Exchange
Debentures.

         Shares:  The Exchange Shares and the Exchangeable Preferred Stock.

         Shelf Filing Deadline:  As defined in Section 4 hereof.

         Shelf Registration Statement:  As defined in Section 4 hereof.

         TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

         Transfer Agent: Means the Transfer Agent with respect to the Shares as defined in the Certificate of Designations.

         Transfer Restricted Securities: Each Security, until the earliest to occur of (a) the date on which such Security is exchanged in the Exchange Offer and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act, (b) the date on which such Security has been effectively registered under the Act and disposed of in accordance with a Shelf Registration Statement and (c) the date on which such Security is distributed to the public pursuant to Rule 144 under the Act or by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein).

         Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

2.       SECURITIES SUBJECT TO THIS AGREEMENT

         (a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

         (b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities.

3.       REGISTERED EXCHANGE OFFER

         (a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with), the Company shall (i) use its reasonable efforts to cause to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 90 days after the Closing Date, a Registration Statement under the Act relating to the Exchange Securities and the Exchange Offer, (ii) use its best efforts to cause such Registration Statement to become effective no later than 180 days after the Closing Date, (iii) in connection with the foregoing, file (A) all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings in connection with the registration and qualification of the Exchange Securities to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Registration Statement, commence the Exchange Offer. The Exchange Offer Registration Statement shall be on the appropriate form permitting registration of the Exchange Securities to be offered in exchange for the Transfer Restricted Securities and to permit resales of Exchange Securities held by Broker-Dealers as contemplated by Section 3(c) below.

         (b) The Company shall cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 business days. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Securities and the Notes (as defined in the Purchase Agreement) shall be included in the Exchange Offer Registration Statement. The Company shall use its best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 30 business days thereafter.

         (c) The Company shall indicate in a "Plan of Distribution" section contained in the Prospectus contained in the Exchange Offer Registration Statement that any Broker-Dealer who holds Securities that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company), may exchange such Securities pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and may be required, therefore, to deliver a prospectus meeting the requirements of the Act in connection with any sales of the Exchange Securities received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Securities held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

         The Company shall use its best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) below to the extent necessary to ensure that it is available for resales of Exchange Securities acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that such Registration Statement conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of one year from the date on which the Exchange Offer Registration Statement is declared effective.

         The Company shall promptly provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request, at any time during such one year period in order to facilitate such sales.

4.       SHELF REGISTRATION
         (a) Shelf Registration. If (i) the Company is not required to file an Exchange Offer Registration Statement or permitted to Consummate the Exchange Offer, in either case, because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with) or (ii) if any Holder of Transfer Restricted Securities shall notify the Company within 20 business days of the Consummation of the Exchange Offer (A) that such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or (B) that such Holder may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (iii) if any Holder of Transfer Restricted Securities is a Broker-Dealer and holds Securities acquired directly from the Company or an affiliate of the Company and shall so notify the Company, then the Company shall

                  (x) cause to be filed a shelf registration statement pursuant to Rule 415 under the Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the "Shelf Registration Statement") on or prior to the earliest to occur of (1) the 30th day after the date on which the Company is notified by the Commission or otherwise determines that it is not required to file the Exchange Offer Registration Statement or permitted to Consummate the Exchange Offer,
         (2) the 30th day after the date on which the Company receives notice from a Holder of Transfer Restricted Securities as contemplated by clauses (ii) or (iii) above, and (3) the 60th day after the Closing Date (such earliest date being the "Shelf Filing Deadline"), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and

                  (y) use its best efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before the 90th day after the Shelf Filing Deadline.

         The Company shall use its best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Securities by the Holders of Transfer Restricted Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, until the second anniversary of the Closing Date or such shorter period that will terminate when all the Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or become eligible for resale pursuant to Rule 144 without volume or other restrictions.

         (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 business days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to Liquidated Damages pursuant to Section 5 hereof unless and until such Holder shall have used its best efforts to provide all such reasonably requested information. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

5.       LIQUIDATED DAMAGES

         If (i) the Registration Statement required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (ii) such Registration Statement has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement (the "Effectiveness Target Date"), (iii) the Exchange Offer has not been Consummated within 30 business days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective (each such event referred to in clauses
(i) through (iv), a "Registration Default"), the Company hereby agrees to pay liquidated damages ("Liquidated Damages") to each Holder of Transfer Restricted Securities with respect to the first 90-day period immediately following the occurrence of such Registration Default, in an amount equal to 0.25% per annum on the Amount of Transfer Restricted Securities held by such Holder for the period that the Registration Default continues. The amount of the Liquidated Damages shall increase by an additional 0.25% per annum for each subsequent 90 day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of 2.0% per annum on the Amount of Transfer Restricted Securities. All accrued Liquidated Damages shall be paid to Record Holders by the Company by wire transfer of immediately available funds or by federal funds check on each Damages Payment Date, as provided in the Exchange Indenture or the Certificate of Designations, as applicable. Following the cure of all Registration Defaults relating to any particular Transfer Restricted Securities, the accrual of Liquidated Damages with respect to such Transfer Restricted Securities will cease.

         All obligations of the Company set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Security shall have been satisfied in full.

6.       REGISTRATION PROCEDURES

         (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company shall comply with all of the provisions of Section 6(c) below, shall use its best efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

                  (i) If in the reasonable opinion of counsel to the Company there is a question as to whether the Exchange Offer is permitted by applicable law, the Company hereby agrees to seek a no-action letter or other favorable decision from the Commission allowing the Company to Consummate an Exchange Offer for such Securities. The Company hereby agrees to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. The Company hereby agrees, however, to (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursue a resolution (which need not be favorable) by the Commission staff of such submission.

                  (ii) as a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Securities to be issued in the Exchange Offer and (C) it is acquiring the Exchange Securities in its ordinary course of business. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Company's preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Securities obtained by such Holder in exchange for Securities acquired by such Holder directly from the Company.

                  (iii) prior to effectiveness of the Exchange Offer Registration Statement, the Company shall, provide a supplemental letter to the Commission stating (A) that the Company is registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13,
         1988), Morgan Stanley and Co., Inc. (available June 5, 1991) and, if applicable, any no-action letter obtained pursuant to clause (i) above and (B) including a representation that the Company has not entered into any arrangement or understanding with any Person to distribute the Exchange Securities to be received in the Exchange Offer and that, to the best of the Company's information and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Securities in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Securities received in the Exchange Offer.

         (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company shall comply with all the provisions of
Section 6(c) below and shall use its best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will as expeditiously as possible prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

         (c) General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Securities by Broker-Dealers), the Company shall:

                  (i) use its best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for its intended purpose(s) as soon as practicable thereafter;

                  (ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                  (iii) advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                  (iv) furnish to each of the selling Holders and each of the underwriter(s), if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review of such Holders and underwriter(s), if any, for a period of at least five business days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which a selling Holder of Transfer Restricted Securities covered by such Registration Statement or the underwriter(s), if any, shall reasonably object within five business days after the receipt thereof. A selling Holder or underwriter, if any, shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

                  (v) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the selling Holders and to the underwriter(s), if any, make the Company's representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;

                  (vi) make available at reasonable times for inspection by the selling Holders, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by such selling Holders or any of the underwriters, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Holders, underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness;

                  (vii) if requested by any selling Holders or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the Amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

                  (viii) cause the Transfer Restricted Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate Amount of Exchangeable Preferred Stock or Exchange Debentures covered thereby or the underwriter(s), if any;

                  (ix) furnish to each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

                  (x) deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

                  (xi) enter into such agreements (including an underwriting agreement), and make such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may be requested by the Initial Purchasers or by any Holder of Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement; and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Company shall:

                  (A) furnish to the Initial Purchasers, each selling Holder and each underwriter, if any, in such substance and scope as they may request and as are customarily made by issuers to underwriters in primary underwritten offerings, (i) upon the date of the Consummation of the Exchange Offer, (ii) if applicable, the effectiveness of the Shelf Registration Statement and (iii) upon the filing of any amendment or supplement to any Registration Statement:

                  (1) a certificate, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, signed by (y) the President or any Vice President and (z) a principal financial or accounting officer of the Company confirming, as of the date thereof, the matters set forth in paragraphs (j) and (k) of Section 7 of the Purchase Agreement and such other matters as such parties may reasonably request;

                  (2) an opinion, dated the date of Consummation of the Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Company, covering the matters set forth in paragraphs (d), (e), (f) and (g) of Section 7 of the Purchase Agreement and such other matters as such parties may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company's representatives of the independent public accountants for the Company and the Initial Purchasers' representatives and the Initial Purchasers' counsel in connection with the preparation of such Registration Statement and the related Prospectus and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to a certain extent upon facts provided to such counsel by officers and other representatives of the Company and without independent check or verification), no facts came to such counsel's attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, and, in the case of the Exchange Offer Registration Statement, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date and, in the case of the opinion dated the date of Consummation of the Exchange Offer, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

                  (3) customary comfort letters, dated as of the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, from the Company's independent accountant, Deloitte & Touche LLP, in the customary form and covering matters of the type customarily covered in comfort letters by underwriters in connection with primary underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Section 7(i) of the Purchase Agreement, without exception;

                  (B) set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

                  (C) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with clause
         (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this clause (xi), if any.

         If at any time the representations and warranties of the Company contemplated in clause (A)(1) above cease to be true and correct, the Company shall so advise the Initial Purchasers and the underwriters(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

                  (xii) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and its respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s) may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by any Registration Statement; provided, however, that the Company shall not be required to register or qualify to transact business where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

                  (xiii) shall issue, upon the request of any Holder of Securities covered by the Shelf Registration Statement, Exchange Securities having an aggregate Amount equal to the aggregate Amount of Securities surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Exchange Securities to be registered in the name of such Holder or in the name of the purchaser(s) of such Securities, as the case may be; in return, the Securities held by such Holder shall be surrendered to the Company for cancellation;

                  (xiv) cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two business days prior to any sale of Transfer Restricted Securities made by such underwriter(s);

                  (xv) use its best efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xii) above;

                  (xvi) if any fact or event contemplated by clause (c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                  (xvii) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of the Registration Statement and provide the Trustee under the Exchange Indenture and the Transfer Agent with printed certificates for the applicable Transfer Restricted Securities which are in a form eligible for deposit with The Depository Trust Company;

                  (xviii) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use its reasonable best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities;

                  (xix) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement;

                  (xx) in the event of any registration of the Exchange Debentures or the issuance of New Exchange Debentures in exchange for Exchange Debentures, cause the Exchange Indenture to be qualified under the TIA on or prior to the later of (A) the effective date of the first Registration Statement required by this Agreement or (B) the date of the first exchange of Exchange Debentures for Exchangeable Preferred Stock, and, in connection therewith, cooperate with the Trustee and the Holders of Debentures to effect such changes to the Exchange Indenture as may be required for such Exchange Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Exchange Indenture to be so qualified in a timely manner;

                  (xxi) cause all Transfer Restricted Securities covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company is then listed if requested by the Holders of a majority in aggregate Amount of Exchangeable Preferred Stock or Exchange Debentures or the managing underwriter(s), if any; and

                  (xxii) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of
         Section 13 and Section 15 of the Exchange Act.

         Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof or shall have received the Advice.

7.       REGISTRATION EXPENSES

         (a) All expenses associated with and incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made by the Initial Purchasers or any Holder with the NASD and reasonable counsel fees and disbursements in connection therewith (and, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the NASD));
(ii) all reasonable fees and disbursements of compliance with federal securities and state Blue Sky or securities laws (including all fees and expenses of counsel to the underwriter(s) in connection with compliance with state Blue Sky or securities laws); (iii) all expenses of printing (including printing certificates for the Exchange Securities to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and, subject to Section 7(b) below, the Holders of Transfer Restricted Securities; (v) all application and filing fees, if any, in connection with listing the Securities and the Exchange Securities on a national securities exchange or automated quotation system pursuant to the requirements hereof; (vi) all fees and expenses of the Trustee under the Exchange Indenture to the extent provided in the Exchange Indenture and of any escrow agent, custodian or exchange agent; and (vii) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

         The Company shall, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

         (b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company shall reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being tendered in the Exchange Offer and/or resold pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Latham & Watkins or such other counsel as may be chosen by the Holders of a majority in Amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

8.       INDEMNIFICATION

         (a) Indemnification by the Company. Upon any registration of Transfer Restricted Securities or Broker-Dealer Transfer Restricted Securities, as applicable, pursuant to Sections 3 and 4 hereof, and in consideration of the agreements of the Initial Purchasers and Highland Holdings contained herein, and as an inducement to the Initial Purchasers and Highland Holdings to purchase the Securities, the Company shall and hereby agrees to, (i) indemnify and hold harmless each Holder of Transfer Restricted Securities and Broker-Dealer Transfer Restricted Securities, as applicable, to be included in such registration and each person who participates as a placement or sales agent or as an underwriter in any offering or sale of such Transfer Restricted Securities or Broker-Dealer Transfer Restricted Securities, as applicable, against any losses, claims, damages or liabilities, joint or several, to which such Holder, agent or underwriter may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Transfer Restricted Securities or Broker-Dealer Transfer Restricted Securities, as applicable, were registered under the Act, or any preliminary, final or summary Prospectus contained therein or furnished by the Company to any such Holder, agent or underwriter, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) reimburse such Holder, such agent and such underwriter for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable under (i) above to any such person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, or preliminary, final or summary Prospectus, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such person expressly for use therein.

         (b) Indemnification by the Holders and any Agents and Underwriters. The Company may require, as a condition to including any Transfer Restricted Securities or Broker-Dealer Transfer Restricted Securities, as applicable, in any Registration Statement filed pursuant to Sections 3 and 4 hereof and to entering into any underwriting agreement, if any, with respect thereto, that the Company shall have received an undertaking reasonably satisfactory to them from the Holders of such Transfer Restricted Securities or Broker-Dealer Transfer Restricted Securities, as applicable, and from each underwriter named in any such underwriting agreement, if any, severally and not jointly, to (i) indemnify and hold harmless the Company, and, in the case of a Shelf Registration Statement, all other Holders of Transfer Restricted Securities, against any losses, claims, damages or liabilities to which the Company, or such other Holders of Transfer Restricted Securities or Broker-Dealer Transfer Restricted Securities, as applicable, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, or any preliminary, final or summary Prospectus contained therein or furnished by the Company to any such Holder, agent or underwriter, if any, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Holder or underwriter expressly for use therein, and (ii) reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that no such Holder shall be required to undertake liability to any person under this Section 8(b) for any amounts in excess of the dollar amount of the proceeds to be received by such Holder from the sale of such Holder's Transfer Restricted Securities or Broker-Dealer Transfer Restricted Securities, as applicable, pursuant to such registration.

         (c) Notices of Claims, Etc. Promptly after receipt by an indemnified party under subsection (a) or (b) above of written notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party pursuant to the indemnification provisions of or contemplated by this Section 8, notify such indemnifying party in writing of the commencement of such action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under the indemnification provisions of or contemplated by Section 8(a) or 8(b) hereof. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing, any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless the indemnified party shall have been advised by counsel that representation of the indemnified party by counsel provided by the indemnifying party would be inappropriate due to actual or potential conflicting interests between the indemnifying party and the indemnified party, including situations in which there are one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party; provided, however, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties, except to the extent that local counsel, in addition to its regular counsel, is required in order to effectively defend against such action or proceeding. The indemnifying party shall not be required to indemnify any indemnified party for any amount paid or payable by such indemnified party in the settlement of any action, proceeding or investigation without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Contribution. Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 8(a) or Section 8(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. It is understood that contribution under this subsection (d) is unavailable to indemnified parties to the same extent that indemnification is unavailable under the proviso at the end of subsection (a) above. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders or any agents or underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Holder shall be required to contribute any amount in excess of the amount by which the dollar amount of the proceeds received by such Holder from the sale of any Transfer Restricted Securities (after deducting any fees, discounts and commissions applicable thereto) or Broker-Dealer Transfer Restricted Securities, as applicable, exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Transfer Restricted Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' and any underwriters' obligations in this Section 8(d) to contribute shall be several in proportion to the Amount of Transfer Restricted Securities or Broker-Dealer Transfer Restricted Securities, as applicable, registered or underwritten, as the case may be, by them and not joint.

         (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and partner of each Holder, agent and underwriter and each person, if any, who controls any Holder, agent or underwriter within the meaning of the Act; and the obligations of the Holders and any underwriters contemplated by this Section 8 shall be in addition to any liability which the respective Holder or underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his consent, is named in any Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

9.       RULE 144A

         The Company hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

10.      PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

         No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

11.      SELECTION OF UNDERWRITERS

         The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the holders of a majority in aggregate Amount of the Transfer Restricted Securities included in such offering; provided, that such investment bankers and managers must be reasonably satisfactory to the Company.

12.      MISCELLANEOUS

         (a) Remedies. The Company agrees that monetary damages (including the liquidated damages contemplated hereby) would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         (b) No Inconsistent Agreements. The Company will not, on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company has not previously entered into any agreement granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

         (c) Adjustments Affecting the Securities. The Company shall not take any action, or permit any change to occur, with respect to the Securities that would materially and adversely affect the ability of the Holders to Consummate the Exchange Offer.

         (d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding Amount of Exchangeable Preferred Stock or Exchange Debentures, as applicable. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding Amount of Transfer Restricted Securities being tendered or registered.

         (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

                  (i) if to a Holder, at the address set forth on the records of the Transfer Agent or the Registrar under the Exchange Indenture (as applicable), with a copy to the Transfer Agent or the Registrar under the Exchange Indenture (as applicable); and

                  (ii)     if to the Company:

                                    Adelphia Communications Corporation
                                    Main at Water Street
                                    Coudersport, PA  16915

                                    Telecopier No.: (814) 274-7098
                                    Attention:  Tim Rigas

                                    With a copy to:

                                    Buchanan Ingersoll
                                    1 Oxford Center
                                    301 Grant Street, 20th Floor
                                    Pittsburgh, PA  15219

                                    Telecopier No.: (412) 562-1041
                                    Attention:  Carl Rothenberger

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

         Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Exchange Indenture and to the Transfer Agent at the address specified in the Certificate of Designations.

         (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

         (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

         (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (k) Entire Agreement. This Agreement together with the Securities, the Exchange Securities, the Exchange Indenture, the Certificate of Designations and the Purchase Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.



                            [signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


Adelphia Communications Corporation


By:
Name:
Title:


Smith Barney Inc.
Bear, Stearns & Co. Inc.
NationsBanc Capital Markets, Inc.
TD Securities (USA) Inc.

By: Smith Barney Inc.


By:
Name:
Title:


Highland Holdings


By:
Name:
Title:

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                    AND RELATIVE, PARTICIPATING, OPTIONAL AND
                        OTHER SPECIAL RIGHTS OF PREFERRED
                      STOCK AND QUALIFICATIONS, LIMITATIONS
                            AND RESTRICTIONS THEREOF

                                       OF

                               SERIES C CUMULATIVE
                           CONVERTIBLE PREFERRED STOCK

                                       OF

                       ADELPHIA COMMUNICATIONS CORPORATION

                            -------------------------

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                            -------------------------

                  Adelphia Communications Corporation (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, certifies that pursuant to the authority contained in Article Fourth of its Certificate of Incorporation, as amended (the "Certificate of Incorporation") and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Series C Preferred Stock Committee (the "Committee") of the Board of Directors of the Corporation at a meeting held on July 1, 1997 duly approved and adopted the following resolution which resolution remains in full force and effect on the date hereof:

                  RESOLVED, that pursuant to the authority vested in the Committee by the Board of Directors on June 22, 1997, and pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation, the Committee does hereby designate, create, authorize and provide for the issuance of Series C Cumulative Convertible Preferred Stock (the "Series C Preferred Stock"), par value $.01 per share, with a liquidation preference of $1,000 per share, consisting of 100,000 shares, no shares of which have heretofore been issued by the Corporation, having the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

                  1.       Certain Definitions.

                  Unless the context otherwise requires, the terms defined in this Section 1 shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

                  Affiliate. The term "Affiliate" of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

                  Applicable Redemption Price. The term "Applicable Redemption Price" shall mean a price per share equal to the following redemption prices (expressed as a percentage of the Liquidation Preference thereof) during the twelve-month periods commencing on August 1 of the years indicated:

                                2000                      104.00%
                                2001                      102.00%
                                2002                      100.00%
in each case, together with accrued and unpaid dividends (if any) thereon to the Redemption Date.

                  Business Day. The term "Business Day" shall mean a day other than a Saturday or Sunday or any federal holiday.

                  Capital Stock. The term "Capital Stock" shall mean (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  Class A Common Stock. The term "Class A Common Stock" shall mean the Class A Common Stock, par value $.01 per share, of the Corporation.

                  Class B Common Stock. The term "Class B Common Stock" shall mean the Class B Common Stock, par value $.01 per share, of the Corporation.

                  Common Equity. The term "Common Equity" shall mean all shares now or hereafter authorized of any class of common stock of the Corporation, including the Class A Common Stock and Class B Common Stock, and any other stock of the Corporation, howsoever designated, authorized after the Initial Issue Date, that have the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

                  Continuing Directors. The term "Continuing Directors" shall mean, as of any date of determination, any member of the Board of Directors of the Corporation who (i) was a member of such Board of Directors on the Initial Issue Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

                  Conversion Agent. The term "Conversion Agent" shall mean the entity designated from time to time by the Corporation to act as conversion agent for the Series C Preferred Stock.

                  Conversion Date. The term "Conversion Date" shall have the meaning set forth in Section 4(b) below.

                  Conversion Payments. The term "Conversion Payments" shall have the meaning set forth in Section 4(a) below.

                  Conversion Price. The term "Conversion Price" shall mean $8.48, subject to the adjustments provided in Section 4.

                  Conversion Rate. The term "Conversion Rate" shall mean the number of shares of Class A Common Stock issuable upon conversion of one share of Series C Preferred Stock, determined by dividing the Liquidation Preference of such share of Series C Preferred Stock by the Conversion Price.

                  Current Market Price. The term "Current Market Price" shall mean, with respect to any particular security on any date of determination, the average over the 20 Trading Days ending on the date immediately preceding the date of such determination of the last reported sale price, or, if no such sale takes place on any such day, the closing bid price, in either case as reported for consolidated transactions on the principal national securities exchange (including the Nasdaq National Market and Nasdaq Stock Market) on which such security is listed or admitted for trading; provided, however, that if any event that results in an adjustment of the Conversion Rate occurs during the period beginning on the first day of such 20-day period and ending on the date immediately preceding the date of determination, the Current Market Price as determined pursuant to the foregoing will be appropriately adjusted to reflect the occurrence of such event or, if such security is not listed on any exchange or admitted for trading on any such exchange or market, the Current Market Price of such security shall be the last reported bid price for such security on the date preceding the date of such determination provided by a New York Stock Exchange member firm designated by the Corporation or, if no such member firm can provide such a bid price, as determined in good faith by a majority of the independent directors of the Corporation. In the event the Corporation is required to pay cash to Holders of Series C Preferred Stock seeking to convert shares of Series C Preferred Stock at a time when an insufficient number of shares of Class A Common Stock are authorized for issuance, the Corporation is restricted by government regulations from issuing shares of Class A Common Stock upon conversion of any shares of Series C Preferred Stock or in lieu of the issuance of a fractional share, the Current Market Price shall be determined on the basis of the average of the five Trading Days ending on and including the third Trading Day preceding the date of such conversion, as the case may be.

                  Dividend Payment Date. The term "Dividend Payment Date" shall have the meaning set forth in Section 2(a) below.

                  Dividend Period. The term "Dividend Period" shall mean the period from, and including, the Initial Issue Date to, but not including, the first Dividend Payment Date and thereafter, each quarterly period from, and including, the preceding Dividend Payment Date to, but not including the next Dividend Payment Date.

                  Equity Interests. The term "Equity Interests" shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  Executive Officer. The term "Executive Officer" shall mean any officer of the Corporation that would be deemed to be an "executive officer" within meaning of the rules and regulations of the Securities and Exchange Commission.

                  Holder. The term "Holder" shall mean the record holder of one or more shares of Series C Preferred Stock, as shown on the books and records of the Transfer Agent.

                  Initial Issue Date. The term "Initial Issue Date" shall mean the date that shares of Series C Preferred Stock are first issued by the Corporation.

                  Junior Securities. The term "Junior Securities" shall mean any class of stock ranking junior to the Series C Preferred Stock as to the payment of dividends and as to rights in liquidation, dissolution or winding up of the affairs of the Corporation. The Corporation's Class A Common Stock and Class B Common Stock are expressly defined and included as Junior Securities.

                  Liquidation Preference. The term "Liquidation Preference" shall mean $1,000 per share of Series C Preferred Stock, plus accrued and unpaid dividends (if any) to the date fixed for liquidation, dissolution, winding up or reduction or decrease in capital stock, or in the case of Parity Securities, such other amounts per share as may be set forth in the Certificate of Designations for such Parity Securities, as the context requires.

                  Market Capitalization. The term "Market Capitalization" shall mean, as of any date, the product of the Current Market Price of the Class A Common Stock as of such date times the number of shares of Class A Common Stock outstanding as of such date.

                  Officers' Certificate. The term "Officers' Certificate" shall mean a certificate signed on behalf of the Corporation by two officers of the Corporation, one of whom must be the Chief Executive Officer, the Chief Financial Officer, the Treasurer or the principal accounting officer of the Corporation that meets the requirements of Section 11 hereof.

                  Parity Securities. The term "Parity Securities" shall mean any class or series of stock of the Corporation authorized after the Initial Issue Date that is entitled to receive payment of dividends and to receive assets upon liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the Series C Preferred Stock. The Corporation's Series A Preferred Stock and Series B Preferred Stock are expressly defined and included as Parity Securities.

                  Record Date. The term "Record Date" shall have the meaning set forth in Section 2(a) below.

                  Redemption Date. The term "Redemption Date" shall have the meaning set forth in Section 5(d) below.

                  Rights. The term "Rights" shall mean securities, rights, options or warrants entitling a holder thereof to subscribe for or purchase any shares of Class A Common Stock or Class B Common Stock of the Corporation.

                  Securities Act. The term "Securities Act" shall mean the Securities Act of 1933, as amended.

                  Senior Securities. The term "Senior Securities" shall mean any class or series of stock of the Corporation authorized after the Initial Issue Date ranking senior to the Series C Preferred Stock in respect of the right to receive dividends and in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the Corporation.

                  Series A Preferred Stock. The term "Series A Preferred Stock" shall mean the 13% Series A Cumulative Exchangeable Preferred Stock, $.01 par value, of the Corporation.

                  Series B Preferred Stock. The term "Series B Preferred Stock" shall mean the 13% Series B Cumulative Exchangeable Preferred Stock, $.01 par value, of the Corporation.

                  Trading Day. The term "Trading Day" with respect to either the Class A Common Stock or Series C Preferred Stock, as the case may be, shall mean any day on which any market (including, without limitation, any formal or informal over the counter market) in which the applicable security is then traded and in which a quoted price may be ascertained is open for business.

                  Transfer Agent. The term "Transfer Agent" shall mean the entity designated from time to time by the Corporation to act as the registrar and transfer agent for the Series C Preferred Stock.

                  Voting Rights Trigger Event. The term "Voting Rights Trigger Event" shall have the meaning set forth in Section 5(b) below.

                  2.       Dividends.

                  (a) The Holders of shares of the Series C Preferred Stock shall be entitled to receive, when, as and if dividends are declared by the Board of Directors out of funds of the Corporation legally available therefor, cumulative preferential dividends from the Initial Issue Date of the Series C Preferred Stock accruing at the rate per share of $81.25 per annum , or $20.3125 per quarter, payable quarterly in arrears on January 31, April 30, July 30 and October 31 in each year or, if any such date is not a Business Day, on the next succeeding business day (each, a "Dividend Payment Date"), to the Holders of record as of the immediately preceding January 15, April 15, July 15 and October 15 (each, a "Record Date"). Dividends will be payable in cash. The first dividend payment of $20.3125 per share of Series C Preferred Stock will be payable on October 31, 1997. Dividends payable on the Series C Preferred Stock will be computed on the basis of a 360-day year of twelve 30-day months and will be deemed to accrue on a daily basis.

                  (b) Dividends on the Series C Preferred Stock shall accrue whether or not the Corporation has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends will accumulate to the extent they are not paid on the Dividend Payment Date for the quarter to which they relate; provided, however, the Corporation shall be required to declare and pay such dividends to the extent there are funds legally available therefor, except to the extent that it is the good faith judgment of management of the Corporation that the use of such funds for the payment of dividends would place the Corporation or any of its Subsidiaries in default under any agreement relating to the senior indebtedness of the Corporation or any of its Subsidiaries, in which case the Corporation shall furnish to each Holder, prior to the Dividend Payment Date at issue, a certificate to such effect signed by the President, the Chief Executive Officer or a Vice President or a Vice Chairman of the Company. Accumulated unpaid dividends will bear interest at the rate of 13% per annum. The Corporation shall take all actions required or permitted under Delaware law to permit the payment of dividends on the Series C Preferred Stock.

                  (c) No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Series C Preferred Stock with respect to any Dividend Period unless all dividends for all preceding Dividend Periods have been declared and paid upon, or declared and a sufficient sum set apart for the payment of such dividend upon, all outstanding shares of Series C Preferred Stock. Provided that all dividends for all preceding Dividend Periods have been paid in full, to the extent that cash is not available for a full dividend payment in a current Dividend Period, the Corporation may declare and pay a partial dividend on the Series C Preferred Stock, provided that, the Series C Preferred Stock will share any partial dividends paid on Parity Securities on a pro-rata basis, other than dividends paid solely in shares of Parity Securities. Unless full cumulative dividends on all outstanding shares of Series C Preferred Stock due for all past Dividend Periods shall have been declared and paid, or declared and a sufficient sum for the payment thereof set apart, then: (i) no dividend (other than a dividend payable solely in shares of any Junior Securities or Parity Securities, respectively) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Junior Securities or any Parity Securities, respectively; (ii) no other distribution (other than as required by the terms of the Certificate of Designations of Parity Securities) shall be made upon or any sum set apart for the payment of any distribution upon, any shares of Junior Securities or any Parity Securities; (iii) no shares of Junior Securities or Parity Securities shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange for shares of other Junior Securities) by the Corporation or any of its Subsidiaries (other than as required by the terms of the Certificate of Designations of Parity Securities); and (iv) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Junior Securities or Parity Securities by the Corporation or any of its Subsidiaries (other than as required by the terms of the Certificate of Designations of Parity Securities). Holders of the Series C Preferred Stock will not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described. This Section 2(c) shall not prevent the Corporation from making Conversion Payments pursuant to Section 4(a).

                  3.       Distributions Upon Liquidation, Dissolution or
       Winding Up.

         Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation or reduction or decrease in its capital stock resulting in a distribution of assets to the holders of any class or series of the Corporation's Capital Stock (a "reduction or decrease in capital stock"), each Holder of shares of Parity Securities shall be entitled to payment out of the assets of the Corporation available for distribution of an amount equal to the respective Liquidation Preference per share of the specific series of Parity Securities held by such Holder (as fixed in the Certificate of Designations for such series of Parity Securities), before any distribution is made on any Junior Securities, including, without limitation, Common Equity of the Corporation. After payment in full of the Liquidation Preference to which Holders of Parity Securities are entitled, such Holders will not be entitled to any further participation in any distribution of assets of the Corporation. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more corporations will be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation or reduction or decrease in capital stock, unless such sale, conveyance, exchange or transfer shall be in connection with a liquidation, dissolution or winding up of the business of the Corporation or reduction or decrease in capital stock.

                  4.       Conversion Rights.

                  (a) Each Holder of shares of Series C Preferred Stock shall have the right, at such Holder's option, to convert all or any portion of its shares of Series C Preferred Stock into shares of Class A Common Stock at any time, unless previously redeemed or repurchased, at the Conversion Rate (subject to the Corporation obtaining the necessary governmental approvals). In the event that an insufficient number of shares of Class A Common Stock are available for issuance or the Corporation is restricted by government regulation from issuing shares of Class A Common Stock upon conversion of any shares of Series C Preferred Stock, (i) if the inability to honor the conversion is due to there being an insufficient number of shares of Class A Common Stock available for issuance, , such Holders may require the Corporation to hold a special meeting of the stockholders of the Corporation for the purpose of authorizing a sufficient number of additional shares of Class A Common Stock to permit the conversion of all of such Holders' shares of Series C Preferred Stock, or (ii) if the Holders do not exercise the option set forth in clause (i) or it is not available to them, the Corporation shall be required to pay to the Holder of each share of Series C Preferred Stock seeking to convert such share an amount per share of Class A Common Stock in cash equal to 110% of the Current Market Price of the Class A Common Stock as of the date of such conversion (the "Conversion Payments"). In the event that a special meeting is held pursuant to clause (i) in the preceding sentence and the stockholders fail to authorize the requisite number of additional shares of Class A Common Stock, each Holder requesting said special meeting of the stockholders may either retract the exercise of its conversion right or choose to accept a Conversion Payment as provided above. The right to convert a share of Series C Preferred Stock called for redemption shall terminate at the close of business on the Redemption Date for such Series C Preferred Stock; provided however that in the event that shares to be converted are called for redemption during the pendency of the meeting described in clause (i) above, then Holders of such shares may elect to accept the Conversion Payment by giving notice thereof to the Corporation.

                  (b) The right of conversion attaching to any share of Series C Preferred Stock may be exercised by the Holder thereof by delivering the share of Series C Preferred Stock to be converted to the office of the Conversion Agent, accompanied by a duly signed and completed notice of conversion in form reasonably satisfactory to the Conversion Agent. The "Conversion Date" will be the date on which the share of Series C Preferred Stock and the duly signed and completed notice of conversion are so delivered. As promptly as practicable on or after the Conversion Date (but not more than three (3) trading days thereafter), the Corporation shall issue and deliver to the Conversion Agent a certificate or certificates for the number of full shares of Class A Common Stock issuable upon conversion, together with payment in cash, determined as provided below, in lieu of any fraction of a share. Such certificate or certificates shall be delivered by the Conversion Agent to the appropriate Holder by mailing certificates evidencing the shares of Class A Common Stock to such Holders at its address set forth in the register of Holders maintained by the Transfer Agent. All shares of Class A Common Stock issuable upon conversion of the Series C Preferred Stock shall be fully paid and nonassessable and shall rank pari passu with the other shares of Class A Common Stock outstanding from time to time. Any Series C Preferred Stock surrendered for conversion during the period from the close of business on any Record Date to the opening of business on the next succeeding Dividend Payment Date must be accompanied by payment of an amount equal to the dividends declared and payable on such Dividend Payment Date on the Series C Preferred Stock being surrendered for conversion. In the case of any Series C Preferred Stock that has been converted after any Record Date but before the next Dividend Payment Date, dividends that are declared and payable on such Dividend Payment Date shall be payable on such Dividend Payment Date notwithstanding such conversion, and such dividends shall be paid to the Holder of such Series C Preferred Stock on such Record Date. No other payment or adjustment for dividends, or for any dividends in respect of shares of Class A Common Stock, shall by made upon conversion. Holders of Class A Common Stock issued upon conversion shall not be entitled to receive any dividends payable to holders of Class A Common Stock as of any record time before the close of business on the Conversion Date.

                  (c) The Corporation shall not issue a fractional share of Class A Common Stock upon conversion of Series C Preferred Stock. Instead the Corporation shall deliver a check for an amount equal to the applicable fraction of a share multiplied by the Current Market Price of the Class A Common Stock calculated as of the close of business on the Conversion Date, rounded to the nearest cent.

                  (d) A Holder delivering Series C Preferred Stock for conversion will not be required to pay any taxes or duties in respect of the issue or delivery of Class A Common Stock on conversion but will be required to pay any tax or duty that may be payable in respect of any transfer involved in the issue or delivery of the shares of Class A Common Stock in a name other than that of the Holder of the Series C Preferred Stock. Certificates representing shares of Class A Common Stock will not be issued or delivered unless all taxes and duties, if any, payable by the Holder have been paid.

                  (e) The Corporation has reserved and shall continue to reserve out of its authorized but unissued Class A Common Stock or its Class A Common Stock held in treasury enough shares of Class A Common Stock to permit the conversion of at least 100,000 shares of Series C Preferred Stock in full and shall, as soon as practical, reserve and continue to reserve out of its authorized but unissued Class A Common Stock held in treasury enough shares of Class A Common Stock to permit the conversion of any other outstanding shares of Series C Preferred Stock in full, assuming, in each case, that such conversion took place at the Conversion Rate in effect from time to time (provided that such reservation shall be proportionally reduced as shares of Series C Preferred Stock are repurchased, redeemed, converted, exchanged or retired). All shares of Class A Common Stock that may be issued upon conversion of Series C Preferred Stock shall be fully paid and nonassessable. The Corporation shall take all commercially reasonable steps to comply with all securities laws regulating the offer and delivery of shares of Class A Common Stock upon conversion of Series C Preferred Stock and shall take all commercially reasonable steps to list such shares on each national securities exchange on which the Class A Common Stock is listed.

                  (f)      If the Corporation:

                           (i) pays a dividend (or makes a distribution) on its Class A Common Stock in shares of its Class A Common Stock;

                           (ii) subdivides its outstanding shares of Class A Common Stock into a greater number of shares;

                           (iii) combines its outstanding shares of Class A Common Stock into a smaller number of shares; or

                           (iv) issues any shares of its Capital Stock by reclassification of its Class A Common Stock;

then the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder of each share of Series C Preferred Stock thereafter converted may receive the number of shares of Capital Stock of the Corporation that such Holder would have owned immediately following such action if such Holder had converted Series C Preferred Stock immediately prior to such action. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date of a subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

                  (g) If the Corporation distributes any Rights to all holders of its Class A Common Stock entitling them to purchase shares of Class A Common Stock and/or Class B Common Stock at a price per share that is less than the Conversion Price on the date of distribution of such Rights, the Conversion Price shall be reduced in accordance with the formula:

                    C' = C x ((O + ((N x P) / C)) / (O + N))

                  where:

                  C'       =        the adjusted Conversion Price.

                  C        =        the then current Conversion Price.

                  O = the number of shares of Class A Common Stock and Class B Common Stock outstanding on the record date for the distribution.

                  N = the number of additional shares of Class A Common Stock and/or Class B Common Stock offered.

                  P = the offering price per share of the additional shares of Class A Common Stock and/or Class B Common Stock.

The adjustment shall be made successively whenever any such Rights are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive such Rights. If at the end of the period during which such Rights are exercisable, not all Rights shall have been exercised, the Conversion Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

                  (h) If the Corporation distributes to all holders of shares of its Class A Common Stock (i) any shares of any class of Capital Stock of the Corporation other than its Class A Common Stock, (ii) any evidence of indebtedness or other securities of the Corporation or any Subsidiary of the Corporation, or (iii) cash or any other assets of the Corporation (including securities, but excluding those dividends, Rights and distributions referred to above in this Section 4 and in Section 4(i) and Section 4(j), dividends and distributions paid exclusively in cash and distributions upon mergers or consolidations to which Section 4(m) applies), the Conversion Price shall be reduced in accordance with the formula:

                                   C' = C - F

                  where:

                  C'       =        the adjusted Conversion Price.

                  C        =        the then current Conversion Price.

                  F = the fair market value on the record date of the Capital Stock, indebtedness, other securities, cash or other assets distributed per share of Class A Common Stock.

The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

                  (i) If the Corporation issues shares of Class A Common Stock and/or Class B Common Stock for a consideration per share less than the Conversion Price per share on the date the Corporation issues such additional shares, the Conversion Price shall be reduced in accordance with the formula:

                                           C' = C x ((O + (P / C)) / A)

                  where:




                  C        =        the then current Conversion Price.

                  O         =       the number of shares of Class A Common Stock
                                    and Class B Common Stock outstanding
                                    immediately prior to the issuance of such additional shares.

                  P         =       the aggregate consideration received for the
                                    issuance of such additional
                                    shares.

                  A = the number of shares Class A Common Stock and Class B Common Stock outstanding immediately after the issuance of such additional shares.

                  The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. This Section 4(i) does not apply to (i) any transaction or issuance described in
Section 4(g) or 4(h) above or Section 4(j) below, (ii) the conversion of Series C Preferred Stock or Class B Common Stock or the conversion, exchange or exercise of securities issued in transactions that were subject to Sections 4(g) or 4(h) above, (iii) Class A Common Stock or Class B Common Stock issued to the Corporation's employees under bona fide employee benefit plans adopted by the Board of Directors of the Corporation and approved by the holders of Class A Common Stock and/or Class B Common Stock when required by law, (iv) Class A Common Stock or Class B Common Stock issued to acquire, or in the acquisition of, all or any portion of a business as a going concern, in an arm's-length transaction between the Corporation and an unaffiliated third party, whether such acquisition shall be effected by purchase of assets, exchange of securities, merger, consolidation or otherwise, (v) Class A Common Stock or Class B Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting or (vi) Class A Common Stock or Class B Common Stock issued to lenders or bond purchasers that are unaffiliated third parties in any financing transaction on arm's-length terms (collectively, "Exempt Issuances").
                  (j) If the Corporation issues any Rights (other than Series C Preferred Stock or Class B Common Stock or securities issued in transactions described in Section 4(g) or Section 4(h)) and for a consideration per share of Class A Common Stock and/or Class B Common Stock initially deliverable upon conversion, exchange or exercise of such Rights that is less than the Conversion Price per share on the date of issuance of such Rights, the Conversion Price shall be reduced in accordance with the formula:

                       C' = C x ((O + (P / C)) / (O + D))

                  where:

                  C'        =       the adjusted Conversion Price.

                  C         =       the then current Conversion Price.

                  O = the number of shares of Class A Common Stock and Class B Common Stock outstanding immediately prior to the issuance of such Rights.

                  P = the aggregate consideration received for the issuance of such Rights plus the aggregate consideration payable upon exercise of all such Rights.

                  D = the maximum number of shares deliverable upon conversion or in exchange for or upon exercise of such Rights at the initial conversion, exchange or exercise rate.

                  The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. If all of the Class A Common Stock and/or Class B Common Stock deliverable upon conversion, exchange or exercise of such Rights has not been issued when such Rights are no longer outstanding, then the Conversion Price shall promptly be readjusted to the Conversion Price that would then be in effect had the adjustment upon the issuance of such Rights been made on the basis of the actual number of shares of Class A Common Stock and/or Class B Common Stock issued upon conversion, exchange or exercise of such Rights. This Section 4(j) does not apply to any transaction that would be an Exempt Issuance if shares of Class A Common Stock or Class B Common Stock were issued instead of Rights.

                  (k) In case the Corporation or any of its Subsidiaries shall, by dividend or otherwise, make distributions exclusively in cash (excluding any cash that is distributed upon a merger or consolidation to which Section 4(h) applies) to all the holders of its Class A Common Stock in an aggregate amount that, combined together with (i) the aggregate amount of all other such all-cash distributions to all holders of its Class A Common Stock made within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this Section 4(g) has been made and (ii) the aggregate of any cash plus the fair market value of other consideration payable in respect of any tender or exchange offer or other stock repurchase program by the Corporation or any of its Subsidiaries for all or any portion of the Class A Common Stock concluded within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this Section 4(g) has been made, exceeds 10% of the Corporation's Market Capitalization on the record date for such distribution then, and in each such case, immediately after the close of business on such date of such distribution, the Conversion Price shall be reduced in accordance with the formula:

                                   C' = C - E

                  where:

                  C'        =       the adjusted Conversion Price.

                  C         =       the then current Conversion Price.

                  E = the total of such combined amount of such dividends and distributions per share of Class A Common Stock.

                  (l) In the case of the consummation of a tender offer, exchange offer (other than an odd-lot offer) or other stock repurchase program made by the Corporation or any Subsidiary thereof for all or any portion of the Class A Common Stock and/or Class B Common Stock involving the payment by the Corporation or such Subsidiary of an aggregate consideration that, together with
(i) any cash or other consideration payable in a tender offer, exchange offer or other stock repurchase program by the Corporation or any of its Subsidiaries for Class A Common Stock and/or Class B Common Stock consummated within 12 months preceding the consummation of such tender offer, exchange offer or other stock repurchase program (the "Expiration Time") in respect of which no adjustment has been made pursuant to this Section 4(l) or Section 4(k) and (ii) the aggregate amount of all such all-cash distributions referred to in Section 4(k) above to all holders of Class A Common Stock and/or Class B Common Stock within the 12 months preceding such Expiration Time in respect of which no adjustments have been made, exceeds 10% of the Corporation's Market Capitalization as of the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced in accordance with the formula:

                             C' = C x ((M - E) / N)

                  where:

                  C'        =       the adjusted Conversion Price.

                  C         =       the then current Conversion Price.

                  M = the Conversion Price on the Trading Day next succeeding the expiration Time times the number of shares of Class A Common Stock and Class B Common Stock outstanding at the Expiration Time (including any tendered, exchanged or purchased shares).

                  N = The Conversion Price on the Trading Day next succeeding the Expiration Time times the number of shares of the Class A Common Stock and Class B Common Stock outstanding at the Expiration Time (less any shares purchased in such tender offer, exchange offer or other stock repurchase program).

                  E = the total of such combined amount of payments and distributions described in the first paragraph of this Section 4(l).

                  The reduction shall become effective immediately prior to the opening of business on the day following the Expiration Time.

                  (m) In case of any consolidation, amalgamation, arrangement or merger of the Corporation with or into another person or any merger of another person with or into the Corporation (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of any class or series of the Common Equity), or in case of any sale or transfer of all or substantially all of the assets of the Corporation, each share of Series C Preferred Stock then outstanding will, without the consent of the Holder of any Series C Preferred Stock, become convertible only into the kind and amount of securities, cash and other property receivable upon such consolidation, amalgamation, arrangement, merger, sale or transfer by a Holder of the number of shares of Class A Common Stock (and other securities, if applicable) into which such Series C Preferred Stock was convertible immediately prior thereto (assuming such holder of Class A Common Stock (and other securities, if applicable) failed to exercise any rights of election and that such Series C Preferred Stock was then convertible).

                  (n) In addition, in the event that any other transaction or event occurs as to which the foregoing conversion price adjustment provisions are not strictly applicable but the failure to make any adjustment would adversely affect the conversion rights represented by the Series C Preferred Stock in accordance with the essential intent and principles of such provisions, then, in each such case, either (i) the Corporation shall appoint an investment banking firm of recognized national standing, or any other financial expert that does not (or whose directors, officers, employees, affiliates or stockholders do not) have a direct or material indirect financial interest in the Corporation or any of its Subsidiaries, who has not been, and, at the time it is called upon to give independent financial advice to the Corporation, is not (and none of its directors, officers, employees, affiliates or stockholders are) a promoter, director or officer of the Corporation or any of its Subsidiaries, which will give their opinion upon or (ii) the Board of Directors shall determine, consistent with the Board of Directors' fiduciary duties to the Corporation's stockholders, the adjustment, if any, on a basis consistent with the essential intent and principles established in the foregoing conversion price adjustment provisions, necessary to preserve, without dilution, the conversion rights represented by the Series C Preferred Stock. Upon receipt of such opinion or determination, the Corporation shall promptly mail a copy thereof to the Holders of the Series C Preferred Stock and will make the adjustments described therein.

                  (o) For purposes of any computation respecting consideration received pursuant to a transaction described or contemplated by this Section 4, the following shall apply:

                           (i) in the case of the issuance of shares of Class A Common Stock or Class B Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Corporation for any underwriting of the issue or otherwise in connection therewith;

                           (ii) in the case of the issuance of shares of Class A Common Stock or Class B Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof (irrespective of the accounting treatment thereof);

                           (iii) whenever this Certificate of Designations calls for the determination of "fair market value," such fair market value shall be determined in good faith by the Board of Directors of the Corporation and as evidenced by a written resolution thereof; and

                           (iv) in the case of the issuance of Rights, the aggregate consideration received therefor shall be deemed to be the consideration received by the Corporation for the issuance of such Rights plus the additional minimum consideration, if any, to be received by the Corporation upon the conversion or exchange or exercise thereof (the consideration in each case to be determined in the same manner as provided in this Section 4(o)).

                  (p) No adjustment in the Conversion Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 4 shall be made to the nearest one hundredth of a cent or to the nearest 1/1000th of a share, as the case may be. No adjustment formula set forth in this
Section 4 shall be applied to result in an increase in the Conversion Price.

                  (q) No adjustment in the Conversion Price need be made under this Section 4 for (i) rights to purchase Class A Common Stock or Class B Common Stock pursuant to a Corporation plan for reinvestment of dividends or interest, or (ii) any change in the par value or no par value of the Class A Common Stock or Class B Common Stock, and in no event shall any adjustment made under this
Section 4 that would reduce the Conversion Price below the par value of the Class A Common Stock. If an adjustment is made to the Conversion Price upon the establishment of a record date for a distribution subject to Sections 4(g) or 4(h) above and if such distribution is subsequently cancelled, the Conversion Price then in effect shall be readjusted, effective as of the date when the Board of Directors of the Corporation determines to cancel such distribution, to the Conversion Price that would have been in effect if such record date had not been fixed. No adjustment in the Conversion Price need be made under Sections 4(g) and 4(h) above if the Corporation issues or distributes to each Holder of Series C Preferred Stock the shares of Class A Common Stock, Class B Common Stock, evidences of indebtedness, assets or Rights referred to in those Sections that each Holder would have been entitled to receive had the Series C Preferred Stock been converted into Class A Common Stock prior to the happening of such event or the record date with respect thereto.

                  (r) The Corporation shall provide to Holders of Series C Preferred Stock reasonable notice of any event that would result in an adjustment to the Conversion Price pursuant to any of the adjustments in this
Section 4 so as to permit the Holders to effect a conversion of shares of Series C Preferred Stock into shares of Class A Common Stock prior to the occurrence of such event. The Corporation shall file with the Transfer Agent a certificate from the Corporation's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. Subject to Section 4(v) below, the certificate shall be conclusive evidence that the adjustment is correct.

                  (s) The Corporation from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 Business Days and if the reduction is irrevocable during the period, but in no event may the Conversion Price be less than the par value of a share of Class A Common Stock. Whenever the Conversion Price is reduced, the Corporation shall mail to holders of Series C Preferred Stock a notice of the reduction. The Corporation shall mail, first class, postage prepaid, the notice at least 15 days before the date the reduced conversion price takes effect. The notice shall state the reduced conversion price and the period it will be in effect. A reduction of the Conversion Price does not change or adjust the Conversion Price otherwise in effect for purposes of Sections 4(f), 4(g), 4(h), 4(i), 4(j), 4(k) and 4(l) above.

                  (t)      If:

                           (i) the Corporation takes any action which would require an adjustment in the Conversion Price pursuant to Section 4(g) or 4(h) above, or clause (iv) of Section 4(f) above;

                           (ii) the Corporation consolidates or merges with, or transfers all or substantially all of its assets to, another corporation, and stockholders of the Corporation must approve the transaction; or

                           (iii) there is a dissolution or liquidation of the Corporation;

a holder of Series C Preferred Stock may want to convert such stock into shares of Class A Common Stock prior to the record date for or the effective date of the transaction so that he may receive the rights, warrants, securities or assets which a holder of shares of Class A Common Stock on that date may receive. Therefore, the Corporation shall mail to such holders, first class, postage prepaid, a notice stating the proposed record or effective date, as the case may be. The Corporation shall mail the notice at least ten days before such date. Failure to mail the notice or any defect in it shall not affect the validity of any transaction referred to in clause (i), (ii) or (iii) of this
Section 4(t).
                  (u) In any case in which this Section 4 shall require that an adjustment as a result of any event become effective from and after a record date, the Corporation may elect to defer until after the occurrence of such event (i) the issuance to the holder of any shares of Series C Preferred Stock converted after such record date and before the occurrence of such event of the additional shares of Class A Common Stock issuable upon such conversion over and above the shares issuable on the basis of the Conversion Price in effect immediately prior to adjustment and (ii) a check for any remaining fractional shares of Class A Common Stock as provided in Section 4(c) above.

                  (v) Except as provided in the immediately following sentence, any determination that the Corporation or its Board of Directors must make pursuant to this Section 4 shall be conclusive. Whenever the Corporation or its Board of Directors shall be required to make a determination under this Section 4, such determination shall be made in good faith and may be challenged in good faith by the Holders of a majority of the outstanding shares of Series C Preferred Stock (with shares held by the Corporation or any of its Affiliates not being considered to be outstanding for this purpose), and any dispute shall be resolved by an investment banking firm of recognized national standing selected by the Corporation and acceptable to such Holders of Series C Preferred Stock. If such investment banking firm resolves that the adjustment should have been more favorable to the Holders, the Corporation shall bear the costs of such firm and if such investment banking firm resolves that such determination was correct or should have been less favorable to the Holders, the Holders challenging such determination shall bear the costs of such firm.

                  (w) All shares of Series C Preferred Stock converted pursuant to this Section 4 shall be retired and shall be restored to the status of authorized and unissued shares of convertible exchangeable preferred stock, without designation as to series and may thereafter be reissued as shares of any series of convertible exchangeable preferred stock other than Series C Preferred Stock.

                  (x) Overdue Conversion Payments shall bear interest at the rate of 13% per annum.

                  (y) Except as set forth in this Section 4, none of the adjustments described in this Section 4 shall duplicate adjustments previously made or made simultaneously pursuant to other subsections of this Section 4, or otherwise double count any transaction.

                  5.       Redemption at the Corporation's Option.

                  (a) The Series C Preferred Stock may be redeemed, in whole or in part, at the option of the Corporation at any time on or after August 1, 2000, at the Applicable Redemption Price.

                  (b) In case of redemption of less than all of the shares of Series C Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata or by lot as determined by the Corporation in its sole discretion.

                  (c) Notice of any redemption shall be sent by or on behalf of the Corporation not more than 60 days nor less than 30 days prior to the date specified for redemption in such notice (the "Redemption Date"), by first class mail, postage prepaid, to all Holders of record of the Series C Preferred Stock at their respective last addresses as they shall appear on the books of the Corporation; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series C Preferred Stock except as to the Holder to whom the Corporation has failed to give notice or except as to the Holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange or quotation system upon which Series C Preferred Stock may be listed or admitted to trading, such notice shall state: (i) whether such redemption is being made pursuant to the optional or the mandatory redemption provisions hereof; (ii) the Redemption Date; (iii) the Applicable Redemption Price; (iv) the number of shares of Series C Preferred to be redeemed and, if less than all shares held by such Holder are to be redeemed, the number of such shares to be redeemed; (v) the place or places where certificates for such shares are to be surrendered for payment of the Applicable Redemption Price, including any procedures applicable to redemptions to be accomplished through book-entry transfers; (vi) that dividends on the shares to be redeemed will cease to accrue on the Redemption Date; (vii) the Conversion Price; (viii) that Series C Preferred Stock called for redemption may be converted at any time before the close of business on the Redemption Date; and (ix) that Holders of Series C Preferred Stock must satisfy the requirements of Section 4(b) above if such Holders desire to convert such shares. Upon the mailing of any such notice of redemption, the Corporation shall become obligated to redeem at the time of redemption specified thereon all shares called for redemption.

                  (d) If notice has been mailed in accordance with Section 5(c) above and provided that on or before the Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the Holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, dividends on the shares of the Series C Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series C Preferred Stock, and all rights of the Holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Applicable Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the Applicable Redemption Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the Holder thereof.

                  (e) Any funds deposited with a bank or trust company for the purpose of redeeming Series C Preferred Stock shall be irrevocable except that:

                           (i) the Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the Holders of any shares redeemed shall have no claim to such interest or other earnings; and

                           (ii) any balance of monies so deposited by the Corporation and unclaimed by the Holders of the Series C Preferred Stock entitled thereto at the expiration of two years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the Holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

                  (f) No Series C Preferred Stock may be redeemed except with funds legally available for the purpose. The Corporation shall take all actions required or permitted under Delaware Law to permit any such redemption.

                  (g) Notwithstanding the foregoing provisions of this Section 5, unless the full cumulative dividends on all outstanding shares of Series C Preferred Stock shall have been paid or contemporaneously are declared and paid for all past dividend periods, none of the shares of Series C Preferred Stock shall be redeemed unless all outstanding shares of Series C Preferred Stock are simultaneously redeemed.

                  (h) All shares of Series C Preferred Stock redeemed pursuant to this Section 5 shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to series and may thereafter be reissued as shares of any series of preferred stock other than shares of Series C Preferred Stock.

                  6.       Voting Rights.

                  (a) The Holders of record of shares of Series C Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this Section 6 or as otherwise provided by law.

                  (b)      If and upon:

                           (i) the accumulation of accrued and unpaid dividends on the outstanding Series C Preferred Stock in an amount equal to six
         (6) full quarterly dividends (whether or not consecutive);

                           (ii) the failure of the Corporation to honor its obligations with respect to any share of Series C Preferred Stock upon conversion thereof pursuant to Section 4 hereof;

                           (iii) in the event that all shares of Series C Preferred Stock have not been converted into shares of Class A Common Stock by August 1, 2009, the Series C Preferred Stock shall not have been redeemed by the Corporation by such date in accordance with
         Section 5;

                           (iv) the failure of the Corporation to comply with any of the other covenants or agreements set forth in this Certificate of Designations and the continuance of such failure for 45 consecutive days or more (each of the events described in clauses 6(b)(i) through (iv) being referred to herein as a "Voting Rights Trigger Event");

then the authorized number of members of the Corporation's Board of Directors will be immediately and automatically increased by two, and the Holders of a majority of the outstanding shares of Series C Preferred Stock, voting separately as a class, shall be entitled to elect two directors of the Corporation.

                  (c) Whenever such voting right shall have vested, such right may be exercised initially either by written consent or at a special meeting of the Holders of Series C Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such annual meetings or by the written consent of the Holders of Series C Preferred Stock. Such right of the Holders of Series C Preferred Stock to elect directors may be exercised until (i) all dividends in arrears shall have been paid in full and (ii) all other Voting Rights Trigger Events have been cured or waived, at which time the right of the Holders of Series C Preferred Stock to elect such number of directors shall cease, the term of such directors previously elected shall thereupon terminate at the end of the quarter first commencing after such voting rights terminate, and the authorized number of directors of the Corporation shall thereupon return to the number of authorized directors otherwise in effect, but subject always to the same provisions for the renewal and divestment of such special voting rights in the case of any such future Voting Rights Trigger Events.

                  (d) At any time when such voting right shall have vested in the Holders of Series C Preferred Stock and if such right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of Holders of record of 10% or more of the Series C Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of Holders of Series C Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by a majority-in-interest of the Holders of Series C Preferred Stock requesting such meeting. If such meeting shall not be called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the Holders of record of 10% of the shares of Series C Preferred Stock then outstanding may designate in writing a Holder of Series C Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the place for holding annual meetings of the Corporation or, if none, at a place designated by such Holder. Any Holder of Series C Preferred Stock that would be entitled to vote at such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this Section. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called if any such request is received less than 90 days before the date fixed for the next ensuing annual or special meeting of stockholders. The Corporation shall pay all expenses incurred in connection with holding such special meeting and all reasonable expenses incurred in connection with the solicitation of votes or proxies from the Holders of the Series C Preferred Stock. Any director elected pursuant to this Section 6(d) shall be entitled to receive the same fees and reimbursement of expenses as may be provided to the rest of the directors of the Corporation.

                  (e) If a director so elected by the Holders of Series C Preferred Stock shall cease to serve as a director before his term shall expire, the Holders of Series C Preferred Stock then outstanding may, at a special meeting of the Holders called as provided above, elect a successor to hold office for the unexpired term of the director whose place shall be vacant.

                  (f) The Corporation shall not, without the affirmative vote or consent of the Holders of a majority of the then outstanding shares of Series C Preferred Stock (with shares held by the Corporation not being considered to be outstanding for this purpose):

                           (i) authorize, create (by way of reclassification or otherwise) or issue any Parity Securities, or any obligation or security convertible into or evidencing the right to purchase any Parity Securities (except for issuances as provided in the Corporation's Certificate of Designations as in effect on the Initial Issue Date with respect to its Series A Preferred Stock and its Series B Preferred Stock); provided that the redesignation of the Company's unissued Series B Preferred Stock as Series A Preferred Stock, or of its unissued or issued but not outstanding Series A Preferred Stock for the purpose of paying pay-in-kind dividends on either its Series A Preferred Stock or its Series B Preferred Stock shall not require the consent of the Holders of the Series C Preferred Stock as provided in this Section 6; or

                           (ii) amend or otherwise alter its Certificate of Incorporation in any manner that adversely affects the rights of Holders of Series C Preferred Stock or the holders of Class A Common Stock.

                  (g) Without the consent of each Holder affected, an amendment or waiver may not (with respect to any shares of Series C Preferred Stock held by a non-consenting Holder):

                           (i) alter the voting rights with respect to the Series C Preferred Stock or reduce the number of shares of Series C Preferred Stock whose Holders must consent to an amendment, supplement or waiver;

                           (ii) alter the provisions with respect to the redemption of the Series C Preferred Stock or waive a redemption payment with respect to any share of Series C Preferred Stock;

                           (iii) reduce the Liquidation Preference of any share of Series C Preferred Stock;

                           (iv) reduce the rate of or change the time for payment of dividends on any share of Series C Preferred Stock;

                           (v) alter the provisions with respect to the conversion rights of the Series C Preferred Stock;

                           (vi) waive a default or event of default in the payment of dividends (if any) on the Series C Preferred Stock;

                           (vii) make any share of Series C Preferred Stock payable in money other than that stated in this Certificate of Designations;

                           (viii) make any change in the provisions of this Certificate of Designations relating to waivers of the rights of Holders of Series C Preferred Stock to receive the Liquidation Preference, dividends (if any) on the Series C Preferred Stock; or

                           (viii)   make any change in the foregoing amendment
 and waiver provisions.

                  (h) The Corporation shall not, without the consent of at least 66-2/3% of the then outstanding shares of Series C Preferred Stock (with shares held by the Corporation not being considered to be outstanding for this purpose), authorize, create (by way of reclassification or otherwise) or issue any Senior Securities or any obligation or security convertible or exchangeable into or evidencing a right to purchase, shares of any class or series of Senior Securities.

                  (i) The Corporation in its sole discretion may without the vote or consent of any Holders of the Series C Preferred Stock amend or supplement this Certificate of Designations:

                           (i)      to cure any ambiguity, defect or
         inconsistency;

                           (ii) to provide for uncertificated Series C Preferred Stock in addition to or in place of certificated Series C Preferred Stock; or

                           (iii) to make any change that would provide any additional rights or benefits to the Holders of the Series C Preferred Stock or that does not adversely affect the legal rights or benefits under this Certificate of Designations of any such Holder.

                  7.       Certain Covenants.

                  (a) Payments for Consent. Neither the Corporation nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of dividend or other distribution, fee or otherwise, to any Holder of any Series C Preferred Stock for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Certificate of Designations or the Series C Preferred Stock unless such consideration is offered to be paid and is paid to all Holders of the Series C Preferred Stock that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                  (b)      Reports.

                           (i) Whether or not required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), so long as any shares of Series C Preferred Stock are outstanding, the Corporation shall furnish to the Holders of Series C Preferred Stock (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Corporation were required to file such Forms, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Corporation's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Corporation were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Corporation shall file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, for so long as any Series C Preferred Stock remains outstanding, the Corporation shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

                           (ii) The Corporation shall deliver to the Holders, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Corporation and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether the Corporations has kept, observed, performed and fulfilled its obligations under this Certificate of Designations and further stating, as to each such officer signing such certificate, that to the best of his or her knowledge the Corporation has kept, observed, performed and fulfilled each and every covenant contained in this Certificate of Designations and is not in default in the performance or observance of any of the terms, provisions and conditions of this Certificate of Designations (or, if any such default shall have occurred, describing all such defaults of which he or she may have knowledge and what action the Corporation is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the Liquidation Preference of or dividends, if any, on the Series C Preferred Stock is prohibited or if such event has occurred, a description of the event and what action the Corporation is taking or proposes to take with respect thereto.

                           (iii) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to
         Section 7(b)(i) above shall be accompanied by a written statement of the Corporation's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Corporation has violated any provisions of this Certificate of Designations or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                           (iv) The Corporation shall, so long as any of the shares of Series C Preferred Stock are outstanding, deliver to the Holders, forthwith upon any Executive Officer of the Corporation becoming aware of any default under this Certificate of Designations, an Officers' Certificate specifying such default and what action the Corporation is taking or proposes to take with respect thereto.

                  (c) Conflicts with By-laws. If any provisions of the Corporation's By-laws conflict in any way with this Certificate of Designations, the Corporation shall, so long as any of the shares of Series C Preferred Stock are outstanding, take all necessary actions to amend such By-laws and thereby resolve the conflict.

                  8.       Payment and Conversion.

                  (a) All amounts payable in cash with respect to the Series C Preferred Stock shall be payable in United States dollars at the office or agency of the Corporation maintained for such purpose within the City and State of New York or, at the option of the Corporation, payment of dividends (if any) may be made by check mailed to the Holders of the Series C Preferred Stock at their respective addresses set forth in the register of Holders of Series C Preferred Stock maintained by the Transfer Agent, provided that all cash payments with respect to the Global Shares (as defined below) and shares of Series C Preferred Stock the Holders of which have given wire transfer instructions to the Corporation will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Unless otherwise designated by the Corporation, the Corporation's office or agency in New York shall be the office of the Paying Agent maintained for such purpose.

                  (b) Any payment on the Series C Preferred Stock due on any day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such due date.

                  (c) The Corporation has initially appointed the Transfer Agent to act as the Paying Agent and Conversion Agent. The Corporation may at any time terminate the appointment of any Paying Agent or Conversion Agent and appoint additional or other Paying Agents and Conversion Agents, provided that until the Series C Preferred Stock has been delivered to the Corporation for cancellation, or moneys sufficient to pay the Liquidation Preference and accrued dividends (if any) on the Series C Preferred Stock have been made available for payment and either paid or returned to the Corporation as provided in this Certificate of Designations, it shall maintain an office or agency in the Borough of Manhattan, The City of New York for surrender of Series C Preferred Stock for conversion.

                  (d) All moneys deposited with any Paying Agent or then held by the Corporation in trust for the payment of the Liquidation Preference and dividends (if any) on any shares of Series C Preferred Stock which remain unclaimed at the end of two years after such payment has become due and payable will be repaid to the Corporation, and the Holder of such shares of Series C Preferred Stock will thereafter look only to Corporation for payment thereof.

                  9.       Officers' Certificate.

                  Each Officers' Certificate provided for in this Certificate of Designations shall include:

                  (a) a statement that the officer making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such officer, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (d) a statement as to whether or not, in the opinion of such officer, such condition or covenant has been satisfied.

                  10.      Exclusion of Other Rights.

                  Except as may otherwise be required by law, the shares of Series C Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designations (as such Certificate of Designations may be amended from time to time) and in the Certificate of Incorporation. The shares of Series C Preferred Stock shall have no preemptive or subscription rights.

                  11.      Headings of Subdivisions.

                  The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

                  12.      Severability of Provisions.

                  If any voting powers, preferences and relative, participating, optional and other special rights of the Series C Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series C Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series C Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series C Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series C Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

            [The remainder of this page is intentionally left blank.]

                  IN WITNESS WHEREOF, the Corporation has caused this certificate to be duly executed by Timothy J. Rigas, Executive Vice President and Chief Financial Officer, and attested by Colin Higgin, its assistant secretary, this 2nd day of July, 1997.



ADELPHIA COMMUNICATIONS CORPORATION



By: /s/ Timothy J. Rigas
Timothy J. Rigas
Executive Vice President and
Chief Financial Officer


ATTEST:

By:  /s/ Colin Higgin
Colin Higgin
Assistant Secretary









1. This paragraph should be included only if the Note is issued in global form.


2. This should be included only if the Note is issued in global form.